SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Section 240.14a-12

Cirrus Logic, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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JASON P. RHODE

President and Chief Executive Officer

May 31, 2016

To our Stockholders:

I would like to invite you to participate in the Annual Meeting of Stockholders of Cirrus Logic, Inc. to be held on Tuesday, July 26, 2016, at 11:00 a.m. Central Time. We are pleased to announce that this year’s Annual Meeting will once again be completely virtual. You will be able to participate, vote, and submit your questions during the meeting on a live webcast at www.virtualshareholdermeeting.com/CRUS2016. To access this website and enter the meeting, you should have available your control number, which is included with the proxy materials. You will not be able to attend the Annual Meeting in person.

We also are continuing to provide our stockholders with the proxy materials electronically via the internet. If a stockholder chooses, he or she may obtain paper copies; however, by providing the information online, our stockholders will have immediate access to the proxy materials at their discretion.

Even if you plan to participate in the Annual Meeting by live webcast, I hope you will vote as soon as possible. Although you may vote the day of the Annual Meeting, you may also vote in advance via the internet, as well as by telephone, or by mailing a proxy card. Voting over the internet, by telephone, or by written proxy will ensure your representation at the Annual Meeting if you do not participate in the virtual meeting. Please review the instructions on the Notice of Internet Availability or the proxy card regarding each of these voting options.

Cirrus Logic, Inc. values the participation of its stockholders. Your vote is an important part of our system of corporate governance, and I strongly encourage you to participate.

Sincerely,

Jason P. Rhode

President and Chief Executive Officer

		Page
Notice of Annual Meeting of Stockholders		1

Questions and Answers About the Proxy Materials, the Annual Meeting, and Voting Procedures		2

Corporate Governance		7

Proposals To Be Voted On		15

Proposal No. 1:	Election of Directors	15

Proposal No. 2:	Ratification of Appointment of Independent Registered Public Accounting Firm	19

Proposal No. 3:	Advisory Vote To Approve the Compensation of Named Executive Officers	19

Proposal No. 4:	Approval of Material Terms of the Amended 2007 Management and Key Individual Contributor Incentive Plan to Comply with the Requirements of Section 162(m) of the Internal Revenue Code	20

Other Matters		23

Security Ownership of Certain Beneficial Owners and Management		24

Executive Officers		26

Compensation Discussion and Analysis		27

Compensation Committee Report		48

Consideration of Risk Related to Compensation Programs		49

Executive Compensation Tables		50

Equity Compensation Plan Information		61

Report of the Audit Committee of the Board		62

Audit and Non-Audit Fees and Services		63

Certain Relationships and Related Transactions		64

Householding		65

Communicating with Us		65

Annual Report		67

Annex		68

Exhibit A: Corporate Governance Guidelines		A-1

Exhibit B: Amended 2007 Management and Key Individual Contributor Incentive Plan		B-1

A copy of Cirrus Logic, Inc.’s Annual Report on Form 10-K is included with this Proxy Statement. Copies of this document are also available on our website at www.cirrus.com. You also may receive copies of this document at no charge upon request directed to:

Cirrus Logic, Inc. Investor Relations

800 W. Sixth Street, Austin, Texas 78701

telephone: (512) 851-4125; email: Investor.Relations@cirrus.com

2016 Annual Meeting of Stockholders

July 26, 2016

YOUR VOTE IS IMPORTANT

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Cirrus Logic, Inc. (the “Company,” “our,” or “we”) will hold its 2016 Annual Meeting of Stockholders as follows:

Tuesday, July 26, 2016

11:00 A.M. (Central Daylight Time)

Cirrus Logic, Inc.

800 W. Sixth Street

Austin, Texas 78701

We are pleased to announce that this year’s Annual Meeting will again be completely virtual. You will be able to attend, vote, and submit your questions during the meeting on a live webcast via the internet at www.virtualshareholdermeeting.com/CRUS2016. To access this website and enter the meeting, you must have your control number available. You will not be able to attend the Annual Meeting in person.

At the meeting, stockholders will vote on the following matters:

(i)	the election of eight Company directors for one-year terms;

(ii)	the ratification of the appointment of Ernst &Young LLP as our independent registered public accounting firm for the fiscal year ending March 25, 2017;

(iii)	an advisory vote to approve the compensation of the Company’s named executive officers;

(iv)	the approval of material terms of the amended 2007 Management and Key Individual Contributor Incentive Plan to comply with the requirements of Section 162(m) of the Internal Revenue Code; and

(v)	such other business as may properly come before the meeting.

You can vote four different ways. You can vote by participating in the virtual meeting, by telephone, by the internet, or by proxy card. For specific voting information, please see “Questions and Answers about the Proxy Materials, the Annual Meeting, and Voting Procedures” on page 2.

Stockholders of record at the close of business on May 27, 2016, are entitled to vote. On that day, approximately 62,309,106 shares of the Company common stock were outstanding. Each share entitles the holder to one vote. A complete list of the stockholders entitled to vote at the meeting will be open to the examination of any stockholder for any purpose germane to the meeting for at least 10 days prior to the meeting.

The Board of Directors of the Company asks you to vote in favor of these proposals. This proxy statement provides you with detailed information about each proposal. We are also using this proxy statement to discuss our corporate governance and compensation practices and philosophies.

We encourage you to read this proxy statement carefully. In addition, you may obtain information about the Company from the Annual Report to Stockholders and from other documents that we have filed with the Securities and Exchange Commission.

PROXY STATEMENT

2016 ANNUAL MEETING OF STOCKHOLDERS

To Be Held Tuesday, July 26, 2016

Cirrus Logic, Inc.

800 W. Sixth Street

Austin, Texas 78701

www.cirrus.com

These proxy materials are furnished to you in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Cirrus Logic, Inc. (the “Company,” “our,” or “we”) for use at our 2016 Annual Meeting of Stockholders and any adjournments or postponements of the meeting (the “Annual Meeting”). The Annual Meeting will be held on July 26, 2016, at 11:00 a.m., Central Daylight Time, and may be accessed on a live webcast via the internet at www.virtualshareholdermeeting.com/CRUS2016.

Beginning on or about June 16, 2016, Cirrus Logic will make available on the internet or deliver paper copies by mail in connection with the solicitation of proxies by the Board for proposals to be voted on at the Annual Meeting.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS,

THE ANNUAL MEETING, AND VOTING PROCEDURES

Q:	Why am I receiving these materials?
A:	The Board, on behalf of the Company, is soliciting your proxy for the Annual Meeting of Stockholders to take place on July 26, 2016. As a stockholder, you are invited to participate in the meeting and are entitled to and requested to vote on the proposals described in this proxy statement.

Q:	What information is contained in these materials?
A:	The information included in this proxy statement relates to the proposals to be voted on at the meeting, the voting process, the compensation of directors and our most highly paid executive officers, and certain other required information. Our 2016 Annual Report to Stockholders on Form 10-K for the fiscal year ended March 26, 2016, is also included.

If you requested and received a copy of these materials by mail or email, then the proxy materials also include a proxy card or a voting instruction card for the Annual Meeting.

Q:	Why did I receive a notice in the mail regarding the internet availability of the proxy materials instead of a paper copy of the proxy materials?
A:	We are complying with the U.S. Securities and Exchange Commission (the “SEC”) rule that allows companies to furnish their proxy materials over the internet. As a result, we are mailing to our stockholders a Notice of Internet Availability of the proxy materials instead of a paper copy of the proxy materials. All stockholders receiving the Notice of Internet Availability will have the ability to access the proxy materials over the internet, or alternatively, request to receive a copy of the proxy materials by mail or email.

Q.	How can I access the proxy materials over the internet?
A:	Your Notice of Internet Availability of the proxy materials contains instructions regarding how to:
●	view the proxy materials for the Annual Meeting on the internet;
●	request a paper copy of the proxy materials for the Annual Meeting; and
●	instruct us to send future proxy materials to you by email.

Q:	How may I obtain a paper copy of the proxy materials?
A:	Your Notice of Internet Availability of the proxy materials contains instructions regarding how to obtain a paper copy of the proxy materials.

Q:	What if I receive more than one Notice of Internet Availability of the proxy materials or more than one paper copy of the proxy materials?
A:	If you receive more than one Notice of Internet Availability or set of proxy materials, it means your shares are registered differently or are in more than one account. To vote all your shares by proxy, you must vote all Notices of Internet Availability you receive, or all proxy cards and voting instruction cards you received.

Q:	What proposals will be voted on at the meeting?
A:	There are four proposals scheduled to be voted on at the meeting:
(1)	the election of eight Company directors for one-year terms;
(2)	the ratification of the appointment of Ernst & Young LLP (“Ernst & Young”) as our independent registered public accounting firm for the fiscal year ending March 25, 2017;
(3)	an advisory (non-binding) vote to approve the compensation of the Company’s named executive officers; and
(4)	the approval of material terms of the amended 2007 Management and Key Individual Contributor Incentive Plan to comply with the requirements of Section 162(m) of the Internal Revenue Code.

Q:	Will I be able to attend the Annual Meeting?
A:	We will host the Annual Meeting live via the internet. You will not be able to attend the meeting in person. Any stockholder can listen to and participate in the Annual Meeting live via the internet at www.virtualshareholdermeeting.com/CRUS2016. The webcast will begin at 11:00 a.m., Central Daylight Time, on July 26, 2016. Stockholders may vote and submit questions while connected to the Annual Meeting via the internet.

Q:	What do I need to do to be able to participate in the Annual Meeting online?
A:	The Annual Meeting will be held live via the internet. You will not be able to attend the meeting in person. A summary of the information you need to attend the meeting online is provided below:
●	Any stockholder can listen to the meeting and participate live via the internet at www.virtualshareholdermeeting.com/CRUS2016.
●	Webcast begins at 11:00 a.m. Central Daylight Time on July 26, 2016.
●	Stockholders may vote and submit questions while connected to the meeting via the internet.
●	Please have your control number to enter the meeting.
●	Instructions on how to connect and participate via the internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/CRUS2016.
●	A webcast replay of the meeting will be available after the meeting at www.virtualshareholdermeeting.com/CRUS2016.

Q:	What is the Company’s voting recommendation?
A:	The Board recommends that you vote your shares as follows:
●	“FOR” each of the director nominees;
●	“FOR” the ratification of the appointment of Ernst & Young as our independent registered public accounting firm for the fiscal year ending March 25, 2017;
●	“FOR” the approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers; and
●	“FOR” the approval of the material terms of the amended 2007 Management and Key Individual Contributor Incentive Plan to comply with the requirements of Section 162(m) of the Internal Revenue Code.

Q:	Who is entitled to vote at the Annual Meeting?
A:	Stockholders of record at the close of business on May 27, 2016 (the “Record Date”) are entitled to vote.

Q:	What shares owned by me can be voted?
A:	All shares owned by you as of the close of business on the Record Date may be voted by you. These shares include (1) shares held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner through a stockbroker, bank, or other nominee.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?
A:	Most stockholders of the Company hold their shares through a stockbroker, bank, or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with the Company’s transfer agent, Computershare Investor Services, you are considered, with respect to those shares, the stockholder of record, and you have the right to vote by proxy by following the instructions in the Notice of Internet Availability of the proxy materials or to vote online at the meeting.

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and your stockbroker, bank, or other nominee is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your stockbroker, bank, or other nominee how to vote, and you are also invited to participate in the meeting.

Q:	How can I vote my shares at the meeting?
A:	Shares may be voted at the Annual Meeting via the internet on a live webcast at www.virtualshareholdermeeting.com/CRUS2016. To access the meeting and vote your shares, you must have your control number.

Even if you currently plan to participate in the Annual Meeting via the live webcast, we recommend that you submit your proxy in advance of the meeting so that your vote will be counted if you later decide not to attend the meeting.

Q:	How can I vote my shares without participating in the meeting?
A:	Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without participating in the meeting. You may vote by granting a proxy or by submitting voting instructions to your stockbroker, bank, or other nominee for shares held in street name. In most instances, you will be able to do this over the internet, by telephone, or by mail. If you are the stockholder of record, please refer to the summary instructions below and those included on your Notice of Internet Availability of the proxy materials. If you hold shares in street name, you should refer to the voting instruction card provided to you by your stockbroker, bank, or other nominee. Stockholders who have requested and received a paper copy of a proxy card or voting instruction card by mail may also vote over the internet by following the instructions included with those materials.

BY INTERNET – If you have internet access, you may vote by following the instructions on the Notice of Internet Availability of the proxy materials. If you have requested and received a paper copy of a proxy card or voting instruction card, you may also vote over the internet by following the instructions included with those materials.

BY TELEPHONE – If you have requested and received a paper copy of a proxy card or voting instruction card, you may vote by telephone by following the instructions on the proxy card. You will need to have the control number that appears on your Notice of Internet Availability of the proxy materials available when voting by telephone.

BY MAIL – If you have requested and received a paper copy of a proxy card or voting instruction card by mail, you may submit a proxy by signing your proxy card and mailing it in the enclosed, postage prepaid and addressed envelope. If you sign but do not provide instructions, your shares will be voted as described in the response to “How are votes counted?” below.

Q:	What if I hold shares in street name and do not transmit voting instructions before the stockholder meeting to my stockbroker, bank, or other nominee?
A:	Your stockbroker is no longer permitted to vote on your behalf on non-routine matters if you are a beneficial owner of shares held in street name and you do not transmit your voting instructions before the stockholder meeting to your stockbroker or nominee. The election of directors (Proposal No. 1), the advisory vote to approve the compensation of the Company’s named executive officers (Proposal No. 3), and the vote to approve material terms of the amended 2007 Management and Key Individual Contributor Incentive Plan to comply with the requirements of Section 162(m) of the Internal Revenue Code (Proposal No. 4) are considered non-routine matters. Therefore, if you do not transmit your voting instructions to your stockbroker or other nominee, then they cannot vote on these non-routine matters and your vote will be counted as “broker non-votes” as further described in the response to “How are abstentions and broker non-votes counted?” below.

Q:	Can I revoke my proxy?
A:	You may revoke your proxy instructions at any time prior to the vote at the Annual Meeting. For shares held directly in your name, you may revoke your proxy instructions by granting a new proxy bearing a later date (that automatically revokes the earlier proxy) or by voting during the Annual Meeting. For shares held beneficially by you, you may revoke your proxy by submitting a new proxy to your stockbroker, bank, or other nominee.

Q:	What is the quorum requirement for the meeting?
A:	The quorum requirement for holding the meeting and transacting business is the presence, either in person or represented by proxy, of the holders of a majority of the outstanding shares entitled to be voted at the Annual Meeting. For the Annual Meeting, both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum.

Q:	How are votes counted?
A:	In the election of directors, you may vote “FOR” all of the nominees or you may “WITHHOLD” your vote with respect to one or more of the nominees. For all other proposals you may vote “FOR,” “AGAINST,” or “ABSTAIN.” If you “ABSTAIN” on any of these matters, it has the same effect as a vote “AGAINST.”

If you sign your proxy card with no further instructions, your shares will be voted in accordance with the recommendations of the Board.

Q:	What is the voting requirement to approve each of the proposals?
A:	In the election of directors, the eight persons receiving the highest number of “FOR” votes will be elected. All other proposals require the affirmative “FOR” vote of a majority of those shares present and entitled to vote. If you are a beneficial owner and do not provide your stockbroker, bank, or other nominee with voting instructions on a non-routine matter such as a director election, your shares may constitute broker non-votes, as described in “How are abstentions and broker non-votes counted?” below.

Q:	How are abstentions and broker non-votes counted?
A:	Abstentions and broker non-votes are counted as present for purposes of determining the shares present and entitled to vote. However, an abstention is treated as a vote cast for purposes of counting votes, and therefore the effect of an abstention will be the same as a vote against a proposal as described in “How are votes counted?” above. Broker non-votes are not counted as votes cast for, and therefore have no impact on, non-routine matters. Generally, broker non-votes occur when shares held by a stockbroker for a beneficial owner are not voted with respect to a particular proposal because the proposal is not a routine matter, the stockbroker has not received voting instructions from the beneficial owner, and the stockbroker lacks discretionary voting power to vote the shares.

Q:	Where can I find the voting results of the meeting?
A:	We will announce preliminary voting results at the meeting and will file with the SEC via EDGAR a Current Report on Form 8-K within four business days of the meeting with the final voting results. If final voting results are not available at the time of such filing, the Company intends to disclose preliminary voting results at the time of the filing and file an amended Current Report on Form 8-K within four business days after obtaining the final results.

Q:	What happens if additional proposals are presented at the meeting?
A:	Other than the proposals described in this proxy statement, we do not expect any matters to be presented for a vote at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, Gregory Scott Thomas, our Corporate Secretary, and Thurman Case, our Chief Financial Officer, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your shares for such other candidate or candidates as may be nominated by the Board.

Q:	What classes of shares are entitled to be voted?
A:	Each share of common stock of the Company (“common stock”) outstanding as of the Record Date is entitled to one vote on each item being voted upon at the Annual Meeting. On the Record Date, we had approximately 62,309,106 shares of common stock outstanding.

Q:	Is cumulative voting permitted for the election of directors?
A:	No.

Q:	Who will count the votes?
A:	A representative of Broadridge Investor Communications Solutions will tabulate the votes. A representative of the Company will act as the inspector of election.

Q:	Is my vote confidential?
A:	Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, or (3) to facilitate a successful proxy solicitation by the Board.

Q:	Who will bear the cost of soliciting votes for the meeting?
A:

The Company will pay the entire cost of soliciting proxies to be voted, along with the costs of preparing, assembling, printing, mailing, and distributing the proxy materials. If you choose to access the proxy materials and/or submit your proxy over the internet or by telephone, however, you are responsible for internet access or telephone charges you may incur. In addition to the mailing of the proxy materials, the solicitation of proxies or votes may be made by our directors, officers, and employees, either in person, by telephone, or by electronic communication. Our directors, officers, and employees will not receive any additional compensation for the solicitation activities. We will also reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders.

Q:	May I propose actions for consideration at next year’s annual meeting of stockholders or nominate individuals to serve as directors?
A:	You may make nominations and submit proposals for consideration at future stockholder meetings. Any proposal that a stockholder wishes to include in the Company’s proxy materials for the 2017 annual meeting of stockholders, in accordance with the regulations of the SEC, must be received by no later than 120 calendar days prior to the anniversary date that the Company released this proxy statement for the Annual Meeting. The written proposal will need to comply with the regulations of the SEC under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Any proposal or nomination for election of directors that a stockholder wishes to propose for consideration at the 2017 annual meeting of stockholders, whether or not the stockholder wishes to include such proposal or nomination in our proxy statement under the applicable SEC rules, must be submitted in accordance with our Bylaws. To be considered timely, our Bylaws provide that such notice must be received at our principal executive offices no later than 120 calendar days prior to the anniversary date that the Company released this proxy statement for the Annual Meeting. Proposals and nominations should be addressed to: Corporate Secretary, Cirrus Logic, Inc., 800 W. Sixth Street, Austin, Texas 78701.

Copy of Bylaw Provisions: You may contact the Corporate Secretary at our headquarters, 800 W. Sixth Street, Austin, Texas 78701, for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

CORPORATE GOVERNANCE

Board Meetings and Committees

During the fiscal year ended March 26, 2016, the Board held 10 meetings. Each director is expected to attend each meeting of the Board and the committees of the Board (the “Committees”) on which he or she serves. No director attended less than 75% of the aggregate of (i) the total number of Board meetings and (ii) the total number of meetings held by all Committees on which he or she served. Directors are also expected to attend the Company’s Annual Meeting of Stockholders absent a valid reason. All of the directors attended the Company’s 2015 annual meeting of stockholders.

We have three Committees: Audit, Compensation, and Governance and Nominating. Each member of the Audit, Compensation, and Governance and Nominating Committees is independent in accordance with the applicable SEC rules and applicable Nasdaq Stock Market, Inc. (the “Nasdaq”) listing standards. Each Committee has a written charter that has been approved by the Board.

The current members of the Board and of each Committee are identified in the following table, and the function of each Committee is described below. On occasion, the Board may appoint special committees or designate directors to undertake special assignments on behalf of the Board.

Name of Director	Independent	Audit	Compensation	Governance and Nominating
John C. Carter	Yes	X	X
Alexander M. Davern	Yes	Chair
Timothy R. Dehne	Yes		Chair	X
Christine King	Yes		X
Jason P. Rhode	No
Alan R. Schuele	Yes			X
William D. Sherman	Yes	X		Chair
David J. Tupman	No

Number of Meetings Held in Fiscal Year ended March 26, 2016		10	5	3

Audit Committee

The Audit Committee is currently composed of three independent directors. The responsibilities of the Audit Committee include:

●	selecting, retaining, compensating, overseeing, evaluating, and, where appropriate, terminating the Company’s independent auditors;

●	resolving any disagreements between management and the independent auditors regarding financial reporting;

●	adopting and implementing pre-approval policies and procedures for audit and non-audit services to be rendered by the independent auditors;

●	reviewing with management and the independent auditors the financial information and the Management’s Discussion and Analysis proposed to be included in each of the Company’s Quarterly Reports on Form 10-Q prior to their filing;

●	reviewing before release the unaudited interim financial results in the Company’s quarterly earnings release;

●	reviewing with management and the independent auditors, at the completion of the annual audit, the audited financial statements and the Management’s Discussion and Analysis proposed to be included in the Company’s Annual Report on Form 10-K prior to its filing and provide or review judgments about the quality, not only the acceptability, of accounting principles, and such other matters required to be discussed with the independent auditors under generally accepted auditing standards;

●	reviewing and approving, if appropriate, material changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditors or management;

●	establishing procedures for (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters; and

●	evaluating the professional competency of the financial staff and the internal auditors, as well as the quality of their performance in discharging their respective responsibilities.

The Board has determined that each of the members of the Audit Committee is able to read and understand fundamental financial statements and is independent under applicable SEC rules and applicable Nasdaq listing standards. The Board has determined that Mr. Davern is an “audit committee financial expert” as defined under applicable SEC rules.

For additional information relating to the Audit Committee, see the section of this proxy statement entitled, “Report of the Audit Committee of the Board” and the Audit Committee Charter, which is available under the Corporate Governance section of our “Investors” page on our website at investor.cirrus.com.

Compensation Committee

The Compensation Committee is currently composed of three independent directors. The Compensation Committee reviews and approves salaries and other matters relating to executive compensation and administers the Company’s stock incentive plans, including reviewing and granting stock incentive awards to executive officers and other employees and reviewing and approving policies and procedures for awarding grants under these plans. The Compensation Committee also reviews and recommends to the Board for approval various other Company compensation plans, policies, and matters related to the Company’s non-employee directors. For additional information relating to the Compensation Committee, see the Compensation Committee Charter, which is available under the Corporate Governance section of our “Investors” page on our website at investor.cirrus.com.

Please see the “Compensation Discussion and Analysis” section of this proxy statement for additional information regarding the Compensation Committee’s processes and procedures for the consideration and determination of executive officer compensation, including the Compensation Committee’s engagement of Compensia, Inc. (“Compensia”) as its external compensation consultant.

Governance and Nominating Committee

The Governance and Nominating Committee is currently composed of three independent directors. The Governance and Nominating Committee provides counsel to the Board with respect to Board organization, membership, and function, as well as committee structure and membership. The Governance and Nominating Committee is also responsible for defining the qualifications for candidates for director positions, evaluating qualified candidates, recommending candidates to the Board for election as directors, and proposing a slate of directors for election by stockholders at each annual meeting. For more information relating to the Governance and Nominating Committee, see the Governance and Nominating Committee Charter, which is available under the Corporate Governance section of our “Investors” page on our website at investor.cirrus.com.

The Governance and Nominating Committee annually reviews the needs of the Board for various skills, experience, expected contributions, and other characteristics in determining the director candidates to be nominated at the Annual Meeting of Stockholders. The Governance and Nominating Committee will evaluate candidates for directors proposed by directors, stockholders, or management in light of the Governance and Nominating Committee’s views of the current needs of the Board for certain skills; the candidate’s background, skills, experience, or other characteristics; and the expected contributions and the qualification standards established from time to time by the Governance and Nominating Committee. If the Governance and Nominating Committee believes that the Board requires additional candidates for nomination, the Governance and Nominating Committee may engage a third-party search firm to assist in identifying qualified candidates. All directors and nominees will submit a completed form of directors’ and officers’ questionnaire as part of the nominating process. The process may also include interviews and additional background and reference checks for non-

incumbent nominees, at the discretion of the Governance and Nominating Committee. Although the Board does not have a formal policy specifying how diversity should be considered in making determinations regarding nominations of directors, the Governance and Nominating Committee does take into account the benefits of diverse backgrounds, viewpoints, and experiences, as well as the benefits of a constructive working relationship among directors, when evaluating candidates for the Board.

The Governance and Nominating Committee believes that members of the Board should possess certain basic personal and professional qualities in order to properly discharge their fiduciary duties to stockholders, provide effective oversight of the management of the Company, and monitor the Company’s adherence to principles of sound corporate governance. Therefore, the Governance and Nominating Committee has determined that nominees for election as director should have the following qualifications: (i) possess the highest personal and professional ethics, integrity, and values; (ii) be committed to representing the long-term interests of the Company’s stockholders; (iii) have an inquisitive and objective perspective and mature judgment; (iv) possess strong business and financial acumen and judgment acquired through education, training, or experience; (v) possess experience at policy-making levels in business, government, education, or technology, and in areas that are relevant to the Company’s global business activities; (vi) have experience in matters of corporate governance; (vii) have experience in positions with a high degree of responsibility in the companies or institutions with which they are affiliated; and (viii) be prepared to devote appropriate time and attention to the Board and Committee duties required of a public company board member. Additionally, for non-employee director candidates, the nominees should have personal and business circumstances that permit them to serve on one or more of the various Committees.

These are not meant to be the exclusive criteria, however, and the Governance and Nominating Committee will also consider the contributions that a candidate can be expected to make to the collective functioning of the Board based upon the totality of the candidate’s credentials, experience, and expertise; the composition of the Board at the time; and other relevant circumstances.

Stockholders are able to recommend individuals to the Governance and Nominating Committee for consideration as potential director nominees by submitting their names, together with appropriate biographical information and background materials, and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of common stock for at least one year as of the date such recommendation is made. An eligible stockholder wishing to recommend a candidate must submit the following no later than 120 calendar days prior to the anniversary date that the Company released this proxy statement for the Annual Meeting: (A) a recommendation that identifies the candidate and provides contact information; (B) the written consent of the candidate to serve as a director of the Company, if elected; and (C) documentation establishing that the stockholder making the recommendation is an eligible stockholder.

Recommendations should be submitted to:

Governance and Nominating Committee

c/o Corporate Secretary

Cirrus Logic, Inc.

800 W. Sixth Street

Austin, Texas 78701

The Governance and Nominating Committee will consider stockholder-recommended candidates pursuant to the Director Nominations Process outlined in the Corporate Governance Guidelines, which are included at Exhibit A and are also available under the Corporate Governance section of our “Investors” page on our website at investor.cirrus.com.

Stockholders also have the right under the Company’s Bylaws to nominate candidates for election as directors by following the procedures, providing the information, and conforming to the submission deadlines specified in the Company’s Bylaws. Please see “Questions and Answers about the Proxy Materials, the Annual Meeting and Voting Procedures: May I propose actions for consideration at next year’s annual meeting of stockholders or nominate individuals to serve as directors?” for further information.

Determination of Independence

The Board, which currently consists of eight directors, has determined that six of the eight nominated directors are independent as defined by the applicable listing and regulatory standards. Specifically, the Governance and Nominating Committee has reviewed the independence of each director and determined that nominees Carter, Davern, Dehne, King, Schuele, and Sherman qualify as independent directors under these standards. As of May 3, 2016, Nominee Tupman does not qualify as an independent director under these standards because of certain compensation paid to Mr. Tupman associated with a consulting arrangement with the Company that expired on June 28, 2015.

Corporate Governance Guidelines

On an annual basis, the Company reviews its corporate governance practices in light of any changes to applicable law, the rules of the SEC, and the Nasdaq listing standards. Among other matters, the Corporate Governance Guidelines include the following requirements:

●	Two-thirds of the members of the Board must be independent directors as defined in the Corporate Governance Guidelines.

●	If the Chair of the Board is not an independent director, the Board will designate a “lead independent director.”

●	Directors shall retire at the age of 75.

●	Stock Ownership Guidelines, adopted March 22, 2016 and effective as of the 2016 Annual Meeting, require our CEO, non-employee directors, and officers of the Company to accumulate and maintain an ownership position in the Company’s stock to more closely link their interests with those of other Company stockholders.

●	The Board will have an Audit Committee, Compensation Committee, and Governance and Nominating Committee, each of which shall consist solely of independent directors.

●	The independent directors shall meet in executive session either before or after each regularly scheduled Board meeting.

●	In considering stockholder proposals and candidates recommended by stockholders for the Board, the Governance and Nominating Committee will follow the procedures outlined in the Corporate Governance Guidelines.

For additional details, see the Corporate Governance Guidelines, which are included in this proxy statement at Exhibit A and are also available under the Corporate Governance section of our “Investors” page on our website at investor.cirrus.com.

Board Leadership Structure

The Board is committed to maintaining an independent Board comprised primarily of independent directors. To enhance the independence of the Board from management, we separate the roles of our Chief Executive Officer (“CEO”), Jason P. Rhode, and Chair of the Board, Alan R. Schuele. We believe that this leadership structure demonstrates our commitment to good corporate governance and benefits our stockholders by enhancing the oversight of management by the Board, balancing power on the Board, and encouraging balanced decision making.

The Board’s Role in Risk Oversight

Although management is responsible for identifying, assessing, and managing the material risks facing the Company, the Board plays an ongoing and active role in the oversight of the Company’s risk management processes, along with the oversight of the most significant strategic and operational risks faced by the Company and management’s efforts to mitigate those risks. The Board is involved in the setting of the Company’s business strategy, which necessarily entails a determination of what constitutes an appropriate level of risk for the Company.

Each of the Committees also considers risk within the Committee’s area of responsibility. Our Audit Committee regularly reviews with management the Company’s major financial and regulatory risk exposures and the steps management has taken to monitor and control such exposures. Also, in designing our compensation programs and structuring awards, the Compensation Committee considers whether such compensation programs may lead to undue risk taking. Finally, our Governance and Nominating Committee oversees risks relating to corporate governance policies and related governance matters.

Code of Conduct

The Company has adopted a Code of Conduct that applies to all of its directors, officers, and employees (including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions). A copy of the Code of Conduct is available under the Corporate Governance section of our “Investors” page on our website at investor.cirrus.com. The Code of Conduct, as applied to the Company’s senior financial officers, constitutes the Company’s “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and constitutes the Company’s “code of conduct” under the Nasdaq listing standards.

DIRECTOR COMPENSATION ARRANGEMENTS

Non-employee directors receive a combination of cash and equity-based compensation. Directors who are employed by the Company do not receive any additional compensation for their Board service. Independent directors may not receive consulting, advisory, or other compensatory fees from the Company in addition to their Board compensation.

The following table sets forth the quarterly cash payments paid to non-employee directors for Board service during the fiscal year ended March 26, 2016:

Director Compensation Retainers
Quarterly Director Retainer	$12,500
Board Chair Quarterly Retainer	$8,750
Audit Chair Quarterly Retainer	$6,250
Audit Committee Member Quarterly Retainer	$2,500
Compensation Committee Chair Quarterly Retainer	$3,750
Compensation Committee Member Quarterly Retainer	$1,875
Governance and Nominating Committee Chair Quarterly Retainer	$2,500
Governance and Nominating Committee Member Quarterly Retainer	$1,250
Lead Independent Director Quarterly Retainer	$2,500

The Company also reimburses non-employee directors for all reasonable out-of-pocket expenses incurred for attending Board and Committee meetings.

In addition to the cash compensation described above, each non-employee director receives equity-based compensation. Upon re-election to the Board, each non-employee director receives a full value stock award that vests immediately. In fiscal year 2016, the total number of shares subject to this award granted to each non-employee director had a fair market value up to $150,000 as estimated on the date of grant. For newly elected non-employee directors, the Company awards an option to purchase shares of common stock of the Company at an exercise price equal to the fair market value of the stock on the date of grant upon becoming a director, with 25% vesting after one year and the remainder vesting ratably each month over the following 36 months. The total number of stock options granted to each newly elected non-employee director for 2016 had a fair market value of $225,000 as estimated on the date of grant.

On May 20, 2016, the independent directors of the Board approved modifications to director compensation based on a recommendation of the Compensation Committee, which had reviewed the Company’s director compensation compared to applicable market data. In particular, the independent directors of the Board approved modifications (1) to increase the Board Chair Quarterly Retainer from $8,750 to $11,250 and (2) to increase the re-election equity award from a fair market value of up to $150,000 to a fair market value of up to $170,000. These modifications become effective as of the 2016 Annual Meeting.

Also, as approved by the independent directors of the Board on May 26, 2015, and effective as of the 2016 Annual Meeting, for any director who is re-elected after having been appointed to the Board since the previous year’s annual meeting, his or her grant upon re-election will be prorated to reflect the actual duration of service as a director since his or her appointment.

The following table sets forth information regarding the cash and equity-based compensation paid to our non-employee directors for services as members of the Board or any Committee during fiscal year 2016.

DIRECTOR COMPENSATION TABLE FOR FISCAL YEAR 2016

Name (a)	Fees Earned or Paid in Cash (1) ($) (b)	Stock Awards (2) ($) (c)	Option Awards (3) ($) (d)	Total ($) (h)
John Carter (4)	$65,625	$149,976		$215,601
Alex Davern (5)	$74,802	$149,976		$224,779
Tim Dehne (6)	$75,375	$149,976		$225,351
Christine King (7)	$56,125	$149,976		$206,101
Al Schuele (8)	$88,250	$149,976		$238,226
William D. Sherman (9)	$71,750	$149,976		$221,726
David Tupman (10)	$33,104		$300,603	$333,707

(1)	Represents fees earned or paid in cash for services as a director during the fiscal year ended March 26, 2016, including quarterly retainer fees and Committee chairship and membership retainer fees.
(2)	On July 29, 2015, upon their re-election as directors at the Company’s 2015 annual meeting of stockholders, directors Carter, Davern, Dehne, King, Schuele, and Sherman received a full value stock award that vested immediately upon re-election to the Board having a fair market value of up to $150,000 on the date of grant. Amounts reported in this column represent the aggregate grant date fair value of the stock awards granted in fiscal year 2016, computed in accordance with FASB ASC Topic 718.
(3)	On July 29, 2015, upon his appointment as a director, Mr. Tupman received an option to purchase shares of common stock with an exercise price equal to the closing price of common stock reported on Nasdaq on the date of grant. Amounts in this column represent the aggregate grant date fair value of the options computed in accordance with FASB ASC Topic 718. Prior to the grant, the Company estimated that 25,346 options had an approximate fair market value of $225,000. The actual aggregate grant date fair value of these options shown in this column reflects changes in the assumptions used by the Company to compute the actual grant date fair value in accordance with FASB ASC Topic 718. See Note 12 to our consolidated financial statements in our 2016 Annual Report for additional detail regarding the assumptions underlying the value of these awards.
(4)	At the end of fiscal year 2016, Mr. Carter had 40,000 options outstanding.
(5)	At the end of fiscal year 2016, Mr. Davern had 21,731 options outstanding.
(6)	At the end of fiscal year 2016, Mr. Dehne had 25,000 options outstanding.
(7)	At the end of fiscal year 2016, Ms. King had 20,562 options outstanding.
(8)	At the end of fiscal year 2016, Mr. Schuele had 19,447 options outstanding.
(9)	At the end of fiscal year 2016, Mr. Sherman had no options outstanding.
(10)	At the end of fiscal year 2016, Mr. Tupman had 25,346 options outstanding.

PROPOSALS TO BE VOTED ON

Proposal No. 1:

Election of Directors

The Board approved eight nominees for election to the Board this year. Information regarding the business experience of each nominee and the particular experience, qualifications, attributes, or skills that qualify that person to serve as a director of the Company is provided below. All directors are elected annually to serve until the next annual meeting and until their respective successors are elected, or until their earlier resignation or removal. There are no family relationships among the Company’s executive officers and directors.

Vote Required

In the election of directors, the eight persons receiving the highest number of “FOR” votes will be elected.

Director Resignation Policy

Any nominee for director who receives a greater number of “WITHHOLD” votes than “FOR” votes in an uncontested election of directors shall tender to the Board his or her resignation as a director promptly following the certification of the election results. For purposes of this policy, (i) an “uncontested” election is one in which the Secretary determines that the number of nominees does not exceed the number of directors to be elected as of the date seven days prior to the scheduled mailing date of the proxy statement for such meeting, and (ii) abstentions and broker non-votes will not be considered as either “WITHHOLD” votes or “FOR” votes. The Governance and Nominating Committee will consider any resignation tendered under this policy and recommend to the Board whether to accept or reject it and the Board will act on such resignation, taking into account the Governance and Nominating Committee’s recommendation, within 90 days following the certification of the election results. The Governance and Nominating Committee in making its recommendation, and the Board in making its decision, may consider any information it deems appropriate including without limitation any reasons given by stockholders for their “WITHHOLD” votes, the qualifications of the Director, and his or her contributions to the Board and the Company. The Board will promptly disclose publicly its decision to accept or reject such a resignation and, if rejected, the reasons for doing so.

Information about Nominees

JOHN C. CARTER

Director since 2009

Mr. Carter, age 61, is currently a Principal at TCGen, which is a management consulting and advisory services firm that Mr. Carter founded in 2002 and is located in Menlo Park, California. Between November 2007 and January 2008, Mr. Carter was an Executive in Residence at Vantage Point Venture Partners, a venture capital firm in San Bruno, California, where he assisted in the management of several portfolio companies. Mr. Carter also served as Chief Technical Officer at Klipsch Group, a manufacturer of speakers in Indianapolis, Indiana, between February 2005 and October 2007. Mr. Carter began his career as an engineer at Bose Corporation in 1978, later becoming its Chief Engineer. Mr. Carter holds a B.S. in Engineering from Harvey Mudd College in Claremont, California, and a Master’s in Electrical Engineering from Massachusetts Institute of Technology.

The Governance and Nominating Committee believes that Mr. Carter’s extensive management experience with companies in the consumer audio market and his knowledge of that market, in addition to his background in venture and private equity investment transactions, make him well qualified to be on the Board. Mr. Carter also has relevant prior engineering and technical experiences in the markets we serve.

ALEXANDER M. DAVERN

Director since 2015

Mr. Davern, age 49, is currently the Chief Operating Officer, Executive Vice President, Chief Financial Officer and Treasurer of National Instruments Corporation (“NI”), an Austin-based supplier of measurement and automation products used by engineers and scientists in a wide range of industries. He joined NI in February 1994 and previously served in numerous leadership positions, including as NI’s Chief Financial Officer, Senior Vice President, IT and Manufacturing Operations and Treasurer from December 2002 to October 2010. Prior to joining NI, Mr. Davern worked both in Europe and in the United States for the international accounting firm of Price Waterhouse, LLP. Mr. Davern received his bachelor’s degree in Commerce and a diploma in professional accounting from University College in Dublin, Ireland. Mr. Davern currently serves as a Director and as Audit Committee Chair of Helen of Troy (NASDAQ: HELE), a consumer products company based in El Paso, Texas.

The Governance and Nominating Committee believes that Mr. Davern is well qualified to be on the Board based on his extensive leadership experience in all aspects of managing a high technology company in Austin, Texas. In addition, Mr. Davern has extensive international finance experience within the technology industry. The Governance and Nominating Committee further believes that his experiences, along with his financial expertise, his familiarity with acquisitions and integrations, and his international tax experience make him well qualified to provide valuable insights to the Board and to serve a role in the oversight of our financial reporting and accounting practices as a chair of the Audit Committee.

TIMOTHY R. DEHNE

Director since 2009

Mr. Dehne, age 50, is currently the Vice President of Engineering for Briggo, Inc., a privately held corporation in Austin, Texas. Prior to this position, he served as the Vice President, Global Marketing, at Luminex Corporation between May 2012 and August 2013, an Austin-based company that develops, manufactures, and markets innovative biological testing technologies with applications throughout the life science and diagnostic industries. Prior to his appointment to Vice President, Global Marketing, Mr. Dehne held the position of Vice President of Systems Research and Development, a position he held between July 2009 and May 2012. He previously worked at National Instruments Corporation, an Austin-based supplier of measurement and automation products used by engineers and scientists in a wide range of industries. Mr. Dehne spent over 21 years at National Instruments Corporation where he held many leadership positions while helping to significantly grow the Company to more than 4,000 employees and over $800 million in annual revenue. At National Instruments Corporation, he held the position of Senior Vice President, Research & Development. Prior to his role as Senior Vice President, Research & Development at National Instruments Corporation, Mr. Dehne served in various executive positions in marketing and engineering. Mr. Dehne holds a B.S. in Electrical Engineering from Rice University and serves on the Board of Directors for Asset Intertech, a privately held company, where he also is Chair of its Compensation Committee.

The Governance and Nominating Committee believes that Mr. Dehne is well qualified to be on the Board based on his extensive leadership experience in all aspects of managing a high technology company in Austin, Texas, and his unique insight into significantly growing revenues at a high technology company while maintaining an innovative corporate culture and a great work environment. His leadership skills, experience in creating and capturing business opportunities, and experience in scaling up a business to enable growth are valuable to the Company and the Board.

CHRISTINE KING

Director since 2013

Ms. King, age 67, was formerly a director and President and Chief Executive Officer of Standard Microsystems Corporation, an analog and mixed signal semiconductor provider for the consumer electronics, automotive, and industrial markets, from October 2008 until August 2012. From September 2001 until March 2008, Ms. King served as President and Chief Executive Officer of AMI Semiconductor, Inc. Prior to that, Ms. King spent over 23 years at International Business Machines Corporation in various management roles, including her last assignment as Vice President of Semiconductor Solutions. Ms. King currently serves on the Board of Directors of IDACORP, Inc., and its principal operating subsidiary Idaho Power Company, and Skyworks Solutions, Inc., a supplier of high performance analog semiconductors. She also currently serves as a Director and the Executive Chair for QLogic Corporation, a supplier of high performance network infrastructure products that provide, enhance, and manage computer data communication. She previously served on the boards of AMI Semiconductor, Inc. from 2003 until its acquisition by ON Semiconductor Corporation in March 2008; ON Semiconductor Corporation from March 2008 until October 2008; Analog Devices, Inc. from June 2003 to March 2008; and Atheros Communications from April 2008 until its acquisition in May 2011.

The Governance and Nominating Committee believes that Ms. King’s senior management and operational experience in a number of high technology and semiconductor companies, prior Board service, and knowledge of the semiconductor industry provide the Board with significant financial, strategic, and operational expertise.

JASON P. RHODE

Director since 2007

Dr. Rhode, age 46, was appointed President and CEO, and a director of the Company in May 2007. Dr. Rhode joined the Company in 1995 and served in various engineering positions until he became Director of Marketing for analog and mixed-signal products in November 2002. He was appointed Vice President, General Manager, Mixed-Signal Audio Products, in December 2004, a role he served in until his appointment as President and CEO. Dr. Rhode holds a B.S. in Electrical Engineering from San Diego State University, as well as M.S. and doctorate degrees in Electrical Engineering from North Carolina State University.

The Governance and Nominating Committee believes that Dr. Rhode’s prior experience as a semiconductor designer and his current role as CEO of the Company make him well qualified to be on the Board based on his detailed and unique knowledge of the Company’s operations, opportunities, and challenges. In addition, the Governance and Nominating Committee believes that having Dr. Rhode serve on the Board helps to bridge the gap between the Board and management, to facilitate the regular flow of information between management and the Board, and to ensure that the Board and management act with a common purpose to execute our strategic initiatives and business plans.

ALAN R. SCHUELE

Director since 2011

Mr. Schuele, age 70, has been a general partner since 2000 with Sevin Rosen Funds, a high tech venture capital firm. While at Sevin Rosen Funds, Mr. Schuele led the investments in a number of semiconductor companies, including Cicada Semiconductor (acquired by Vitesse), Zilker Labs and D2Audio Corporation (both acquired by Intersil), and Javelin Semiconductor (acquired by Avago Technologies, Ltd.). Prior to working at Sevin Rosen, he was Chief Executive Officer of Benchmarq Microelectronics and served as President and Chief Operating Officer of Unitrode Corporation after its merger with Benchmarq. Over his nearly 30-year career in the semiconductor industry, he has held various executive and sales management positions in several semiconductor companies including the

Company, Crystal Semiconductor, Cypress Semiconductor, and Mostek. Mr. Schuele is currently a director at Vidyo, Inc., which provides a scalable software-based solution for video conferencing. Mr. Schuele was also previously a director at InfoNow Corp., a leading provider of SaaS-based channel management solutions, where he served as a director between 2008 and November 2011.

In addition to Mr. Schuele’s extensive executive management and sales experience at semiconductor companies, he has played key roles in major mergers and acquisitions and has worked extensively in Asian markets.

The Governance and Nominating Committee believes that Mr. Schuele’s experiences, along with his experience in advising entrepreneurs on how to turn their emerging technologies into winning companies, make him well qualified to contribute strategic, operational, and industry expertise to the Board.

WILLIAM D. SHERMAN

Director since 2001

Mr. Sherman, age 73, is a former partner of the law firm of Morrison & Foerster LLP, where he worked between 1987 and December 2013. He specialized in corporate and corporate securities practice. He has extensive experience working with public companies, the SEC, and the Financial Industry Regulatory Authority, formerly known as the National Association of Securities Dealers. Mr. Sherman is also a recognized specialist on corporate governance matters by way of his representation of various public and private companies, and he regularly participates in panel discussions on executive compensation and corporate governance topics. In 1972, Mr. Sherman received a law degree from the University of California – Berkeley, School of Law, and an MBA degree from the Haas School of Business at the University of California – Berkeley.

During his tenure with Morrison & Foerster LLP, Mr. Sherman had extensive experience with the legal, regulatory, and governance issues faced by a public company. The Governance and Nominating Committee believes that his background and experience position him to contribute significant corporate governance expertise to the Board and to serve as Chair of the Company’s Governance and Nominating Committee.

DAVID J. TUPMAN

Director since 2015

Dr. Tupman, age 53, is currently the CEO of Details Lab Inc., an advisory firm focusing on scaling organizations for high-growth, technology development and new product introduction. From 2001 to 2011, Dr. Tupman rose from manager to Vice President of hardware engineering at Apple, Inc., where he led the hardware engineering and technology teams for multiple mobile devices. Prior to Apple, Dr. Tupman worked at Psion Computers in London, England, from 1995 to 2001 as a hardware-engineering manager, developing a number of personal digital assistant products. From 1988 to 1995, Dr. Tupman was a Principal Design Engineer at Schlumberger in Farnborough, England, where he developed low power, high precision sensors for the gas, fuel and aerospace industries. Dr. Tupman holds a Bachelor’s degree in Electronics Engineering and an honorary doctorate (D.Sc.) from the University of Salford, England. Dr. Tupman is named as an inventor on more than 30 U.S. patents. Dr. Tupman has also served as a director of Pixelworks, Inc., a company that develops video display processing technology, since April 2014.

The Governance and Nominating Committee believes that Dr. Tupman is well qualified to be on the Board based on his extensive engineering and technology experience in the consumer electronics and industrial markets.

The Board recommends a vote “FOR” the election to the Board of each of the foregoing nominees.

Proposal No. 2:

Ratification of Appointment of Independent Registered Public

Accounting Firm

The Audit Committee has appointed Ernst & Young LLP (“Ernst & Young”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending March 25, 2017. During the fiscal year that ended March 26, 2016, Ernst & Young served as the Company’s independent registered public accounting firm and also provided certain tax services.

The Audit Committee pre-approves and reviews all audit and non-audit services provided by Ernst & Young. In considering the services to be provided by Ernst & Young, the Audit Committee considers whether the provision of non-audit services is compatible with maintaining the independence of Ernst & Young.

For additional information relating to the Audit Committee, see the section of this proxy statement entitled, “Report of the Audit Committee of the Board,” as well as the Audit Committee Charter, which is available under the Corporate Governance section of our “Investors” page on our website at investor.cirrus.com.

A representative of Ernst & Young is expected to attend the Annual Meeting and be available to respond to questions and, if he or she desires, to make a statement.

The Board recommends a vote “FOR” the ratification of the appointment of Ernst & Young as the Company’s independent registered public accounting firm for the fiscal year ending March 25, 2017.

If the appointment is not ratified, the Audit Committee will consider this an indication to select other auditors for the following fiscal year. Ratification of the appointment of Ernst & Young as the Company’s independent registered public accounting firm for the fiscal year ending March 25, 2017, requires the affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote at the meeting.

Proposal No. 3:

Advisory Vote to Approve the Compensation of Named Executive Officers

Section 14A of the Securities Exchange Act of 1934 enables our stockholders to vote to approve, on an advisory, non-binding basis, the compensation of the Named Executive Officers as disclosed in this proxy statement in accordance with the rules of the SEC. This vote is advisory, and, therefore, not binding on the Company, the Compensation Committee, or the Board. However, the Board and the Compensation Committee value the opinions of our stockholders and to the extent there is a significant vote against the compensation of the Named Executive Officers as disclosed in this proxy statement, we will consider our stockholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

As described in detail in the section of this proxy statement entitled, “Compensation Discussion and Analysis,” our executive compensation program is designed to attract, motivate, and retain executive officers, while aligning their interests with those of our stockholders. Under this program, our executive officers are rewarded for the achievement of strategic and operational objectives and the realization of increased stockholder value. Please read the Compensation Discussion and Analysis and the accompanying compensation tables of this proxy statement for additional information about our executive compensation program, including information about the compensation of the Named Executive Officers for fiscal year 2016.

The Compensation Committee regularly reviews our executive compensation program to ensure that it achieves the desired goal of aligning our executive compensation structure with the interests of our stockholders and current market practices. We believe our executive compensation program is well designed, appropriately aligns executive pay with Company performance, and has demonstrated that it incentivizes desirable behavior from our executives. Therefore, we are asking our stockholders to indicate their support for the compensation of the Named Executive Officers as described in this proxy statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives our stockholders the opportunity to express their views on the compensation of the Named Executive Officers. Please note that this vote is not intended to address any specific item of compensation, but rather the overall compensation of the Named Executive Officers and the philosophy, policies, and practices described in this proxy statement.

We ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

The Board recommends a vote “FOR” the approval of the compensation of the Company’s Named Executive Officers, as disclosed in this proxy statement.

Proposal No. 4:

Approval of Material Terms of the Amended 2007 Management and Key Individual Contributor Incentive Plan to Comply with the Requirements of Section 162(m) of the Internal Revenue Code

Our Board adopted the amended 2007 Management and Key Individual Contributor Incentive Plan (the “Amended Plan”) on May 3, 2016. The Amended Plan changes the maximum amount of compensation payable under the plan to a covered employee in any fiscal year from $2 million to $5 million. The Amended Plan, reflecting this change, is attached as Exhibit B. To the extent the summary description below differs from the Amended Plan attached in Exhibit B, the text of the Amended Plan shall govern.

We are asking our stockholders to approve the material terms of the Amended Plan pursuant to Section 162(m) of the Internal Revenue Service Code (“Section 162(m)”) to make available under the Amended Plan awards that are designed to constitute “performance-based compensation” under Section 162(m).

Our ability to use the Amended Plan in order to grant tax-deductible awards to certain employees could potentially be limited without receiving stockholder approval of the material terms of the Amended Plan under Section 162(m). The Amended Plan is intended to qualify for exemption from the deduction limitations of Section 162(m) by providing “performance-based compensation” to “covered employees” within the meaning of Section 162(m). Under Section 162(m), the federal income tax deductibility of compensation paid to our President and Chief Executive Officer and our three other most highly compensated officers (other than our CEO and our principal financial officer) determined pursuant to the executive compensation disclosure rules under the Securities Exchange Act of 1934 (“Covered Employees”) may be limited to the extent such compensation exceeds $1,000,000 in any taxable year. However, we may deduct compensation paid to our Covered Employees in excess of that amount if it qualifies as “performance-based compensation” as defined in Section 162(m).

In addition to certain other requirements, in order for awards under the Amended Plan to constitute “performance-based compensation,” the material terms of the Amended Plan must be disclosed to and approved by our stockholders.

Under the Section 162(m) regulations, the material terms of the Amended Plan are, and we are specifically requesting that our stockholders vote to approve: (i) the maximum amount of compensation that may be paid to a participant under the Amended Plan in any fiscal year, (ii) the individuals eligible to receive compensation under the Amended Plan, and (iii) the performance criteria on which the performance goals are based for purposes of Section 162(m). Each of these items is discussed below, and stockholder approval of this proposal constitutes approval of each of these items for purposes of the Section 162(m) stockholder approval requirements.

If this proposal is not approved, cash incentive awards granted to our Covered Employees in future years may not be deductible to the extent they exceed $1,000,000, meaning that we may be limited in our ability to grant awards that are both deductible and that satisfy our compensation objectives. Please see the section of our Compensation Discussion and Analysis entitled “Annual Cash Incentive Awards: Our Incentive Plan” for a general description of the performance awards granted under the Amended Plan.

Administration of the Plan

The Amended Plan is administered by our Compensation Committee. Subject to certain conditions, the Compensation Committee may delegate certain powers and authority under the plan to the Company’s officers as it deems necessary or appropriate. The Compensation Committee will, among other things, have full authority and discretion to designate the participants in the Plan, interpret the terms and conditions of such awards (including the performance goal(s) and performance measure(s) to be utilized), and determine whether the performance goals have been achieved.

Maximum Amount of Compensation

Consistent with certain provisions Section 162(m), the Amended Plan includes an individual award limit on the maximum amount of compensation payable under the Amended Plan to a Covered Employee in any fiscal year. This is the section currently amended, and the amendment has increased the maximum amount from $2,000,000 to $5,000,000. Therefore, the amount payable to any employee under the Amended Plan in any fiscal year may not exceed $5,000,000.

Eligibility

Any employee of the Company who is in a management or leadership position or who is a key individual contributor whose efforts potentially have a material impact on the Company’s performance is eligible to receive awards under the Amended Plan. Although Section 162(m) only limits the deductibility for compensation paid to a Covered Employee who is employed as of the end of the year, we may apply the performance goals described below to other senior officers in the event that any of them could be deemed to be a Covered Employee under the Section 162(m) regulations during the time that they hold the performance award.

Performance Criteria and Performance Awards

The Compensation Committee may use any measures of performance described below it deems appropriate in establishing performance conditions and may exercise its discretion, to the extent such discretion does not violate applicable law, to decrease the amounts payable under any award based on such conditions. If an eligible employee is a Covered Employee, and the Compensation Committee determines that the contemplated award should qualify as “performance-based compensation” under Section 162(m), then the grant and/or settlement of such award will be contingent upon achievement of one or more pre-established performance goals based on business criteria set forth below (a “performance award”).

Performance goals set by the Compensation Committee may relate to one or more of the following objective performance criteria (“Performance Criteria”) that the Compensation Committee determines is appropriate: (i) stock price; (ii) earnings per share (diluted or basic); (iii) operating income; (iv) return on equity or assets; (v) cash flow; (vi) earnings before interest; taxes, depreciation and amortization (“EBITDA”); (vii) adjusted EBITDA; (viii) overall revenue or sales growth; (ix) expense reduction or management; (x) market share; (xi) total shareholder return; (xii) return on investment; (xiii) earnings before interest and taxes; (xiv) net income; (xv) return on net assets; (xvi) economic value added; (xvii) shareholder value added; (xviii) cash flow return on investment; (xix) net operating profit; (xx) net operating profit after tax; (xxi) return on capital; (xxii) return on invested capital; (xxiii) achievement of savings from business improvement projects; (xxiv) capital project deliverables; (xxv) human resources management targets, including medical cost reductions and time to hire; (xxvi) leverage ratios, including debt to equity and debt to total capital; (xxvii) debt reduction; (xxviii) new or expanded market penetration; (xxix) satisfactory internal or external audits; (xxx) revenues; (xxxi) operating profit margin; (xxxii) revenue growth; and (xxxiii) any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Compensation Committee including, but not limited to, the Russell 2000 Index or a group of comparable companies. Performance goals may be based on attainment of such target levels of one or more of the Performance Criteria, over one or more periods of time, which may be of varying and overlapping durations, as determined by the Compensation Committee. Performance Criteria may be absolute, relative to one or more other companies, or relative to one or more indexes, and may be contingent upon future performance of the Company or any subsidiary, division, unit or product line thereof. Which Performance Criteria to be used with respect to any award, and the weight to be accorded thereto if more than one factor is used, shall be determined by the Compensation Committee, in its sole discretion, at the time of grant.

Performance Criteria shall be subject to adjustment to exclude the impact of any of the following events or occurrences which the Compensation Committee determines should appropriately be excluded: (i) any amounts accrued by the Company or its subsidiaries pursuant to management bonus plans or cash profit sharing plans and related employer payroll taxes for the fiscal year; (ii) any discretionary or matching contributions made to a savings and deferred profit-sharing plan or deferred compensation plan for the fiscal year; (iii) asset write-downs; (iv) litigation, claims, judgments or settlements; (v) the effect of changes in tax law or other such laws or regulations affecting reported results; (vi) accruals for reorganization and restructuring programs; (vii) any extraordinary, unusual or nonrecurring items as described in the Accounting Standards Codification Topic 225, as the same may be amended or superseded from time to time; (viii) any change in accounting principle as defined in the Accounting Standards Codification Topic 250, as the same may be amended or superseded from time to time; (ix) any loss from a discontinued operation as described in the Accounting Standards Codification Topic 360, as the same may be amended or superseded from time to time; (x) goodwill impairment charges; (xi) operating results for any business acquired during a specified year; (xii) third-party expenses associated with any acquisition by the Company or any subsidiary; (xiii) items that the Board has determined do not represent core operations of the Company, specifically including, but not limited to, interest expenses, taxes, depreciation and amortization charges; (xiv) marked-to-market adjustments for financial instruments; (xv) impairment to assets; and (xvi) any other extraordinary events or occurrences identified by the Compensation Committee, including, but not limited to, such items described in management’s discussion and analysis of financial condition and results of operations or the financial statements and notes thereto appearing in the Company’s annual report to shareholders for the applicable year.

The benefits provided under the Amended Plan are intended to be exempt from coverage under Section 409A of the Code. However, to the extent any benefits paid under the Plan are subject to the provisions of Section 409A of the Code, the award will be interpreted and construed in a manner necessary in order to comply with Section 409A or an exception thereto.

The awards, if any, that will be made to eligible persons under the Amended Plan are subject to the discretion of the Compensation Committee and are dependent on the attainment of performance goals and, therefore, we cannot currently determine the benefits that may be granted or paid in the future to our executive officers, employees and directors under the Amended Plan.

The Board recommends a vote “FOR” the approval of the material terms of the amended 2007 Management and Key Individual Contributor Incentive Plan to comply with the requirements of Section 162(m) of the Internal Revenue Code.

OTHER MATTERS

The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the Proxy to vote the shares they represent as the Board may recommend. Discretionary authority with respect to such other matters is granted by the execution of the Proxy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT

The following table contains information regarding the beneficial ownership of common stock as of May 10, 2016, by:

●	The stockholders we know to beneficially own more than 5% of outstanding common stock;
●	Each director named in this proxy statement;
●	Each executive officer named in the Summary Compensation Table included in this proxy statement; and
●	All of our directors and executive officers as a group.

Common stock is the only class of voting securities issued by the Company. Unless otherwise indicated in the footnotes, the beneficial owner has sole voting and investment power with respect to the securities beneficially owned, subject only to community property laws, if applicable.

Beneficial Owner	Shares Beneficially Owned
	Number	Percent(1)
5% or Greater Stockholders:
FMR LLC(2)
245 Summer Street
Boston, MA 02210	9,554,276	15.2%
The Vanguard Group, Inc.(3)
PO Box 2600
Valley Forge, PA 19482	6,906,493	11.0%
Blackrock, Inc.(4)
55 East 52nd Street
New York, NY 10055	6,054,271	9.7%
Directors and Named Executive Officers:
Jason P. Rhode, President, Chief Executive Officer and Director(5)	944,942	1.5%
Gregory Scott Thomas, Vice President, General Counsel and Corporate Secretary(6)	209,389	*
Scott Anderson, Senior Vice President and General Manager, Mixed-Signal Audio Division(7)	156,466	*
Thurman K. Case, Vice President, Chief Financial Officer and Principal Accounting Officer(8)	131,443	*
John C. Carter, Director(9)	64,981	*
Timothy R. Dehne, Director(10)	55,424	*
Alan R. Schuele, Director(11)	54,867	*
Christine King, Director(12)	24,662	*
Alexander M. Davern, Director(13)	11,283	*
William D. Sherman, Director(14)	10,308	*
David J. Tupman, Director(15)	4,000	*
Andrew Brannan, Vice President, Worldwide Sales	0	*
All current directors and executive officers as a group (17 persons)(16)	1,931,247	3.1%

* Less	than 1% of the outstanding common stock
(1)

Percentage ownership is based on 62,706,124 shares of common stock issued and outstanding on May 10, 2016. Shares of common stock issuable under stock options that are currently exercisable or will become exercisable within 60 days after May 10, 2016, and shares of common stock subject to restricted stock units (“RSUs”) and performance-based RSUs (“PBRSUs”) that will vest and be issued within 60 days after May 10, 2016, are deemed to be outstanding and beneficially owned by the person holding such options or RSUs or PBRSUs for the purpose of computing the number of shares beneficially owned and the percentage ownership of such person, but are not deemed outstanding for the purpose of computing the percentage of any other person or group. This table does not include options, PBRSUs, or RSUs that vest more than 60 days after May 10, 2016.
(2)	Based on a Schedule 13G filed with the SEC on February 12, 2016, FMR LLC is the beneficial owner of 9,554,276 shares, with sole voting power as to 2,708,527 shares and sole dispositive power as to 9,554,276 shares.
(3)	Based on a Schedule 13G filed with the SEC on February 11, 2016, The Vanguard Group Inc. is the beneficial owner of 6,906,493 shares, with sole voting power as to 139,298 shares, sole dispositive power as to 6,767,595 shares, shared dispositive power as to 138,898 shares, and shared voting power as to 3,400 shares.
(4)	Based on a Schedule 13G filed with the SEC on January 26, 2016, Blackrock Inc. is the beneficial owner of 6,054,271 shares, with sole voting power as to 5,900,992 shares, and sole dispositive power as to 6,054,271 shares.
(5)	Includes 815,262 shares issuable upon exercise of options held by Dr. Rhode and 129,680 shares held directly.
(6)	Includes 171,018 shares issuable upon exercise of options held by Mr. Thomas and 38,371 shares held directly.
(7)	Includes 139,500 shares issuable upon exercise of options held by Mr. Anderson and 16,966 shares held directly.
(8)	Includes 107,435 shares issuable upon exercise of options held by Mr. Case and 24,008 shares held directly.
(9)	Includes 40,000 shares issuable upon exercise of options held by Mr. Carter and 24,981 shares held directly.
(10)	Includes 25,000 shares issuable upon exercise of options held by Mr. Dehne and 30,424 shares held directly.
(11)	Includes 19,447 shares issuable upon exercise of options held by Mr. Schuele and 35,420 shares held directly.
(12)	Includes 13,707 shares issuable upon exercise of options held by Ms. King and 10,955 shares held directly.
(13)	Includes 6,790 shares issuable upon exercise of options held by Mr. Davern and 4,493 shares held directly.
(14)	Includes 0 shares issuable upon exercise of options held by Mr. Sherman and 10,308 shares held directly.
(15)	Includes 0 shares issuable upon exercise of options held by Mr. Tupman and 4,000 shares held directly.
(16)	Includes options held by all executive officers and directors to purchase an aggregate of 1,577,598 shares of common stock that are exercisable within 60 days of May 10, 2016.

EXECUTIVE OFFICERS

Scott A. Anderson – Senior Vice President and General Manager, Mixed-Signal Audio Division

Mr. Anderson, age 62, was appointed Senior Vice President and General Manager, Mixed-Signal Audio Division, in October 2007. Prior to joining the Company, Mr. Anderson served as the President and Chief Operating Officer of Freescale Semiconductor between March 2004 and February 2005, and as President and Chief Executive Officer of Motorola Semiconductor Products Sector between February 2003 and December 2003.

Jo-Dee M. Benson – Vice President, Chief Culture Officer

Ms. Benson, age 56, was appointed Vice President, Chief Culture Officer, as of July 2011. She joined the Company in July 1995 and served in various marketing communications management roles. Prior to being appointed to her current position, Ms. Benson served as Vice President, Corporate Communications and Human Resources in July 2005 to July 2011, and as Vice President, Corporate Marketing Communications between January 2001 and July 2005.

Andrew Brannan – Vice President Worldwide Sales

Mr. Brannan, age 49, joined Cirrus Logic as part of the Wolfson Microelectronics plc (“Wolfson”) acquisition in August 2014. Mr. Brannan had worked at Wolfson since 2009, where he was Chief Commercial Officer. Immediately before joining Wolfson, Mr. Brannan served as a board member and Executive Vice President of Sales and Customer Operations at Symbian Software Limited.

Randy Carlson – Vice President of Supply Chain

Mr. Carlson, age 50, was appointed Vice President of Supply Chain in February 2010. Mr. Carlson previously worked as Director of Supply Chain between May 2008 and February 2010.

Thurman K. Case – Vice President, Chief Financial Officer and Principal Accounting Officer

Mr. Case, age 59, was appointed Chief Financial Officer (“CFO”) in February 2007. He joined the Company in October 2000 and was appointed Vice President, Treasurer, Financial Planning & Analysis, in September 2004. Prior to being appointed to his current position, Mr. Case served as Vice President, Finance between June 2002 and September 2004, and as Director of Finance between October 2000 and June 2002.

Brad Fluke – Vice President and General Manager, MEMS Division

Mr. Fluke, age 54, was appointed Vice President and General Manager, MEMS Division in May, 2015. He joined the company in 2013, originally serving as Vice President of Strategy. Previously, from 2008 to 2013, Mr. Fluke served as the President, Chief Executive Officer, and the Chair of the Board at Javelin Semiconductor, Inc.

Allan Hughes – Vice President Cirrus Logic International

Mr. Hughes, age 55, joined Cirrus Logic as part of the Wolfson acquisition in August 2014. Mr. Hughes joined Wolfson in March 2009 as Vice President Marketing and Applications. In 2013, he assumed the role of Chief Operating Officer.

Jason P. Rhode – President and Chief Executive Officer, and Director Nominee

Dr. Rhode, age 46, was appointed President and CEO of the Company in May 2007. Dr. Rhode joined the Company in 1995 and served in various engineering positions until he became Director of Marketing for analog and mixed-signal products in November 2002. He was appointed Vice President, General Manager, Mixed-Signal Audio Products, in December 2004, a role he served in until his appointment as President and CEO.

Rashpal Sahota – Vice President and Audio General Manager, Cirrus Logic International

Mr. Sahota, age 56, joined Cirrus Logic as part of the Wolfson acquisition in August 2014. Mr. Sahota had worked at Wolfson since 2008, where he acted as Vice President, General Manager, Audio.

Gregory Scott Thomas – Vice President, General Counsel and Corporate Secretary

Mr. Thomas, age 50, was appointed Vice President, General Counsel and Corporate Secretary in December 2003. He joined the Company in December 2000 as Vice President and Associate General Counsel, Intellectual Property.

COMPENSATION DISCUSSION AND ANALYSIS

I.	Purpose and Named Executive Officers

The purpose of this Compensation Discussion and Analysis is to explain the Compensation Committee’s philosophy for determining the compensation program for our Chief Executive Officer (“CEO”), our Chief Financial Officer (“CFO”), and the three other most highly compensated executive officers (collectively, the “Named Executive Officers”) for fiscal year 2016 and to discuss why and how the fiscal year 2016 compensation decisions for these executives were reached. As used in this Compensation Discussion and Analysis, all references to the 2016 fiscal year are applicable to the time period that began on March 29, 2015, and ended on March 26, 2016. Following this discussion are tables that include compensation information for the Named Executive Officers. This analysis contains descriptions of various employee compensation and benefit plans. These descriptions are qualified in their entirety by reference to the full text or detailed descriptions of the plans that are filed as exhibits to the Company’s Annual Report on Form 10-K for fiscal year 2016.

The Named Executive Officers for fiscal year 2016 were as follows:

●	Jason P. Rhode, President and CEO;

●	Thurman K. Case, Vice President, Chief Financial Officer and Principal Accounting Officer;

●	Scott Anderson, Senior Vice President and General Manager, Mixed-Signal Audio Division;

●	Andrew Brannan, Vice President of Worldwide Sales; and

●	Gregory S. Thomas, Vice President, General Counsel and Corporate Secretary.

The Compensation Committee reviews and approves base salaries and other matters relating to executive compensation and administers the Company’s stock incentive plans, including reviewing and granting stock incentive awards to our executive officers and other employees and reviewing and approving policies and procedures for granting awards under these plans.

II.	Executive Summary

Listed below are significant actions taken by our Compensation Committee and financial highlights for fiscal year 2016. Additional details are described in the analysis and discussion that follows.

Financial Highlights

●	Record Revenue. We reported record revenue of $1.2 billion, up 28% percent from the prior year and driven by strong smart codec and amplifier sales. We therefore exceeded our long-term revenue model of 15% year-over-year growth;

●	Model Operating Margin. We achieved our non-GAAP model of 20% operating margin;

●	Share Gains. We introduced new portable audio products and gained share with existing customers;

●	Flagship Features. We made progress driving key flagship features into mid-tier devices and introduced innovative products, including those targeting the wearable and smart accessory market; and

●	End-to-End Solutions. Through our acquisition of Wolfson Microelectronics plc (“Wolfson”) during fiscal year 2015, we have strengthened our position as a leader in audio and voice markets with a broad, global customer base and end-to-end signal processing solutions, including integrated circuits and software for portable audio applications.

Compensation Highlights

●	Compensation Adjustments. We increased the base salaries and target bonus percentages for certain executive officers to better align with market data and reflect Company and individual performance;

●	Performance Equity Expansion. We expanded our Performance-Based Restricted Stock Unit (“PBRSU”) program from applying to the CEO only to applying to all executive officers;

●	Strong Returns. Since our October 2014 and November 2015 PBRSU grants, our total shareholder return (“TSR”) has been above the 75th percentile relative to the component companies of the Philadelphia Semiconductor Index; and

●	Equity Grants. We approved restricted stock unit (“RSU”), PBRSU, and stock option grant awards to executive officers under Cirrus Logic Inc.’s 2006 Stock Incentive Plan.

We are committed to paying executive officers based on Company and individual performance. A significant portion of each executive officer’s compensation is based on the achievement of short- and long-term profitable growth of the Company.

The Compensation Committee believes that the compensation paid to our executive officers as reflected in this proxy statement is fully supported by the Company’s performance over the relevant time periods. In addition to the highlights noted above, for the one-year period and the three-year period preceding the August 2015 data-gathering efforts in support of the Company’s annual review of executive compensation, our revenue growth was positioned in the highest quadrant of the Proxy Group (as defined below in the section of the proxy statement entitled, “The Positioning Information We Use for Comparisons”).

III.	Advisory Vote on Executive Compensation and Last Year’s Result

We conducted our annual stockholder advisory vote on named executive officer compensation at our 2015 annual meeting of stockholders. While this vote was not binding on the Company, it gives our stockholders an opportunity to vote on the compensation of our Named Executive Officers on an annual basis as a means to express their views regarding our executive compensation philosophy, our compensation policies and programs, and our decisions regarding executive compensation, all as disclosed in our proxy statements. The Board and the Compensation Committee value the opinions of our stockholders and, to the extent that there is any significant vote against the compensation of our Named Executive Officers as disclosed in this proxy statement, we will consider our stockholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

At the Company’s 2015 annual meeting of stockholders, more than 96% of the votes cast on our executive compensation proposal were voted in favor of our Named Executive Officers’ compensation as disclosed in the proxy statement, and as a result, our Named Executive Officers’ compensation was approved. The Compensation Committee reviewed the final vote results and determined that, given the significant level of support, no specific changes to our executive compensation philosophy or general policies and decisions were necessary to address any shareholder concerns. Although the Compensation Committee did modify the equity compensation program to provide a performance-based equity award to all executive officers in 2016, as discussed further below, this change was a result of the Compensation Committee’s desire to further strengthen the link of our Named Executive Officers’ compensation to stockholder value creation.

We provide our stockholders with the opportunity to cast an advisory vote on named executive officer compensation each year. For more information, see “Proposal No. 3 – Advisory Vote to Approve the Compensation of Named Executive Officers” within this proxy statement.

IV.	Our General Philosophy and Overall Compensation Framework

We provide our executive officers with compensation opportunities that are based on their personal performance, the financial performance of the Company, and their contribution to that performance, through a mix of base salary, annual cash incentive awards, and equity compensation (including PBRSUs). These opportunities are designed to attract and retain highly skilled individuals and to align management’s incentives with the long-term interests of our stockholders.

We believe that the amounts payable under the compensation program for our executive officers should reflect the Company’s performance and the value created for our stockholders. In addition, the compensation program should balance the short- and long-term strategic goals and objectives of the Company and reward individual contribution to the Company’s success. We are engaged in a very competitive industry, and the Company’s success depends on its ability to attract and retain qualified executives through the competitive compensation packages we offer.

A.	How We Generally Set Target Total Direct Compensation

The Compensation Committee annually reviews and establishes each executive officer’s target total direct compensation package. The Compensation Committee considers a broad range of facts and circumstances in setting executive compensation, including Company performance, individual performance, external pay practices of peer companies, the strategic importance of the executive officer’s position, history of pay adjustments, as well as internal pay equity and the executive officer’s time in the position. The weight given to each of these factors by the Compensation Committee may differ from year to year, and among the individual executive officers.

The Company’s executive compensation program is heavily weighted toward performance-based compensation that rewards achievement of short- and long-term corporate goals and objectives. In setting target total direct compensation for our executive officers, the Compensation Committee seeks to strike a balance between providing compensation that is competitive with the compensation paid to executives of peer companies, while ensuring that a significant percentage of compensation is coupled to the Company’s performance, individual performance, and stock price appreciation. Please see the section of this proxy statement entitled, “The Elements Making Up Compensation and Our Target Market Positioning” for additional information regarding the target total direct compensation for our Named Executive Officers.

B.	Our Use of a Compensation Consultant

To support the Compensation Committee in fulfilling its duties, the Compensation Committee directly retained an external compensation consultant to assist with its design and evaluation of compensation for our CEO, executive officers, and directors. Pursuant to its charter, the Compensation Committee is authorized to retain and terminate any consultant, as well as approve the consultant’s fees and other terms of retention.

During fiscal year 2016, the Compensation Committee retained Compensia, Inc. (“Compensia”) to provide executive and director compensation consulting services. At the direction of the Compensation Committee, Compensia performed a comprehensive review of our CEO’s and other executive officers’ compensation. In addition to a complete review of executive compensation, Compensia reviewed, developed, and proposed a compensation peer group to use for purposes of analyzing executive and director compensation. The Compensation Committee took this information under advisement, and made changes which they believe will better align executive interests with those of shareholders, including the expansion of the PBRSU program to include the entire executive team.

As required by the Nasdaq listing standards, the Compensation Committee performed an independence assessment of Compensia. The Compensation Committee determined that Compensia should be considered independent based on the following factors:

●	Compensia provided no services to the Company other than its work for the Compensation Committee;

●	The fees paid to Compensia by the Company were less than 1% of Compensia’s revenues for the year;

●	Compensia has developed and provided to the Company a Conflict of Interest Policy;

●	The advisers from Compensia have no business or personal relationship with any members of the Company’s Compensation Committee or the Company’s executive officers; and

●	None of the advisers from Compensia own any shares of our common stock.

Accordingly, the Compensation Committee determined that the services provided by Compensia to the Compensation Committee for fiscal year 2016 did not give rise to any conflicts of interest.

C.	The Positioning Information We Use for Comparisons

To aid the Compensation Committee’s annual executive compensation review, Compensia prepared and presented a compensation assessment of the Company’s executive compensation program. Compensia’s assessment was based on market data obtained from the Radford Global Technology Survey specific to companies in the semiconductor industry with median revenues of approximately $1.1 billion (the “Survey Group”) and publicly available data gathered from a group of specific companies that are considered comparable to the Company (the “Proxy Group”).

The Proxy Group generally consists of public companies listed on U.S. stock exchanges in the semiconductor industry that are similar in size (approximately $500 million – $2 billion in revenue and approximately $350 million – $7 billion in market capitalization) and share common characteristics with the Company, including location and similarity of business model and product lines. In determining the Proxy Group, the Compensation Committee also considered whether a proposed peer was historically in the Company’s peer group to maintain some consistency in the executive compensation analysis on a year-over-year basis. Finally, the Compensation Committee also considered the likelihood that the Company might compete for executive talent with companies selected for the Proxy Group.

In March 2015, based on these criteria, and with the direction of the Compensation Committee on companies to consider for inclusion in the Proxy Group, Compensia reviewed the then-existing Proxy Group and made recommendations regarding potential additions and removals.

Specifically, it was recommended that the following four companies be added: InvenSense Inc. (added for business model comparability despite having revenue lower than the criteria); Knowles Corporation; Qorvo, Inc.; and Synaptics Incorporated.

It was recommended that the following four companies be removed: International Rectifier (due to acquisition by Infineon Technologies AG); RF Micro Devices (due to merger with TriQuint Semiconductor, Inc.); Power Integrations, Inc. (due to revenue criteria); and Skyworks Solutions (due to revenue criteria).

After review, the Compensation Committee approved such recommendations, and the following group of 14 companies therefore were approved for the Proxy Group: (1) Atmel; (2) Cypress Semiconductor; (3) Fairchild Semiconductor; (4) Integrated Device Technology, Inc.; (5) Intersil Corp.; (6) InvenSense Inc.; (7) Knowles Corporation; (8) Microsemi Corp.; (9) OmniVision Technologies Inc.; (10) PMC-Sierra, Inc.; (11) Qorvo, Inc.; (12) Semtech Corp.; (13) Silicon Laboratories, Inc.; and (14) Synaptics Incorporated.

From the data derived from the Survey Group and the Proxy Group, Compensia developed market composite data for each Cirrus Logic executive officer reflecting a blend of the data from each group (“Market Composite Data”). In some cases, Proxy Group data was not available for an executive officer, and Compensia’s analysis and subsequent compensation recommendations were based on the more general Survey Group data.

D.	The Role of Our Executive Officers in Establishing Compensation

Our Human Resources and Legal departments support the Compensation Committee in its work and in fulfilling various functions in administering our compensation programs. This support generally consists of assistance with providing Survey Group data, proposals of potential ranges of various components of compensation for our executive officers, and information regarding the Company’s Stock Plan. Regular meetings of the Compensation Committee are generally attended by our CEO, CFO, Chief Culture Officer, and our General Counsel. Because each of the Company’s executive officers (other than the CEO) reports directly to the CEO, the Compensation Committee receives input and recommendations from our CEO in determining an executive officer’s compensation other than his own compensation. The Compensation Committee considers and sets the compensation of our CEO when no members of management are present. In addition, members of management are not present while their specific compensation is being discussed and determined.

E.	The Elements Making Up Compensation and Our Target Market Positioning

Each executive officer’s compensation package comprises the following elements: (i) base salary that reflects individual performance, (ii) annual cash incentive awards tied to the Company’s achievement of specific performance objectives, (iii) long-term incentives in the form of equity awards (RSUs and options) designed to strengthen the mutuality of interests between the executive officers and the Company’s stockholders, (iv) additional long-term equity incentives explicitly tied to certain Company performance-based criteria (PBRSUs), (v) other benefits that are generally available to the Company’s employees, including a 401(k) (or other retirement plan) and medical, vision, and dental plans, and (vi) post-employment compensation.

In general, we have attempted to establish a strong relationship between total cash compensation, the Company’s performance, and individual executive performance by typically setting base salaries with reference to the 50th percentile range of the Market Composite Data and by providing additional incentive opportunities that typically position the target total cash compensation opportunity (base salary plus target annual cash incentive compensation) also within the 50th percentile range, with the potential to earn above the 50th percentile level for higher levels of performance while maintaining internal pay equity.

We also provide additional long-term incentives in the form of equity awards so that an executive officer’s target total direct compensation opportunity is analyzed with a view toward setting target total direct compensation with reference to the 50th percentile level (e.g., the size of an equity award is a function of the difference between the 50th percentile target total direct compensation and the 50th percentile of target total cash compensation). All of these percentiles are intended only as guidelines for evaluating and establishing each executive officer’s compensation and are not applied on a rigid or formulaic basis. Sometimes, depending on the totality of the circumstances for particular executive officers, compensation levels may fall within different percentile ranges as compared to market data. The Compensation Committee exercises sole discretion over each executive officer’s total compensation package.

Executive officers may also receive 401(k) retirement (or other retirement plan) and health and welfare benefits that are generally available to all employees of the Company. In addition, executive officers are also eligible to receive certain severance payments and benefits upon termination of their employment other than for cause, as further described in the sections of this proxy statement entitled, “Our Post-Employment Compensation” and “Potential Payments upon Termination or Change of Control.”

V.	Executive Compensation Review for Fiscal Year 2016

The Compensation Committee reviewed our executive officers’ compensation at regularly scheduled Compensation Committee meetings in August and September. At that time, the Compensation Committee also reviewed the Company’s performance as compared to the Proxy Group. As part of the review, the Compensation Committee considers any changes to an executive officer’s base salary or target amounts for his or her annual cash incentive awards. The Compensation Committee further considers any annual equity awards for our executive officers. The timing of the annual executive compensation review and any proposed equity awards is generally aligned with the Company’s annual grant of equity awards to our key employees, which occurs in November. See the section of this proxy statement entitled, “Administrative and Timing Aspects of Our Equity Awards.”

A.	Base Salary Determinations

The base salary for each executive officer is designed to be commensurate with the salary levels for comparable positions within the Market Composite Data, to reflect each individual’s personal performance during the year, to take into consideration the individual’s responsibilities within the Company, and to be consistent with our internal salary alignment. The relative weight given to each factor varies with each executive officer and is within the discretion of the Compensation Committee. In setting base salaries, the Compensation Committee reviews the Market Composite Data, the recommendations of our CEO for base salaries other than his own, and each executive officer’s individual performance for the year, as well as factors discussed above in the section entitled, “How We Generally Set Target Total Direct Compensation.” The Company’s profitability and operational performance and the history of past salary adjustments may also be factors in determining the base salaries of our executive officers. The Compensation Committee uses a largely discretionary approach for determining any adjustment to an individual executive officer’s base salary and looks collectively at all of these factors. Ultimately, the decision to adjust an executive officer’s base salary is subjective and made in the sole discretion of the Compensation Committee.

In September 2015, the Compensation Committee made the following adjustments to the base salaries of our Named Executive Officers:

●	Raised our CEO’s annual base salary 10.4% from $625,000 to $690,000, which is approximately 104% of the 50th percentile value in the applicable Market Composite Data;

●	Raised our CFO’s annual base salary 10.0% from $307,400 to $338,000, which is approximately 88% of the 50th percentile value in the applicable Market Composite Data;

●	Raised Mr. Anderson’s annual base salary 5.0% from $314,150 to $330,000, which is approximately 100% of the 50th percentile value in the applicable Market Composite Data;

●	Maintained Mr. Brannan’s annual base salary at £229,064 (which was equivalent to $357,271 around September 2015), which is approximately 107% of the 50th percentile value in the applicable Market Composite Data; and

●	Raised Mr. Thomas’s annual base salary 9.8% from $309,750 to $340,000, which is approximately 100% of the 50th percentile value in the applicable Market Composite Data.

The Compensation Committee increased the base salaries as noted above, in combination with the actions noted below with respect to annual cash incentive awards and equity awards, in recognition of the Company’s performance over the prior 12 months along with the individual executive officer’s performance. The Compensation Committee further factored into its analysis the decision last year to maintain the bases salaries of our CEO, CFO, and other executives at their then-current levels. The changes approved by the Compensation Committee also reflect the objective of bringing our executive officer’s target total cash compensation (including base salary and target incentive plan payments discussed below) toward the 50th percentile compared to applicable Market Composite Data. Prior to the salary increases, the target total cash compensation for our named executive officers was generally below the 25th percentile. Additionally, growth in revenue over the past several years has led to corresponding changes in the Proxy Group, which affects the Market Composite Data considered by the Compensation Committee in making its decisions.

B.	Annual Cash Incentive Awards: Our Incentive Plan

In fiscal year 2016, our executive officers, including our Named Executive Officers participated in our 2007 Management and Key Individual Contributor Incentive Plan (“Incentive Plan”) tied to fiscal year 2016 financial performance. The Incentive Plan is designed to provide employees who are in management or leadership positions in the Company, or who are key individual contributors whose efforts potentially have a material impact on the Company’s performance, with incentives to improve the Company’s performance through the achievement of pre-established financial goals. Pursuant to the Incentive Plan, participants are eligible to earn semi-annual cash bonus payments.

As defined and described in more detail below, a given semi-annual cash bonus is equal to an individual’s target semi-annual bonus multiplied by a semi-annual Incentive Plan Pay-Out Percentage. The Incentive Plan Pay-Out Percentage is based on the Company’s performance: its operating profit margin as calculated under the Incentive Plan and revenue growth for the given semi-annual performance period. The individual’s target semi-annual bonus is, in turn, based on the individual’s annual base salary multiplied by his or her Target Incentive Factor (the individual’s target bonus percentage).

At its September 2015 meeting, the Compensation Committee approved an amendment to Schedule A of the Incentive Plan to modify the Target Incentive Factors for each six-month performance cycle as follows:

Level	2016 Target Incentive Factor	2015 Target Incentive Factor
CEO	65%	50%
Direct Reports to the CEO at the Vice President Level and above	32.5%	25%
Other Management and Key Individual Contributors	5–32.5%	5–25%

For fiscal year 2016, pursuant to the change reflected in the chart above, our CEO’s target bonus percentage for each semi-annual performance period was set at 65% of his annual base salary, and the target bonus percentage for each semi-annual performance period for our remaining Named Executive Officers was set at 32.5% of their annual base salary. Prior to this amendment, the semi-annual target bonus percentages were 50% for our CEO and 25% for our remaining Named Executive Officers.

The Compensation Committee increased the target bonus percentages to reflect the objective of bringing our executive officer’s target total cash compensation toward the 50th percentile compared to applicable Market Composite Data and in recognition of the Company’s performance over the prior 12 months, individual performance, and the previous year’s decision to maintain the target bonus percentages.

The target total cash compensation—base salary (adjusted as noted above) plus target cash incentives—for fiscal year 2016 was therefore:

●	For our CEO, $1,587,000, which is approximately 110% of the 50th percentile value in the applicable Market Composite Data;

●	For our CFO, $557,700, which is approximately 83% of the 50th percentile value in the applicable Market Composite Data;

●	For Mr. Anderson, $544,500, which is approximately 101% of the 50th percentile value in the applicable Market Composite Data;

●	For Mr. Brannan, $589,497, which is approximately 101% of the 50th percentile value in the applicable Market Composite Data; and

●	For Mr. Thomas, $561,000, which is approximately 104% of the 50th percentile value in the applicable Market Composite Data.

Payments under the Incentive Plan are determined based on the achievement of certain internal company performance target levels for operating profit margin and revenue growth, which are set by the Compensation Committee prior to the commencement of each semi-annual performance period. For purposes of the Incentive Plan, “Operating Profit Margin” is defined as the Company’s consolidated GAAP operating income excluding (a) Incentive Plan and other bonus accruals and (b) any non-recurring items such as gains on sales of assets not otherwise included in revenue, losses on sales of assets, restructuring charges, merger-related costs including amortization or impairments of acquisition-related intangible assets, deferred tax adjustments, stock compensation expense, asset write-offs, write-downs, and impairment charges, and such other items as the Compensation Committee may determine in its sole discretion (part (b) collectively termed as “Excluded Items”).

These performance measures are designed to balance short- and long-term financial and strategic objectives for building stockholder value and are further based on a review of the operating results of other peer companies and competitors, including the performance of the Proxy Group. The Compensation Committee sets the target levels for these performance measures so that participants will earn their target bonuses only if the Company’s Operating Profit Margin and revenue growth goals are achieved during the measurement period. As designed, the Operating Profit Margin and revenue growth goals were intended by the Compensation Committee to be based on the Company’s long-term strategic plan, not the Company’s annual operating plan. The Incentive Plan further provides that no payments may be made unless a specified Operating Profit Margin threshold level is met. As opposed to the target levels for the Incentive Plan, typically the Compensation Committee has set the threshold levels for payments based in part on a review of the Company’s annual operating plan along with current economic and market conditions.

In determining the amount of a bonus payment for an individual participant, the Incentive Plan provides that the Compensation Committee will establish a formula for each measurement period in advance of the period commencing for determining the pay-out percentage (the “Incentive Plan Pay-Out Percentage”) based on the actual performance of the Company relative to the target levels for each of the performance measures. The Incentive Plan further provides that payments may exceed the target payouts when the Company’s financial performance exceeds the achievement of those performance target levels. Payments under the Incentive Plan may not exceed 250% of a participant’s target bonus for any applicable performance period and are further subject to a cap of 12% of the Company’s non-GAAP operating profit on total payments under the Company’s variable compensation plans. The Compensation Committee instituted a payment cap because it determined that the proposed targets and thresholds under the Incentive Plan created a risk that a large percentage of the Company’s operating profit for the period could be paid out as bonuses if the revenue growth of the Company continued to increase as anticipated. The Compensation Committee set the cap at 12% based on its desire to provide a reasonable payout for achieving the Company’s performance target levels while maintaining a reasonable cap on payments under all of the Company’s variable compensation plans.

If a participant’s employment with the Company is terminated by reason of death or disability (as disability is defined within the Incentive Plan) during a semi-annual performance period, then that participant will still receive the same payment under the Incentive Plan that he or she would have received if he or she were still employed on the last day of the semi-annual performance period, but such amount will be prorated based on the number of calendar days that the participant was employed with the Company during such performance period. Payment under the Incentive Plan would no longer be received if a participant’s employment was terminated for some other reason during a semi-annual performance period.

If, in the event of a change of control of the Company, the Incentive Plan is not assumed or replaced with a comparable plan by the Company’s successor, each participant under the Incentive Plan will receive a pro rata cash payment of his or her target bonus, based upon the number of calendar days completed in the current semi-annual performance period prior to the occurrence of the change of control. For more information, please see the section of this proxy statement entitled, “Potential Payments Upon Termination or Change of Control.”

For the first and second semi-annual performance periods in fiscal year 2016, the performance target levels for the two performance measures were set such that a participant would receive 100% of his or her target bonus if the Company achieved an operating profit margin, calculated as set forth in the Incentive Plan (the “Operating Profit Margin”) of 20% and annual revenue growth of 15% during the semi-annual performance period.

Specifically, the formula for determining the Incentive Plan Pay-Out Percentage for each semi-annual performance period was set by the Compensation Committee and depends on (1) an operating profit payout percentage and (2) a revenue growth multiplier as follows:

(1)	The operating profit payout percentage was determined based on the Company’s Operating Profit Margin for the semi-annual performance period. If the Company failed to achieve a threshold Operating Profit Margin of 10%, then no bonus payments would be made for the performance period.

(2)	At the threshold Operating Profit Margin of 10%, the operating profit payout percentage would be 25%. At the target Operating Profit Margin of 20%, the operating profit payout percentage would be 100%. For Operating Profit Margin performance between the threshold level of 10% and the target level of 20%, the operating profit percentage payout would be determined by using straight-line interpolation between the threshold and target levels. For example, if the Company achieved an Operating Profit Margin of 16%, the operating profit payout percentage would be calculated as 70% (25% + (3/5 x 75%)).

(3)	For performance above the target Operating Profit Margin of 20%, the operating profit payout percentage would increase linearly by 10% for each percentage point of Operating Profit Margin in excess of 20%. For example, if the Company achieved an Operating Profit Margin of 25%, the operating profit payout percentage would be calculated as 150% (100% + (5 x 10%)). In graphical form, the operating profit payout percentage therefore can be summarized as follows:

(4)	Once the operating profit payout percentage is determined, the Incentive Plan Pay-Out Percentage is calculated by multiplying the operating profit payout percentage by a revenue growth multiplier.

(5)	For fiscal year 2016, the revenue growth multiplier was set at 50% for revenue growth below 5% and 100% for target revenue growth of 15%. For revenue growth performance between 5% and 15%, the revenue growth multiplier would be determined using straight-line interpolation between these points. For example, if the Company achieved 10% revenue growth during the period, the revenue growth multiplier would be calculated as 75% (50% + (5/10 x 50%)).

(6)	For performance levels above the target revenue growth of 15%, the revenue growth multiplier would increase linearly by 5% for each percentage point of revenue growth in excess of 15%. For example, if the Company achieved annual revenue growth of 20% in the relevant period, the revenue growth multiplier would be calculated as 125% (100% + (5% x 5)). In graphical form, the revenue growth multiplier therefore can be summarized as follows:

Using the guidelines above, one can determine the Company’s Incentive Plan Pay-Out Percentage for a given semi-annual performance period:

Incentive Plan Pay-Out Percentage = Operating Profit Payout Percentage × Revenue Growth Multiplier

The Incentive Plan Pay-Out Percentage may not exceed 250% for any applicable performance period. Multiplying the Incentive Plan Pay-Out Percentage by a particular individual’s target bonus percentage and his/her annual base salary amount yields the specific amount of the cash bonus payment for a given semi-annual performance period:

Semi-Annual Cash Bonus = Incentive Plan Pay-Out Percentage × Target Bonus Percentage × Annual Base Salary

Since an individual’s target bonus for a semi-annual period is his or her target bonus percentage multiplied by his or her annual base salary, the equation above is equivalent to:

Semi-Annual Cash Bonus = Incentive Plan Pay-Out Percentage × Semi-Annual Target Bonus

Again, payments under the Incentive Plan for a given semi-annual performance period are subject to a cap of 12% of the Company’s non-GAAP operating profit on total payments under the Company’s variable compensation plans.

As a result of the Company’s performance in the first half of fiscal year 2016, payments under the Incentive Plan hit the 12% cap noted immediately above, and the resulting Incentive Plan Pay-Out Percentage was 244%; our executive officers subject to the Incentive Plan therefore earned payments of 244% of each individual’s semi-annual target bonus for the first semi-annual performance period. The Incentive Plan Pay-Out Percentage for the first half of fiscal year 2016 for these individuals was calculated based on an Operating Profit Margin of 22% (which corresponded to a GAAP operating profit margin of 16%) and revenue growth of 45%. For more details, see the section of this proxy statement entitled, “Annex,” which includes an Incentive Plan Reconciliation.

As a result of the Company’s performance in the second half of fiscal year 2016, the Incentive Plan Pay-Out Percentage was 56%; our executive officers subject to the Incentive Plan therefore earned payments of 56% of each individual’s semi-annual target bonus for the second semi-annual performance period. The Incentive Plan Pay-Out Percentage for the second half of fiscal year 2016 for these individuals was calculated based on an Operating Profit Margin of 21% (which corresponded to a GAAP operating profit margin of 15%) and revenue growth of 5%. For more details, see the section of this proxy statement entitled, “Annex,” which includes an Incentive Plan Reconciliation. The lower bonus for the second half of fiscal year 2016 was due to lower revenue growth than target due to softness in smartphone demand and a corresponding reduction in portable audio revenue.

The particularly strong financial results for the first half of fiscal year 2016 resulted in the cash incentives actually awarded for fiscal year 2016 being higher than the pre-established target bonus values.

The following chart summarizes awards under our Incentive Plan for fiscal year 2016:

	Base Salary	Target Incentive Factor	Semi- Annual Target Bonus	First Half FY16 Incentive Plan Pay-Out Percentage	First Half FY16 Incentive Plan payment	Second Half FY16 Incentive Plan Pay-Out Percentage	Second Half FY16 Incentive Plan payment	FY16 Incentive Plan Compensation
Jason P. Rhode	$690,000	65.0%	$448,500	244%	$1,095,573	56%	$251,269	$1,346,843
Thurman K. Case	$338,000	32.5%	$109,850	244%	$268,336	56%	$61,543	$329,879
Scott A. Anderson	$330,000	32.5%	$107,250	244%	$261,985	56%	$60,086	$322,071
Andrew Brannan*	£229,064	32.5%	£74,446	244%	£181,852	56%	£41,708	£223,560
Gregory S. Thomas	$340,000	32.5%	$110,500	244%	$269,924	56%	$61,907	$331,831

*	Payment amounts for Mr. Brannan are in pound sterling. If the pound sterling amounts are converted to U.S. dollars using an exchange rate of 1.5073 U.S. dollars per pound, the amounts presented here correspond to those in the Executive Compensation Tables below (see “A note on foreign currency” in the Executive Compensation Tables section of this proxy statement).

As compared to the Market Composite Data concerning target total cash compensation, the base salary plus cash incentives actually awarded would generally fall around the 75th percentile range.

A reconciliation of the Company’s GAAP operating profit margin to the Operating Profit Margin used in the Incentive Plan calculations is included as an annex to this proxy statement.

C.	Long-Term Incentive Awards: Equity Grants

We provide long-term incentive opportunities in the form of equity awards to motivate and reward our executive officers for their contributions to achieving our business objectives by tying incentives to the performance of our common stock over the long term. Further, in fiscal year 2015 we added a performance-based equity component in addition to our existing RSU and stock option awards, and in fiscal year 2016 we expanded the use of this performance equity component to include all of our executive officers. In view of this expanded set of equity components, the Compensation Committee reviewed possible relative value weights that can be assigned to each component to achieve a suitable, overall compensation package for our Named Executive Officers.

The use of equity further reinforces the link between the interests of our executive officers and our stockholders. Generally, equity awards are made annually by the Compensation Committee to each of our executive officers under our Stock Plan.

1.	Our Use of Stock Options and RSUs Generally

Prior to fiscal year 2010, we used stock options as our principal long-term incentive vehicle because of our belief that there was a near universal expectation by employees and executive officers in our industry that they would receive stock option grants. Options have provided an effective compensation opportunity for companies, like ours, focused on growth. Options are designed to align the interests of our executive officers and employees with those of our stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each option award enables the recipient to purchase shares of our common stock at a fixed price per share (the market price of our common stock on the grant date) over a specified period of time (up to 10 years). Each option typically becomes exercisable in a series of installments over a specified period—over four years, with one-year cliff vesting for 25% of the options on the first anniversary of the grant date and 1/36 of the remaining options vesting on a monthly basis over the following three years—contingent upon the recipient’s continued employment with the Company. Accordingly, the options provide a potential return to the employee or executive officer only if he or she remains employed by the Company during the vesting period, and then only if the market price of common stock appreciates over the option term.

In September 2010, the Compensation Committee moved to a long-term incentive framework based on an award mix of stock options and RSUs based on the aggregate grant date fair value of the awards. This award mix remains consistent with the practices of the Proxy Group in which stock options are commonly used in combination with full value awards with time-based or performance-based vesting. The decision to use time-vested RSUs balances the benefits of stock options with the executive retention and stockholder dilution benefits that RSUs provide. In particular, the Compensation Committee believes that the use of time-vested RSUs with a three-year cliff vesting requirement helps further our retention objectives by encouraging our executive officers to remain with the Company and fully execute our long-term strategies, which generally take a number of years to be fully implemented and reflected in our financial performance. Because RSUs are typically granted at a lower number of shares than an equivalent option grant, the dilutive impact of our long-term incentive awards as a whole is reduced by using a mix of these two types of equity vehicles.

2.	Our Performance-Based Restricted Stock Unit Program

In September 2014, the Compensation Committee approved the use of a performance-based RSU (“PBRSU,” which we termed Market Stock Units, or MSUs, in our fiscal year 2015 proxy statement) equity component as part of the equity mix for the Company’s CEO. At that time, the Compensation Committee approved use of PBRSUs only for our CEO to allow for adequate evaluation of their use, including evaluation of related reporting and accounting systems. During fiscal year 2016, the Compensation Committee considered an expansion of the PBRSU program to all executive officers, including our Named Executive Officers, and in October 2015, the Compensation Committee approved such an expansion.

The Compensation Committee believes that the use of PBRSUs will further promote the achievement of our long-term strategic and operational objectives by strengthening the link of our Named Executive Officers’ compensation to stockholder value creation.

For fiscal year 2016, the Compensation Committee recommended the following approximate value weighting to be followed with respect to the three equity vehicles available to our Named Executive

Officers: one-third stock options, one-third time-based RSU awards, and one-third PBRSU awards. Despite this initial weighting, the Compensation Committee will continue to use a largely discretionary approach for determining future modifications or adjustments to these value weights based on the myriad of factors it considers when making compensation decisions.

The design of the PBRSU awards for fiscal year 2016 generally matches those conditions and structures established during fiscal year 2015. Specifically, the PBRSU awards for fiscal year 2016 consisted of RSUs subject to a three-year performance period. The number of shares earned, relative to a target number of shares, will be based on the Company’s total shareholder return (“TSR”) measured relative to the TSR of the component companies of the Philadelphia Semiconductor Index (“Index”). Thus, the measurement entails determining our ranking among the companies that make up the components of the Index. The TSR determines a payout percentage ranging between 0–200%, which is then multiplied by the target number of PBRSUs.

To determine the payout percentage, the Company’s TSR for the performance period is compared against the companies in the Index to yield a Percentile Measurement (for example, if our Company would rank in the 75th percentile of the performance of companies in the Index during the performance period, our Percentile Measurement would be 75%). The payout percentage is a function of the Percentile Measurement as follows:

●	If our Percentile Measurement is less than 25%, the payout percentage is zero;

●	Threshold performance: if our Percentile Measurement is 25%, the payout percentage is 25%;

●	Target performance: if our Percentile Measurement is 50%, the payout percentage is 100%;

●	Maximum performance: if our Percentile Measurement is 75% or higher, the payout percentage is 200%;

●	A straight line connects the threshold, target, and maximum performance points; and

●	If the Company’s TSR is negative during the performance period, the maximum payout percentage is 100%.

In graphical form, the PBRSU payout percentage can be summarized as follows:

3.	Our Equity Awards and Comparisons to Market Composite Data

As discussed above, the Compensation Committee’s long-term incentive compensation philosophy is typically to grant awards to our executive officers that position target total direct compensation approximately at the 50th percentile of the competitive market, subject to other considerations. For example, the Compensation Committee also takes into account past increases or decreases in overall compensation and the number, and current unrealized value of, outstanding options and unvested RSUs and PBRSUs held by each executive officer to maintain an appropriate level of equity-based incentive for that individual. The Compensation Committee further considers the Company’s current equity burn rate and dilution in setting the amount of equity available for grant to our executive officers. The size of the equity award to each executive officer is set by the Compensation Committee at a level that is intended to create a meaningful opportunity for stock price appreciation based upon the individual’s position with the Company, current performance, anticipated future contribution based on that performance, and ability to affect corporate and/or business unit results. The Compensation Committee uses a largely discretionary approach for determining the value of the equity awards awarded to an individual executive officer and looks collectively at all of these factors. Ultimately, the decision with respect to the size of these equity awards is subjective and made in the sole discretion of the Compensation Committee.

For fiscal year 2016, based on Compensia’s analysis of competitive market practices and the other relevant factors summarized above, the Compensation Committee approved the grant of a mix of approximate one-third stock options, one-third RSUs, and one-third PBRSUs (all relative to valuation) to our executive officers, including our Named Executive Officers, in conjunction with the Company’s annual review of equity awards for all employees.

The following charts are based on figures presented in the Summary Compensation Table below and show the components of our Named Executive Officers’ fiscal year 2016 compensation, along with the performance-based percentage of that compensation.

In the two charts immediately above, the following were considered performance-based compensation: cash incentive awards, stock option awards (which provide a potential return only if the market price of common stock appreciates over the option term), and PBRSUs.

The equity awards to our Named Executive Officers were granted in November 2015 on the Company’s Monthly Grant Date (see the section of this proxy statement immediately below entitled, “Administrative and Timing Aspects of Our Equity Awards”).

As compared to the Market Composite Data concerning target total direct compensation, the base salary (as adjusted during fiscal year 2016) plus target cash incentive values plus awarded equity for fiscal year 2016 to our Named Executive Officers was:

●	For our CEO, $5,732,595, which is approximately 91% of the 50th percentile value in the applicable Market Composite Data;

●	For our CFO, $1,272,823, which is approximately 79% of the 50th percentile value in the applicable Market Composite Data;

●	For Mr. Anderson, $1,321,812, which is approximately 102% of the 50th percentile value in the applicable Market Composite Data;

●	For Mr. Brannan, $1,273,511, which is approximately 94% of the 50th percentile value in the applicable Market Composite Data; and

●	For Mr. Thomas, $1,307,203, which is approximately 128% of the 50th percentile value in the applicable Market Composite Data.

As compared to the Market Composite Data concerning target total direct compensation, the base salary (as adjusted during fiscal year 2016) plus cash incentives actually awarded plus awarded equity for fiscal year 2016 generally fall as a group around the 50th percentile range, with individual values ranging from slightly below the 50th percentile to a range between the 50th and 75th percentiles.

The Compensation Committee determined that the size of its equity awards, which were higher than those of last year, was warranted and appropriate in view of the totality of circumstances, including comparison with the Market Composite Data (resulting from this year’s modified Proxy Group) for target total direct compensation, the Company’s performance at or near the time of compensation analyses, and previous compensation adjustments.

4.	Administrative and Timing Aspects of Our Equity Awards

New employee equity awards and special stock awards are granted and priced on the first Wednesday of each calendar month (the “Monthly Grant Date”). The purpose of this process is to minimize the administrative burdens that would be created with multiple monthly grant dates and to ensure that all required approvals are obtained on or before the Monthly Grant Date. If the Monthly Grant Date occurs on a Company holiday, or on other days that the Company or Nasdaq is closed for business, the Monthly Grant Date will be the next regularly scheduled business day. The Compensation Committee does not have any program, plan, or practice to time option grants or other stock awards to our executive officers in coordination with the release of material non-public information.

Annual equity awards to employees and executive officers are now granted in November (prior to fiscal year 2016 annual awards were granted in October). The Compensation Committee chose a November annual grant date so that the vesting of RSU and PBRSU grants will likely take place during a period after the Company has reported its financial earnings.

5.	Stock Ownership Guidelines

On March 22, 2016, our Governance and Nominating Committee adopted stock ownership guidelines, effective as of the 2016 Annual Meeting, applying to our CEO, non-employee directors, and executive officers of the Company to more closely link their interests with those of other Company stockholders. Within the later of five years from the 2016 Annual Meeting or five years from his or her appointment as an executive officer or initial election to the Board, each individual subject to the guidelines is expected to accumulate and maintain an ownership position in Company shares that is the lesser of the following:

CEO:	Either three times annual salary or 60,000 shares
Other Executive Officers:	Either one time annual salary or 10,000 shares
Non-employee Directors:	Either three times annual cash retainer or 4,500 shares

Additional details concerning our stock ownership guidelines are provided in the Corporate Governance Guidelines referenced herein and included as Exhibit A.

D.	Our Perquisites and Other Benefits

Our CEO and other executive officers are eligible to participate in our retirement, welfare, and health benefit programs to the same extent as all other salaried employees based in the United States or United Kingdom as applicable. For example, as applicable to the United States or United Kingdom, we provide medical, dental and vision insurance, a retirement/401(k) plan, life and disability insurance, flexible spending accounts, and other plans and programs. Although perquisites are not a material part of our compensation programs for executive officers and are generally not provided, we do reimburse up to $500 for an annual physical examination for each of our executive officers to the extent the physical examination is not covered under our standard health care plans.

VI.	Our Post-Employment Compensation

We do not maintain separate individual severance or change of control agreements with our Named Executive Officers; however, on July 26, 2007, after a review of other companies’ practices with respect to management severance plans, the Compensation Committee approved and adopted an Executive Severance and Change of Control Plan (the “2007 Severance Plan”). The 2007 Severance Plan provides certain payments and other benefits to eligible executive officers (“Eligible Executives”), including each of our Named Executive Officers, whose employment is involuntarily terminated by the Company (other than for cause) or whose employment terminates following a change of control of the Company. The 2007 Severance Plan became effective on October 1, 2007.

The 2007 Severance Plan provides that, in the event of an Eligible Executive’s termination of employment by the Company without cause, he or she is eligible to receive: (i) a continuation of base salary for a period of up to six months (up to 12 months for our CEO) following termination, and (ii) payment in full of a reasonable estimate of COBRA premiums for three months of continued health care coverage.

The 2007 Severance Plan further provides that, if an Eligible Executive’s employment is terminated within 12 months following a change in control of the Company, either by the Company without cause or by the Eligible Executive for good reason, the Eligible Executive is eligible to receive (in lieu of the payments and benefits described above): (i) a lump sum payment equal to 12 months’ base salary (24 months for our CEO), (ii) acceleration in full of any unvested stock options or any other securities or similar incentive awards that have been granted or issued to the Eligible Executive as of the employment termination date, and (iii) payment in full of a reasonable estimate of COBRA premiums for 12 months. In addition, the Eligible Executive will have six months from the employment termination date to exercise any vested options.

The 2007 Severance Plan may not be amended or terminated without the consent of any Eligible Executive during the one year prior to or following the occurrence of a change in control of the Company, if such amendment would be adverse to the interest of such Eligible Executive. In order to receive severance payments and benefits under the 2007 Severance Plan, an Eligible Executive must execute a general release of all claims against the Company. Additional details and specific terms of the Severance Plan are set forth in the section of this proxy statement entitled, “Potential Payments upon Termination or Change of Control.”

We maintain the 2007 Severance Plan because we believe it is consistent with the practices of peer companies and helps ensure that we are able to attract and retain top talent. Further, we believe that our plan provides a level of stability to Eligible Executives during volatile business conditions that have historically existed in our industry so that they remain focused on their responsibilities and the long-term interests of the Company during such times.

The 2007 Severance Plan provides for “double-trigger” rather than “single-trigger” payment and benefits in the event of a change of control of the Company. In other words, payments to Eligible Executives are contingent upon an involuntarily termination of employment following a change of control. This plan design is intended to provide a level of security to Eligible Executives negotiating a transaction to avoid any misalignment with the interests of our stockholders without resulting in a windfall to Eligible Executives who remain employed following such a transaction.

VII.	Our Prohibition Against Short Selling, Hedging, and Pledging

The Company prohibits directors, officers, and employees from investing in derivative securities based on or related to the Company’s common stock, engaging in any short sale or hedging transactions involving the Company’s common stock, and pledging any shares of the Company’s common stock as collateral for any margin account or any other similar account or debt instrument where a sale of the Company’s stock could occur. Our policy does not restrict the ownership of Company-granted equity awards, such as stock options, restricted stock, RSUs, PBRSUs, or other equity awards issued by the Company.

VIII.	Tax Considerations Related to Compensation

Section 162(m) of the Internal Revenue Code (“IRC”) disallows a tax deduction to publicly-held companies for compensation paid to our CEO and any of the three most highly compensated officers (other than our CEO and our principal financial officer) to the extent that compensation exceeds

$1,000,000 per covered officer in any fiscal year. The limitation applies only to compensation that is not considered to be “performance-based compensation.” Under the Treasury Regulations implementing Section 162(m), compensation received through the exercise of a stock option will not be subject to the $1,000,000 limit if it qualifies as “performance-based compensation” within the meaning of Section 162(m).

It is the Compensation Committee’s objective, so long as it is reasonable and consistent with the Company’s overall business, compensation, and retention objectives, to endeavor to design our executive compensation program to keep executive compensation deductible for federal income tax purposes. However, the Compensation Committee maintains its discretion to approve compensation to covered officers that is not deductible for purposes of Section 162(m).

At the 2013 annual meeting of stockholders, the stockholders approved an amended 2007 Management and Key Individual Contributor Incentive Plan that allowed qualified future payments under that plan to become eligible for deduction under Section 162(m). At the 2015 annual meeting of stockholders, the stockholders approved the 2006 Stock Incentive Plan, as amended and restated, so that qualified payments under this plan (e.g., stock options and full value awards with performance-based vesting) are also eligible for deduction under Section 162(m).

In fiscal year 2016 the Company had a tax deduction disallowance under Section 162(m) of approximately $615,450 related to the compensation received by our CEO. This disallowance was the result of his salary in combination with the vesting of RSUs that were not “performance based” for purposes of Section 162(m).

Section 280G of the IRC disallows the deduction of any “excess parachute payment” paid in connection with certain events. A portion of amounts payable under the 2007 Severance Plan may constitute “excess parachute payments” to our executive officers. Accordingly, the 2007 Severance Plan provides for a modified Section 280G “cut back” pursuant to which payments and benefits under the 2007 Severance Plan will be reduced in the event such reduction produces a greater after-tax benefit to an executive officer. See the section of this proxy statement entitled, “Potential Payments Upon Termination or Change of Control.”

IX.	Compensation Committee Interlocks and Insider Participation

The Compensation Committee currently consists of Timothy R. Dehne (Chair), John C. Carter, and Christine King. None of our executive officers has ever served as a member of the board of directors or the compensation committee of another entity that has or has had, at the time of his or her service or during the same fiscal year, one or more executive officers serving as a member of the Board or the Compensation Committee. The members of the Compensation Committee are considered independent under the Board and the Compensation Committee independence standards as set forth in the Corporate Governance Guidelines, which are available under the Corporate Governance section of our “Investors” page on our website at investor.cirrus.com.

COMPENSATION COMMITTEE REPORT

We, the Compensation Committee of the Board of Directors, have reviewed and discussed the Compensation Discussion and Analysis (“CD&A”) required by Item 402(b) of Regulation S-K with management of the Company. Based on such review and discussion, we have recommended to the Board of Directors that the CD&A be included as part of this proxy statement.

Submitted by the Compensation Committee of the Board of Directors:

Timothy R. Dehne, Chair

John C. Carter

Christine King

CONSIDERATION OF RISK RELATED TO COMPENSATION PROGRAMS

The Compensation Committee structures our executive compensation program to provide incentives to appropriately reward our executive officers without undue risk taking. Our approach is similar for the compensation practices and polices applicable to all employees throughout the Company. Overall, we believe that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on the Company. In general, we attempt to align our compensation programs with the long-term interests of the Company and its stockholders and mitigate the likelihood of inducing excessive risk-taking behavior. More specifically, we believe the following program features and policies help to mitigate the likelihood of inducing excessive risk-taking behavior:

●	The Company pays a mix of fixed and variable compensation, with variable compensation tied both to short-term objectives and the long-term value of our stock price.

●	Our annual cash incentive program is based on a mix of bottom-line objectives (e.g., operating profit goals) and top-line objectives (e.g., revenue growth) in order to avoid the risk of excessive focus on one goal or performance measure.

●	To prevent the risk that our annual cash incentive program pays bonuses despite weak short-term performance, no payout may occur without a threshold level of operating profit performance being met.

●	The aggregate payout under our annual cash incentive program for our executive and leadership team is capped at a percentage of overall operating profit to prevent the risk of excessive payout of the Company’s operating profit.

●	The individual payout under our annual cash incentive program for our executive and leadership team is further capped so that no participant may receive a payout of greater than 250% of his or her target payout.

●	Long-term incentives are awarded to our executive officers in the form of equity awards that vest over a significant period of time, typically three or four years. The vesting period is intended to align the interests of our executive officers with the long-term interests of stockholders and to provide an incentive for our executive officers to remain with the Company.

●	Long-term incentives are typically granted annually so our executive officers will have unvested awards that may decrease in value if our business is not managed with long-term goals in mind.

●	We use a mix of stock options, RSUs, and PBRSUs to create an overall long-term incentive package that aligns with stockholder interests, appropriately balances risk and performance, and provides competitive incentives for the purpose of executive retention.

●	We use performance-based equity based on the Company’s total shareholder return (“TSR”) as a means to align a portion of an executive’s compensation with the interests of our shareholders. In addition, we cap the payout of these awards at a 100% payout if the Company’s TSR is negative over the performance period (typically, three years).

●	Our CEO, non-employee directors, and officers of the Company are obligated to meet certain stock ownership guidelines that require accumulation and maintenance of a prescribed value or number of shares. The Corporate Governance Guidelines at Exhibit A set out such requirements.

●	The Compensation Committee retains an independent compensation consultant and uses market data, when available, to inform our focus on pay for performance.

EXECUTIVE COMPENSATION TABLES

Fiscal Year 2016 Summary Compensation Table

The following table provides certain summary information concerning the compensation awarded to, earned by, or paid to our Named Executive Officers. The table sets forth compensation for services rendered by our Named Executive Officers for the fiscal years ended March 26, 2016; March 28, 2015; and March 29, 2014; as applicable.

A note on foreign currency: For Mr. Brannan, cash compensation (e.g., salary and non-equity incentive plan compensation) is paid in the currency of the United Kingdom—the pound sterling. For purposes of the disclosures and tables in this proxy statement, we have converted pound sterling payment amounts to U.S. dollars by applying the following methodology for fiscal year 2016. We first calculated 12 average monthly exchange rates corresponding to the months April 2015 (the first full month in fiscal year 2016) through March 2016 (the month ending fiscal year 2016). We then averaged those 12 monthly exchange rates to arrive at an overall average exchange rate of 1.5073 U.S. dollars per pound. We used this overall average for conversions. With respect to fiscal year 2015, the average exchange rate of 1.5766 U.S. dollars per pound was used.

Name and Principal Position (a)	Year (b)	Salary ($) (c)		Stock Awards(1) ($) (e)		Option Awards(1) ($) (f)	Non-Equity Incentive Plan Compensation(2) ($) (g)		All Other Compensation ($) (i)		Total ($) (j)
Jason P. Rhode, President and Chief Executive Officer	2016	$658,500		$2,550,828		$1,594,767	$1,346,843		$9,397	(3)	$6,160,335
	2015	625,000		1,482,950		594,076	955,625		10,070		3,667,721
	2014	575,000		700,200		1,155,587	819,112		9,420		3,259,319
Thurman K. Case, Vice President, Chief Financial Officer and Principal Accounting Officer	2016	$323,171		$440,028		$275,095	$329,879		$12,548	(4)	$1,380,721
	2015	307,400		254,625		165,023	235,007		12,160		974,215
	2014	298,700		233,400		210,108	219,466		11,967		973,641

Scott A. Anderson, Senior Vice President and General Manager, Mixed-Signal Audio Division	2016	$322,319		$478,294		$299,018	$322,071		$4,906	(5)	$1,426,608
	2015	314,150		244,440		158,421	240,168		4,928		962,107
	2014	309,575		280,080		252,128	229,182		4,928		1,075,893

Gregory S. Thomas, Vice President, General Counsel and Corporate Secretary	2016	$325,341		$459,146		$287,057	$331,831		$10,870	(6)	$1,414,245
	2015	309,750		254,625		165,023	236,804		10,454		976,656
	2014	302,375		233,400		210,108	222,723		10,151		978,757

Andrew Brannan, Vice President, Worldwide Sales	2016	$345,270	(8)	$420,880		$263,134	$336,974	(8)	$24,140	(7)(8)	$1,390,398
	2015	207,614	(8)	1,561,521	(9)		154,480	(8)	23,716	(8)	1,947,331

(1)	The amounts reported in the column entitled “Stock Awards” represent the RSUs and PBRSUs granted to our Named Executive Officers. The amounts reported in the column entitled “Option Awards” represent the stock options granted to our Named Executive Officers. In each case, the value reported is the aggregate grant date fair value calculated pursuant to FASB ASC Topic 718, excluding any assumptions regarding potential forfeitures. The assumptions underlying the calculation under FASB ASC Topic 718 are discussed under Note 12, Equity Compensation, in our Annual Report on Form 10-K for the fiscal year ended March 26, 2016.
(2)	This column, entitled “Non-Equity Incentive Plan Compensation,” represents the amounts earned for each fiscal year under the Incentive Plan, which is described in further detail in the “Compensation Discussion and Analysis” section of this proxy statement. Payments earned in the second semi-annual period of a fiscal year are included in this table for that fiscal year even though they were paid in the following fiscal year.
(3)	This amount includes $7,858 in matched contributions under our 401(k) plan, $990 associated with the value of insurance premiums paid with respect to life insurance for the benefit of Dr. Rhode, and $550 in tax gross-ups paid to all employees of the Company with respect to the Company’s long-term disability plan.

(4)	This amount includes $8,810 in matched contributions under our 401(k) plan, $3,189 associated with the value of insurance premiums paid with respect to life insurance for the benefit of Mr. Case, and $550 in tax gross-ups paid to all employees of the Company with respect to the Company’s long-term disability plan.
(5)	This amount includes $4,357 associated with the value of insurance premiums paid with respect to life insurance for the benefit of Mr. Anderson, and $550 in tax gross-ups paid to all employees of the Company with respect to the Company’s long-term disability plan.
(6)	This amount includes $8,803 in matched contributions under our 401(k) plan, $1,518 associated with the value of insurance premiums paid with respect to life insurance for the benefit of Mr. Thomas, and $550 in tax gross-ups paid to all employees of the Company with respect to the Company’s long-term disability plan.
(7)	This amount includes $565 in private medical insurance, $21,564 in matched contributions under our defined contribution pension scheme in the United Kingdom, and $2,011 in additional Company contribution (made in return for his individual salary sacrifice) toward that defined contribution pension scheme.
(8)	These amounts were converted from pound sterling to U.S. dollars. See “A note on foreign currency” above for details concerning the conversion.
(9)	These RSUs were granted to Mr. Brannan as part of the acquisition of Wolfson.

Fiscal Year 2016 Grants of Plan-Based Awards Table

The following table sets forth certain information with respect to grants of plan-based awards for the fiscal year ended March 26, 2016, to our Named Executive Officers. All of the stock options, RSUs, and PBRSUs that are reflected in the table were granted under our 2006 Stock Incentive Plan.

The amounts reported in the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” column below set forth potential payouts under the Company’s Incentive Plan, which is described further in the “Compensation Discussion and Analysis” section of this proxy statement.

The amounts reported in the “Estimated Future Payouts Under Equity Incentive Plan Awards” column below set forth potential payouts that are associated with PBRSUs. The PBRSUs will vest as to the number of shares earned on the third anniversary of the grant date. The number of PBRSUs that vest, if any, is based on Company performance during this three-year period and is determined relative to the target number of shares as described further in the “Compensation Discussion and Analysis” section of this proxy statement. Holders of PBRSUs are not eligible to receive any dividends or dividend equivalents with respect to outstanding PBRSUs. Special accelerated vesting provisions applicable to the equity awards upon a Named Executive Officer’s termination of employment or upon a change of control of the Company are described in the section of this proxy statement entitled, “Potential Payments Upon Termination or Change of Control.”

Each stock option has a maximum term of 10 years, subject to earlier termination if the optionee’s services are terminated. Unless noted, the exercisability of options vests with respect to 25% of the shares underlying the option one year after the date of grant and with respect to the remaining shares underlying the option thereafter in 36 equal monthly installments. The exercise price of each stock option is equal to the closing price of our common stock as reported on Nasdaq on the date of grant.

The RSUs will vest with respect to 100% of the shares underlying the award on the third anniversary of the grant date. Holders of RSUs are not eligible to receive any dividends or dividend equivalents with respect to outstanding RSUs. Special accelerated vesting provisions applicable to the equity awards upon a Named Executive Officer’s termination of employment or upon a change of control of the Company are described in the section of this proxy statement entitled, “Potential Payments Upon Termination or Change of Control.”

Name	Grant Date(1)	Approval Date(1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)						Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(4)
(a)	(b)		Threshold ($) (c)		Target ($) (d)		Maximum ($) (e)		Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)	(#) (i)	(#) (j)	(k)	(l)
Jason P. Rhode, President and Chief Executive Officer	11/4/2015	10/22/2015										41,667			$1,302,094
	11/4/2015	10/22/2015							7,832	31,328	62,656				$1,248,734
	11/4/2015	10/22/2015											126,263	$31.25	$1,594,767
			$224,250		$897,000		$2,242,500
Thurman K. Case, Vice President, Chief Financial Officer and Principal Accounting Officer	11/4/2015	10/22/2015										7,188			$224,625
	11/4/2015	10/22/2015							1,351	5,404	10,808				$215,403
	11/4/2015	10/22/2015											21,780	$31.25	$275,095
			$54,925		$219,700		$549,250

Scott A. Anderson, Senior Vice President and General Manager, Mixed-Signal Audio Division	11/4/2015	10/22/2015										7,813			$244,156
	11/4/2015	10/22/2015							1,469	5,874	11,748				$234,138
	11/4/2015	10/22/2015											23,674	$31.25	$299,018
			$53,625		$214,500		$536,250

Gregory S. Thomas, Vice President, General Counsel and Corporate Secretary	11/4/2015	10/22/2015										7,500			$234,375
	11/4/2015	10/22/2015							1,410	5,639	11,278				$224,771
	11/4/2015	10/22/2015											22,727	$31.25	$287,057
			$55,250		$221,000		$552,500
Andrew Brannan, Vice President, Worldwide Sales	11/4/2015	10/22/2015										6,875			$214,844
	11/4/2015	10/22/2015							1,292	5,169	10,338				$206,036
	11/4/2015	10/22/2015											20,833	$31.25	$263,134
			$55,518	(5)	$222,072	(5)	$555,180	(5)

(1)	The Company’s policy is to grant equity awards on the first Wednesday of the month (the “Monthly Grant Date”) after the Compensation Committee approves the award. If the Monthly Grant Date occurs on a Company holiday, or on other days that the Company or Nasdaq is closed for business, the Monthly Grant Date is the next regularly scheduled business day when the Company and Nasdaq are open for business.
(2)	The amounts reported in this column reflect potential payment amounts under the Incentive Plan. Actual amounts earned under this plan are reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above. Payments may be made under the Incentive Plan only if certain financial prerequisites, such as operating profit margin thresholds, are achieved, as described further in the “Compensation Discussion and Analysis” section of this proxy statement. The threshold amounts reported in this column reflect the minimum amount payable assuming achievement of the applicable financial-result thresholds. The target amounts reported above reflect the target amount awarded to each Named Executive Officer. The maximum amounts represent 250% of the target amount for each Named Executive Officer.
(3)	The amounts reported in this column reflect potential payment amounts for PBRSUs under the Company’s Performance-Based Restricted Stock Unit Program. The number of PBRSUs that will vest, if any, is based on Company performance during a three-year performance period and is determined as further described in the “Compensation Discussion and Analysis” section of this proxy statement.
(4)	Amounts in this column represent the aggregate grant date fair value of the equity awards computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The assumptions underlying the calculation under FASB ASC Topic 718 are discussed under Note 12, Equity Compensation, in the Company’s Form 10-K for the fiscal year ended March 26, 2016.
(5)	These amounts were converted from pound sterling to U.S. dollars. See “A note on foreign currency” above for details concerning the conversion.

Fiscal Year 2016 Outstanding Equity Awards at Fiscal Year-End Table

The following table provides information concerning the outstanding equity award holdings of our Named Executive Officers as of March 26, 2016.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable(1) (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date(2)	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested(3) (#)	Market Value of Shares or Units of Stock That Have Not Vested(4) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(5) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(6) ($)
(a)	(b)	(c)	(d)	(e)	(f)		(g)	(h)	(i)	(j)
Jason P. Rhode, President and Chief Executive Officer	240,156	—		$7.87	06/06/2017
	86,982	—		$5.55	10/07/2019
	135,000	—		$16.25	10/06/2020
	135,000	—		$15.41	10/05/2021
	93,958	16,042		$38.99	10/03/2022
	66,458	43,542		$23.34	10/02/2023
	31,875	58,125		$20.37	10/01/2024
	—	126,263		$31.25	11/04/2025
						10/2/2013	30,000	$1,034,100
						10/1/2014	35,000	$1,206,450
						10/1/2014			35,000	$1,206,450
						11/4/2015	41,667	$1,436,261
						11/4/2015			31,328	$1,079,876
Thurman K. Case, Vice President, Chief Financial Officer and Principal Accounting Officer	14,000	—		$5.25	10/01/2018
	7,000	—		$5.55	10/07/2019
	25,000	—		$16.25	10/06/2020
	25,000	—		$15.41	10/05/2021
	17,083	2,917		$38.99	10/03/2022
	12,083	7,917		$23.34	10/02/2023
	8,853	16,147		$20.37	10/01/2024
	—	21,780		$31.25	11/04/2025
						10/2/2013	10,000	$344,700
						10/1/2014	12,500	$430,875
						11/4/2015	7,188	$247,770
						11/4/2015			5,404	$186,276
Scott A. Anderson, Senior Vice President and General Manager, Mixed-Signal Audio Division	20,000	—		$5.55	10/07/2019		64,499	$2,223,281
	35,000	—		$16.25	10/06/2020
	35,000	—		$15.41	10/05/2021
	20,500	3,500		$38.99	10/03/2022
	14,500	9,500		$23.34	10/02/2023
	8,500	15,500		$20.37	10/01/2024
	—	23,674		$31.25	11/04/2025
						10/2/2013	12,000	$413,640
						10/1/2014	12,000	$413,640
						11/4/2015	7,813	$269,314
						11/4/2015			5,874	$202,477

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable(1) (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date(2)	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested(3) (#)	Market Value of Shares or Units of Stock That Have Not Vested(4) ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(5) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(6) ($)
(a)	(b)	(c)	(d)	(e)	(f)		(g)	(h)		(i)	(j)
Gregory S. Thomas, Vice President, General Counsel and Corporate Secretary	15,583	—		$5.25	10/01/2018
	50,000	—		$5.55	10/07/2019
	32,000	—		$16.25	10/06/2020
	30,000	—		$15.41	10/05/2021
	17,083	2,917		$38.99	10/03/2022
	12,083	7,917		$23.34	10/02/2023
	8,853	16,147		$20.37	10/01/2024
	—	22,727		$31.25	11/04/2025
						10/2/2013	10,000	$344,700
						10/1/2014	12,500	$430,875
						11/4/2015	7,500	$258,525
						11/4/2015				5,639	$194,376
Andrew Brannan, Vice President, Worldwide Sales	—	20,833		$31.25	11/04/2025
						8/22/2014	43,002	$1,482,279	(7)
						11/4/2015	6,875	$236,981
						11/4/2015				5,169	$178,175
(1)	Unless otherwise noted within this table, all stock options vest over four years, with one-year cliff vesting for 25% of the options on the first anniversary of the grant date, and 1/36 of the remaining options vesting on a monthly basis over the following three years.
(2)	Options have a maximum 10-year term. Therefore, the grant date is 10 years prior to the Option Expiration Date listed in this column.
(3)	This column corresponds to RSUs. RSUs will vest with respect to 100% of the shares underlying the award on the third anniversary of the grant date.
(4)	The market value of unvested RSUs reported in column (h) is calculated by multiplying the number of shares of common stock subject to each award reported in column (g) by the closing market price of common stock on March 24, 2016, (the last trading day of fiscal year 2016), which was $34.47.
(5)	This column corresponds to target numbers of PBRSUs. The number of shares that vest, if any, will be based on Company performance and relative to the target number of shares as further described in the “Compensation Discussion and Analysis” section of this proxy statement. Such vesting will occur on the third anniversary of the grant date.
(6)	The market value of unvested PBRSUs reported in this column is calculated by multiplying the target number of shares subject to each award reported in column (i) by the closing market price of common stock on March 24, 2016, (the last trading day of fiscal year 2016), which was $34.47.
(7)	These RSUs are associated with the acquisition of Wolfson and are the remaining two-thirds of RSUs that vest in equal tranches over a three year period (one tranch has vested and these remaining two-thirds will vest equally over two years).

Fiscal Year 2016 Options Exercised and Stock Vested Table

The following table provides information on the value realized by each Named Executive Officer as a result of options that were exercised and stock awards that vested during fiscal year 2016.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise(1) ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting (2) ($) (e)
Jason P. Rhode, President and Chief Executive Officer	289,910	$7,979,745	30,000	$956,400
Thurman K. Case, Vice President, Chief Financial Officer and Principal Accounting Officer	21,000	$642,750	10,000	$318,800
Scott A. Anderson, Senior Vice President and General Manager, Mixed-Signal Audio Division	47,366	$1,320,335	12,000	$382,560
Gregory S. Thomas, Vice President, General Counsel and Corporate Secretary	14,169	$342,323	10,000	$318,800
Andrew Brannan, Vice President, Worldwide Sales	—	$—	21,497	$590,308

(1)	The value realized on the exercise of stock options was computed by determining the difference between the market price of our common stock underlying each option on the date of exercise and the exercise price of the options for each share exercised.
(2)	The value realized on the vesting of stock awards was computed by multiplying the number of shares acquired on vesting (column d) by the market price of our common stock on the date of vesting.

Pension Benefits and Nonqualified Deferred Compensation

The Company does not sponsor or maintain either a defined benefit pension plan or a nonqualified deferred compensation plan for the benefit of our executive officers.

Potential Payments upon Termination or Change of Control.

The Company does not maintain individual employment, severance, or change of control agreements with our Named Executive Officers; however, the Company does maintain the 2007 Severance Plan, which provides for certain payments and benefits to individuals employed by the Company and its subsidiaries at the level of Chief Executive Officer and Vice President or above and reporting directly to the Chief Executive Officer (“Eligible Executives”) in the event that the employment of such an executive officer is involuntarily terminated other than for cause or in certain circumstances following a change of control of the Company. The Named Executive Officers may also receive certain benefits under the Incentive Plan in the event of certain terminations of employment or change of control transactions that occur prior to the payment of the award for the applicable fiscal year.

2007 Severance Plan

Each of our Named Executive Officers is considered an Eligible Executive under the 2007 Severance Plan. The Company maintains the 2007 Severance Plan because we believe it helps to ensure that we are able to attract and retain top talent. Further, we believe that the 2007 Severance Plan provides a level of stability for our executive officers during volatile business conditions that have historically existed so that they remain focused on their responsibilities and the long-term interests of the Company during such times.

The 2007 Severance Plan provides that, in the event of an Eligible Executive’s involuntary termination of employment by the Company other than for “cause” (defined below for purposes of the 2007 Severance Plan) he or she will be eligible to receive: (i) a continuation of base salary for a period of up to six months (up to 12 months in the case of our CEO) following termination of employment, and (ii) payment in full of a reasonable estimate of COBRA premiums for three months (collectively, the “Termination Payment”).

The 2007 Severance Plan further provides that, if an Eligible Executive’s employment is terminated either by the Company without “cause” or by the Eligible Executive for “good reason” within 12 months following a “change of control” (as defined below for purposes of the 2007 Severance Plan) of the Company, he or she will be eligible to receive a “Change of Control Termination Payment,” which is comprised of: (i) a lump sum payment equal to 12 months’ base salary (24 months in the case of our CEO), (ii) acceleration in full of any unvested stock options or any other securities or similar incentive awards that have been granted or issued to him or her as of the employment termination date, and (iii) payment in full of a reasonable estimate of COBRA premiums for 12 months. In addition, the Eligible Executive will have until six months from the employment termination date to exercise any vested options, except that no option will be exercisable after the option’s original expiration date.

In the event of an Eligible Executive’s death or “disability” (as such term is defined below for purposes of the 2007 Severance Plan), the Eligible Executive or his or her estate, as applicable, will receive the Termination Payment described above. If the death or disability has occurred within 12 months following a change of control of the Company, he or she or his or her estate, as applicable, will receive the Change of Control Termination Payment described above.

For purposes of the 2007 Severance Plan:

●	“cause” means (i) gross negligence or willful misconduct in the performance of an executive officer’s duties; (ii) a material and willful violation of any federal or state law that if made public would injure the business or reputation of the Company; (iii) a refusal or willful failure to comply with any specific lawful direction or order of the Company or the material policies and procedures of the Company including but not limited to the Company’s Code of Conduct and the Company’s Insider Trading Policy as well as any obligations concerning proprietary rights and confidential information of the Company; (iv) a conviction (including a plea of nolo contendere ) of a felony, or of a misdemeanor that would have a material adverse effect on the Company’s goodwill if the executive officer were to continue to be retained as an employee of the Company; or (v) a substantial and continuing willful refusal to perform duties ordinarily performed by an employee in the same position and having similar duties as the executive officer.

●

“good reason” means: (i) without the executive officer’s express written consent, a material reduction of the executive officer’s duties, authority, or responsibilities relative to the executive’s duties, authority, or responsibilities as in effect immediately prior to such reduction; (ii) a material reduction by the Company in the base salary of an executive officer as in effect immediately prior to such reduction; or (iii) the relocation of an executive officer’s principal work location to a facility or a location more than 50 miles from executive officer’s then present principal work location. “Good reason” shall not exist unless the executive officer provides written notice of the circumstances alleged to give rise to good reason within 30 days of their occurrence and the Company (or our successor) fails to cure such circumstances within 30 days.

●	“disability” means a mental or physical disability, illness or injury, evidenced by medical reports from a duly qualified medical practitioner, which renders an Eligible Executive unable to perform any one or more of the essential duties of his or her position after the provision of reasonable accommodation, if applicable, for a period of greater than ninety (90) days within a one year period.

●	“change of control” means the occurrence of one or more of the following with respect to the Company: (i) the acquisition by any person (or related group of persons), whether by tender or exchange offer made directly to the Company’s stockholders, open market purchases or any other transaction or series of transactions, of stock of the Company that, together with stock of the Company held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the then outstanding stock of the Company entitled to vote generally in the election of the members of the Company’s Board of Directors; (ii) a merger or consolidation in which the Company is not the surviving entity, except for a transaction in which both (A) securities representing more than 50% of the total combined voting power of the surviving entity are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934), directly or indirectly, immediately after such merger or consolidation by persons who beneficially owned common stock of the Company immediately prior to such merger or consolidation, and (B) the members of the Board of Directors immediately prior to the transaction (the “Existing Board”) constitute a majority of the Board of Directors immediately after such merger or consolidation; (iii) any reverse merger in which the Company is the surviving entity but in which either (A) persons who beneficially owned, directly or indirectly, common stock of the Company immediately prior to such reverse merger do not retain immediately after such reverse merger direct or indirect beneficial ownership of securities representing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities or (B) the members of the existing Board do not constitute a majority of the Board of Directors immediately after such reverse merger; or (iv) the sale, transfer or other disposition of all or substantially all of the assets of the Company (other than a sale, transfer or other disposition to one or more subsidiaries of the Company).

The 2007 Severance Plan may not be amended or terminated without the consent of any Eligible Executive during the one year prior to or following the occurrence of a change of control, if such amendment would be adverse to the interest of such Eligible Executive. If any payment or benefit under the 2007 Severance Plan would be a “parachute payment” (within the meaning of Section 280G of the IRC) and would therefore result in the imposition of an excise tax, an Eligible Executive’s payments and benefits will not exceed the amount that produces the greatest after-tax benefit to the Eligible Executive.

To receive payments and benefits under the 2007 Severance Plan, an Eligible Executive must execute a release of all claims against the Company. If the Eligible Executive is considered a “specified employee” under Section 409A of the IRC at the time of his or her termination of employment, any amounts payable under the 2007 Severance Plan will be delayed for a period of six months if it is determined that such a delay is necessary in order to prevent the payment from imposing excise taxes on the executive officer.

Incentive Plan

In addition, a participant in the Incentive Plan, as described further in the “Compensation Discussion and Analysis” of this proxy statement, may also receive payments upon termination of employment or a change of control. Pursuant to the Incentive Plan, a participant, including each of our Named Executive Officers, must be continuously employed through the last day of the applicable semi-annual performance period and through the date that cash bonuses under the Incentive Plan for such semi-annual performance period are actually paid. However, participants whose employment terminates due to death or “disability” during a semi-annual performance period will be eligible to receive a pro rata cash bonus payment based on the number of days the participant was employed during that semi-annual performance period and the Company’s actual performance during the semi-annual performance period. The pro rata bonus amount will be paid to the terminated participant on or before the 15th day of the third month after the later of (i) the last day of the calendar year in which such participant died or incurred a “disability” or (ii) the last day of the Company’s taxable year in which such participant died or incurred a “disability.” In addition, if a change of control occurs and our successor does not assume or comparably replace the Incentive Plan, each participant will receive a pro rata cash payment of his or her target bonus, based on the number of calendar days completed in the current semi-annual performance period prior to the occurrence of the change of control.

For purposes of the Incentive Plan:

●	“disability” means total and permanent disability as defined in accordance with the Company’s Long-Term Disability Plan.

●	“change of control” means (i) the sale, lease, conveyance or other disposition of all or substantially all of the Company’s assets as an entirety or substantially as an entirety to any person, entity or group of persons acting in concert, (ii) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becoming the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities, or (iii) consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least 50% of the voting power represented by the voting securities of the Company or such surviving entity (or parent) outstanding immediately after such merger or consolidation.

The discussion and tables below present an estimate of the amount of compensation and/or other benefits payable to our Named Executive Officers in the event of their termination of employment and/or in the event of a change of control of the Company. The amounts disclosed assume that such termination and/or the occurrence of such change of control was effective as of March 26, 2016, the last day of fiscal year 2016. We also assume that each Named Executive Officer was continuously employed by the Company and under the 2007 Severance Plan and the Incentive Plan throughout at least the second half of fiscal year 2016. The amounts below have been calculated using assumptions, such as these, that we believe to be reasonable, along with further assumptions that are described in more detail below. The actual amounts that would be paid out under each scenario depend on various factors, which may or may not exist at the time a Named Executive Officer’s employment is actually terminated and/or a change of control actually occurs. Therefore, such amounts and disclosures should be considered “forward-looking statements.”

Conditions Involving Involuntary Termination of Employment or Death/Disability

The estimated amount payable to each of our Named Executive Officers pursuant to the 2007 Severance Plan and the Incentive Plan in the event of an involuntary termination of employment by the Company other than for cause, or due to the Named Executive Officer’s death or disability, in each case, assuming such termination occurred on March 26, 2016, and in view of the other assumptions above, is set forth in the table below:

Name	Salary Continuation(1)		Health Benefits (up to 3 months)(2)	Cash Bonus Under Incentive Plan(3)		Accelerated Vesting of Unvested Equity(4)	Total
Jason P. Rhode, President and Chief Executive Officer	$690,000		$3,854	$448,500			$1,142,354
Thurman K. Case, Vice President, Chief Financial Officer and Principal Accounting Officer	$169,000		$1,748	$109,850			$280,598
Scott A. Anderson, Senior Vice President and General Manager, Mixed-Signal Audio Division	$165,000		$3,644	$107,250			$275,894
Gregory S. Thomas, Vice President, General Counsel and Corporate Secretary	$170,000		$5,176	$110,500			$285,676
Andrew Brannan, Vice President, Worldwide Sales	$170,824	(5)	$—	$111,036	(5)	$1,482,279	$1,764,139

(1)	The salary continuation payment for our CEO represents the value of 12 months of his base salary, based on his base salary level in effect on March 26, 2016. For each of the other Named Executive Officers, the amount is based on six months of base salary, at the level in effect on March 26, 2016.
(2)	The valuation of the healthcare benefits has been computed based on an estimate of the COBRA payments required for the three-month period payable by the Company at the rates in effect as of March 26, 2016. COBRA payments are U.S. specific and are therefore not applicable to Mr. Brannan.
(3)	The Named Executive Officers would only receive the payments enumerated in this column in the event of a termination due to death or disability. In the event employment is terminated for any other reason, the noted executive would forfeit these amounts because the executive would not be employed with the Company on the date of payment. On a termination due to death or disability, the executive would be entitled to a pro rata payment of their bonus under the Incentive Plan. Because March 26, 2016, is the last day of the semi-annual performance period, the executive would be entitled to a full payment of the semi-annual bonus. As such, we have calculated the cash bonus under the Incentive Plan as the target Incentive Plan Payout Percentage (100%) applied to each individual’s current target bonus under the Incentive Plan for the semi-annual performance period ending on March 26, 2016.
(4)	The valuation of accelerated vesting of unvested equity awards has been computed based on the value of the RSUs granted to Mr. Brannan as part of the acquisition of Wolfson, using the closing market price of our common stock on March 24, 2016 (the last trading day prior to March 26, 2016).
(5)	These amounts were converted from pound sterling to U.S. dollars. See “A note on foreign currency” above for details concerning the conversion.

Conditions Additionally Involving a Change of Control

The estimated amount payable to each of our Named Executive Officers pursuant to (i) the Incentive Plan in the event of a change of control in which the Incentive Plan is not assumed or comparably replaced, and (ii) the 2007 Severance Plan in the event of termination of employment following a change of control of the Company either other than for cause by the Company, by the executive officer for good reason, or due to the executive officer’s death or disability, is set forth in the table below. The possible application of any cutback required under the 2007 Severance Plan due to the operation of Sections 280G and 4999 of the IRC has not been included in these calculations:

Name	Lump Sum Salary Payment(1)		Accelerated Vesting of Unvested Equity(2)	Health Benefits (up to 12 months)(3)	Cash Bonus Under Incentive Plan(4)		Total
Jason P. Rhode, President and Chief Executive Officer	$1,380,000		$7,673,889	$15,417	$448,500		$9,517,806
Thurman K. Case, Vice President, Chief Financial Officer and Principal Accounting Officer	$338,000		$1,595,542	$6,992	$109,850		$2,050,384
Scott A. Anderson, Senior Vice President and General Manager, Mixed-Signal Audio Division	$330,000		$1,699,586	$14,575	$107,250		$2,151,411
Gregory S. Thomas, Vice President, General Counsel and Corporate Secretary	$340,000		$1,617,446	$20,703	$110,500		$2,088,649
Andrew Brannan, Vice President, Worldwide Sales	$341,649	(5)	$1,964,518	$—	$111,036	(5)	$2,417,203

(1)	The lump sum salary payment for our CEO represents the value of 24 months of his base salary, based on his base salary level in effect on March 26, 2016. For each of the other Named Executive Officers, the amount is based on 12 months of base salary, at the level in effect on March 26, 2016.
(2)	The valuation of accelerated vesting of unvested equity awards has been computed based on: (1) the estimated value that would have been realized based on the difference between the exercise price of the options that were subject to accelerated vesting and the closing market price of our common stock on March 24, 2016 (the last trading day prior to March 26, 2016), which was $34.47 per share, and (2) the value of RSUs and PBRSUs subject to accelerated vesting based on that same closing market price.
(3)	The valuation of healthcare benefits is based on an estimate of the COBRA payments required for the 12-month period payable by the Company at the rates in effect as of March 26, 2016. COBRA payments are U.S. specific and are therefore not applicable to Mr. Brannan.
(4)	The figures in this column represent a pro rata cash payment of target bonuses under the Incentive Plan, based on the number of calendar days completed in the semi-annual performance period prior to the occurrence of the change of control. Because the change of control is deemed to occur on the last day of the fiscal year, the figures above represent the target Incentive Plan Payout Percentage (100%) applied to each individual’s current target bonus under the Incentive Plan for the semi-annual performance period ending on March 26, 2016.
(5)	These amounts were converted from pound sterling to U.S. dollars. See “A note on foreign currency” above for details concerning the conversion.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about common stock that may be issued upon the exercise of options, warrants, and rights under all of the Company’s existing equity compensation plans as of March 26, 2016, including the 2002 Stock Option Plan and the 2006 Stock Incentive Plan:

	(A) Number of Securities to be issued upon exercise of outstanding options		(B) Weighted-average exercise price of outstanding options		(C) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A))
Equity Compensation Plans Approved by Security Holders(1) (4)	6,211,396	(2)	$17.96	(3)	6,286,822
Equity Compensation Plans Not Approved by Security Holders(5)	1,000		$ 8.98		—

TOTAL	6,212,396		$17.96		6,286,822

(1)	The Company’s stockholders have approved the Company’s 2006 Stock Incentive Plan.
(2)	Includes 3,287,889 shares granted under the 2006 Stock Incentive Plan that are issuable upon the vesting of the outstanding RSUs and PBRSUs.
(3)	The weighted average exercise price does not take into account the shares issuable upon the vesting of the outstanding RSUs and PBRSUs, which have no exercise price.
(4)	As of March 26, 2016, the Company was granting equity awards only under the 2006 Stock Incentive Plan. Approximately 3,238,310 shares have been deducted from the shares available for future issuance under the 2006 Stock Incentive Plan due to a 1.5 full value award multiplier applied to restricted stock awards and RSUs granted pursuant to the 2006 Stock Incentive Plan.
(5)	In August 2002, the Board approved the 2002 Stock Option Plan, which permits awards of fair market value stock options to non-executive employees. As of July 2006, when our stockholders approved the adoption of the 2006 Stock Incentive Plan, we canceled all remaining options available for grant under the 2002 Stock Option Plan.

REPORT OF THE AUDIT COMMITTEE

OF THE BOARD

The Audit Committee is comprised solely of independent directors, as defined by the applicable Nasdaq listing standards and rules of the SEC, and it operates under a written charter adopted by the Board, which is available under the Corporate Governance section of our “Investors” page on our website at investor.cirrus.com. The composition of the Audit Committee, the attributes of its members, and the responsibilities of the Audit Committee, as reflected in its charter, are intended to comply with applicable requirements for corporate audit committees. The Sarbanes-Oxley Act added provisions to federal law to strengthen the authority of, and increase the responsibility of, corporate audit committees. In 2004, Nasdaq also adopted, and the SEC approved, additional rules concerning audit committee structure, membership, authority, and responsibility. The Audit Committee amended and restated its charter in response to the Sarbanes-Oxley Act and the Nasdaq listing standards, and continues to review and assess the adequacy of its charter on an annual basis, and will revise it to comply with other new rules and regulations as they are adopted.

As described more fully in its charter, the primary focus of the Audit Committee is to assist the Board in its general oversight of the Company’s financial reporting, internal control, and audit functions. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements; accounting and financial reporting principles; internal controls; and procedures designed to assure compliance with accounting standards, applicable laws and regulations. The Company’s independent registered public accounting firm, Ernst & Young, is responsible for performing an independent audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”).

In accordance with the Sarbanes-Oxley Act and the Nasdaq listing standards, the Audit Committee has ultimate authority and responsibility to select, compensate, evaluate and, when appropriate, replace the Company’s independent registered public accounting firm.

The Audit Committee serves an oversight role for the Board in which it provides advice, counsel, and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors, and the experience of the Audit Committee’s members in business, financial, and accounting matters. The Audit Committee members are not professional auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditors, nor can the Audit Committee certify that the independent auditors are “independent” under applicable rules.

In this context, the Audit Committee has met and held discussions with management and Ernst & Young. Management represented to the Audit Committee that the audited financial statements of the Company contained in the Company’s Annual Report to Stockholders for the year ended March 26, 2016, were prepared in accordance with U.S. generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with Ernst & Young matters required to be discussed by Auditing Standards No. 16, Communications with Audit Committees as required by the PCAOB (now codified as AS No. 1301, effective December 31, 2016).

The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young required by PCAOB Rule 3526 regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with Ernst & Young the firm’s independence. In addition, the Audit Committee has considered whether the provision of non-audit services is compatible with maintaining Ernst & Young’s independence.

Based upon the Audit Committee’s discussions with management and the independent auditors, the Audit Committee’s review of the representations of management, and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended March 26, 2016, as filed with the SEC.

Submitted by the Audit Committee of the Board:

Alexander M. Davern, Chair

John C. Carter

William D. Sherman

AUDIT AND NON-AUDIT FEES AND SERVICES

Audit and Related Fees

The following table shows the fees paid or accrued by the Company for the audit and other services provided by Ernst & Young for fiscal years 2016 and 2015. All fees were pre-approved by the Audit Committee.

	2016	2015
Audit Fees	$1,161,600	$1,344,000
Audit-Related Fees	$63,244	$140,600
Tax Fees	$567,763	$1,951,848
All Other Fees	$2,160	$3,713
TOTAL	$1,794,766	$3,440,161

Audit Fees.    Audit services consisted of the audit of the Company’s consolidated financial statements and of management’s assessment of the operating effectiveness of internal control over financial reporting included in the Company’s Annual Report on Form 10-K, the review of the Company’s financial statements included in its quarterly reports on Form 10-Q, and statutory audits required internationally.

Audit-Related Fees.    Audit-related services generally include fees for accounting consultations and registration statements filed with the SEC.

Tax Fees.    The fiscal year 2016 tax fees include $133,719 in tax compliance and tax return preparation services. The remainder of the fiscal year 2016 tax fees relate to technical fees including technical tax advice and international tax planning. The fiscal year 2015 tax fees, which relate to technical fees including technical tax advice and international tax planning, have been increased by $266,753 from our prior disclosure within the proxy statement of fiscal year 2015 in order to reflect tax fees that were incurred during fiscal year 2015 but were not billed until after the end of fiscal year 2015.

All Other Fees.    The other fees correspond to an Ernst & Young research tool.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy for the pre-approval of audit, audit-related, and non-audit services provided by the Company’s independent registered public accounting firm.

For audit and audit-related services, the independent auditor will provide the Audit Committee with an engagement letter and estimated budget for formal acceptance and approval. A list of non-audit services and estimated budget for such services for the upcoming fiscal year shall be submitted to the Audit Committee by Company management for pre-approval. To ensure prompt handling of unexpected non-budgeted non-audit related services, the Audit Committee has delegated to its Chair the authority to amend or modify the list of approved permissible non-audit services and fees if the cost of the service is less than $100,000. Any such unexpected services for which the cost is more than $100,000 shall be approved by the Audit Committee. If the Chair takes any action, the Chair will report such action to the Audit Committee at the next Audit Committee meeting.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Indemnification and Insurance.    Our Bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law. We have entered into indemnification agreements with all of our directors and executive officers and have purchased directors’ and officers’ liability insurance.

Procedures for Review, Approval, and Ratification of Related Person Transactions.    The Board recognizes that Related Person Transactions (as defined below) can present conflicts of interest and questions as to whether transactions are in the best interests of the Company. Accordingly, the Board has documented and implemented certain procedures for the review, approval, or ratification of Related Person Transactions. Pursuant to these procedures, the Audit Committee must review, approve, or ratify any transactions with Related Persons (as defined below). When it is impractical to wait for a scheduled Audit Committee meeting, a proposed Related Person Transaction may be submitted to the Audit Committee Chair for approval and then subsequently reported to the Audit Committee at the next Audit Committee meeting.

This procedure seeks to ensure that Company decisions are based on the merits of the transaction and the interests of the Company and its stockholders. It is the Company’s preference to avoid Related Person Transactions but when, in the course of business, transactions with related parties are unavoidable, this procedure sets forth a methodology for considering a proposed Related Person Transaction. The standard to be applied when evaluating a proposed Related Person Transaction is whether such transaction is at arm’s length and on terms comparable to those terms provided to other unrelated entities in the marketplace.

For these purposes, a “Related Person” is any person who is: (1) a director or executive officer of the Company, (2) a nominee for director (if the information called for is being presented in a proxy or information statement relating to the election of that nominee for director), (3) an immediate family member of a director or executive officer of the Company, (4) an immediate family member of a nominee for director (if the information called for is being presented in a proxy or information statement relating to the election of that nominee for director), (5) a security holder of 5% or more of any class of common stock (or other equity security) (if a transaction in which the person had a direct or indirect material interest occurred or existed), or (6) an immediate family member of a security holder of 5% or more of any class of common stock (or other equity security) (if a transaction in which the person had a direct or indirect material interest occurred or existed).

For these purposes, a “Related Person Transaction” is any transaction, arrangement, or relationship (or any series of similar transactions, arrangements or relationships) in which the Company (including any of its subsidiaries) was, is, or will be a participant and in which a Related Person had, has, or will have a direct or indirect interest. The Company has not established a materiality limit for purposes of defining a Related Person Transaction.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors and persons who own more than 10% of a registered class of the Company’s equity securities to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC. Executive officers, directors, and greater than 10% stockholders are also required by the federal securities rules to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of copies of the Forms 3, 4 and 5 received by the Company or representations from certain reporting persons, the Company believes that, during the fiscal year 2016, all Section 16(a) filing requirements applicable to its officers, directors, and greater than 10% stockholders were met in a timely manner.

HOUSEHOLDING

The SEC has adopted rules that permit companies and intermediaries (such as stockbrokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our annual report and proxy materials, including the Notice of Internet Availability of proxy materials, unless the affected stockholder has provided contrary instructions. This procedure reduces printing costs and postage fees.

This year, we expect that a number of stockbrokers with account holders who beneficially own common stock will be “householding” our annual report and proxy materials, including the Notice of Internet Availability of the proxy materials. A single Notice of Internet Availability of the proxy materials and, if applicable, a single set of annual report and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your stockbroker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting Broadridge ICS, either by calling toll-free (866)-540-7095, or by writing to Broadridge ICS, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

If you contact Broadridge ICS using the contact information above, we will promptly deliver to you a separate copy of our Annual Report, Notice of Internet Availability of the proxy materials, and the proxy materials for the 2016 Annual Meeting, and for future meetings, if you so request. Please also contact Broadridge ICS if you wish to request delivery of a single copy of those materials if you currently receive multiple copies.

COMMUNICATING WITH US

Communicating with the Board

If you would like to contact the Board, including a Committee, you may write to the following address:

Board of Directors

c/o Corporate Secretary

Cirrus Logic, Inc.

800 W. Sixth Street

Austin, Texas 78701

The Corporate Secretary or Chair of the Governance and Nominating Committee, as appropriate, reviews all correspondence addressed to the Board and regularly forwards to the Board all such correspondence that, in the opinion of the Corporate Secretary or Chair of the Governance and

Nominating Committee, deals with the functions of the Board or the Committees. Directors may at any time review a log of all correspondence received by the Company that is addressed to the Board or individual Board members. Concerns relating to accounting, internal controls, or auditing issues will be immediately brought to the attention of the Chair of the Audit Committee.

Other Communications

If you would like to receive information about the Company, you may use one of these convenient methods:

1.	To have information such as our latest Annual Report on Form 10-K or Quarterly Report on Form 10-Q mailed to you, please call our Investor Relations Department at (512) 851-4125.

2.	To view our home page on the internet, use our website address: www.cirrus.com. Our home page provides you access to product, marketing and financial data, job listings, and an online version of this proxy statement, our Annual Report on Form 10-K, and other filings with the SEC.

If you would like to write to us, please send your correspondence to the following address:

Cirrus Logic, Inc.

Attention: Investor Relations

800 W. Sixth Street

Austin, TX 78701

If you would like to inquire about stock transfer requirements, lost certificates, and change of stockholder address, please contact our transfer agent, Computershare Investor Services, at (877) 373-6374 (toll free) or (781) 575-2879 or by visiting their website at www.investorcentre.com (see “contact us” section and other online features).

If you would like to report any inappropriate, illegal, or criminal conduct by any employee, agent, or representative of the Company; any violation of the Company’s Code of Conduct; or any complaint or concern regarding accounting, internal accounting controls or auditing matters, you may file an anonymous and confidential report by contacting EthicsPoint, an independent reporting system provider, by telephone at 1-866-384-4277 (1-866-ETHICSP), or through its website at www.ethicspoint.com.

ANNUAL REPORT

On May 25, 2016, we filed with the SEC an Annual Report on Form 10-K for the fiscal year ended March 26, 2016. The Annual Report on Form 10-K has been provided concurrently with this proxy statement to all stockholders entitled to notice of, and to vote at, the Annual Meeting.

Stockholders may also obtain a copy of the Annual Report on Form 10-K and any of our other SEC reports, free of charge, (1) from the SEC’s website at www.sec.gov, (2) from our website at investor.cirrus.com, or (3) by writing to Investor Relations, Cirrus Logic, Inc., 800 W. Sixth Street, Austin, TX 78701. The Annual Report on Form 10-K is not incorporated into this proxy statement and is not considered proxy solicitation material.

BY ORDER OF THE BOARD OF DIRECTORS

Jason P. Rhode President and Chief Executive Officer Austin, Texas May 31, 2016

ANNEX

INCENTIVE PLAN RECONCILIATION

	6 Months Ended
	2H’16	1H’16
Net Revenue	$579,862	$589,389
Cost of Sales	$299,697	$314,714
Gross Profit	$280,165	$274,675
Total Operating Expenses	$194,062	$180,567

Total Operating Income	$86,103	$94,108

Operating Income Percentage	15%	16%
Operating Income Reconciliation
GAAP Operating Income	$86,103	$94,108
Amortization of acquisition intangibles	$16,997	$15,274
Stock compensation expense	$16,619	$16,959
Other adjustments**	$(3,588)	$(11,748)
Bonus VCP, Executive, Leadership Plan Exclusion – COGS	$315	$415
Bonus VCP, Executive, Leadership Plan Exclusion – Opex	$6,512	$13,074
Bonus VCP, Executive, Leadership Plan Exclusion	$6,827	$13,489
Non GAAP Operating Income Used for Bonus Plans	$122,958	$128,082
Non GAAP Operating Income Percentage Used for Bonus Plans	21%	22%

**	Other adjustments may include certain litigation expenses, facility charges, patent agreements, international sales reorganizations, or other.

EXHIBIT A:

Cirrus Logic, Inc.

Corporate Governance Guidelines

I.	Director Qualifications

General

The Board of Directors (the “Board”) of Cirrus Logic, Inc. (the “Company”) will have at least two-thirds (2/3rds) of its directors who meet the criteria for independence required by the applicable listing standards of the NASDAQ Stock Market, LLC (the “NASDAQ”), other applicable laws and regulations, and the standards set forth in Exhibit A to these Guidelines (the “Independent Directors”). The Nominating and Governance Committee (the “Governance Committee”) will review, on an annual basis, the requisite skills and characteristics of all Board members, taking into consideration skills and experience in the context of the needs of the Board. Nominees for directorship will be selected and considered by the Governance Committee in accordance with its charter. An invitation to join the Board should be extended on behalf of the Board by the Chair of the Governance Committee and the Chair of the Board. The Chief Executive Officer shall be the only member of the Board who is an executive officer of the Company.

Size of Board

Subject to the Company’s Certificate of Incorporation and By-Laws, the Board shall be limited to seven or fewer members, except during certain periods, such as director transitions and the integration of acquisitions.

Service on Other Boards

Due to the commitment of time required to adequately fulfill the responsibilities of Board membership, no director may serve on more than five other public company boards. Directors should advise the Chairman of the Board and the Chair of the Governance Committee in advance of accepting an invitation to serve on another company board.

Board Evaluation Process

The Governance Committee will oversee an annual self-assessment of the Board’s performance as well as the performance of each committee of the Board.

Annual Review for Re-Election

The Governance Committee will review each director’s continuation on the Board every year. This will allow each director the opportunity to conveniently confirm his or her desire to continue as a member of the Board.

Directors Who Change Their Present Job Responsibility

It is not necessary that directors leave the Board when they retire or change from the position they held when they joined the Board. A director should, however, offer to resign to provide an opportunity for the Board, via the Governance Committee, to review the continued appropriateness of Board membership under the circumstances.

Retirement Policy

Board members will retire at the first stockholders’ meeting in which directors will be elected following the director’s 75th birthday.

II.	Director Responsibilities

General

The basic responsibility of each director is to exercise his or her business judgment to act in what he or she reasonably believes to be in the best interest of the Company and its stockholders. In discharging this obligation, directors should be entitled to rely on the honesty and integrity of the Company’s executive officers and its outside advisors and auditors. The directors shall also be entitled to have the Company purchase reasonable directors’ liability insurance on their behalf, and to receive the benefits of indemnification to the fullest extent permitted by law and the Company’s Certificate of Incorporation, By-Laws and any indemnification agreements.

Risk Oversight

The Board plays an ongoing role in the oversight of management’s assessment of the major risks facing the Company and management’s efforts to address those risks. The Board oversees the implementation of reasonable information and reporting systems designed to inform them of the materials risks related to the Company’s overall business strategy. The Board reserves oversight of the major risks facing the Company and has delegated risk oversight responsibility to the appropriate committees in the following areas: the audit committee oversees risks relating to financial matters, financial reporting and auditing; the compensation committee oversees risks relating to the design and implementation of the Company’s compensation policies and procedures; and the governance committee oversees risks relating to corporate governance policies and related governance matters.

Selection of Chairman of the Board

The Board is free to select its Chairman in the manner and upon the criteria that it deems best for the Company at the time of selection, except that the Chief Executive Officer shall not be eligible to be selected as Chairman of the Board. The Chairman of the Board will:

a)	Seek input from all directors as to the preparation of the agendas for Company board and Committee meetings;

b)	Advise the Board as to the quality, quantity, and timeliness of the flow of information from the Company’s management that is necessary for the Independent Directors to effectively and responsibly perform their duties; and

c)	Assist the Company’s officers in assuring compliance with and implementation of all applicable corporate and securities laws and the Company’s corporate governance guidelines.

Lead Independent Director

In the event that the Chairman of the Board is not an Independent Director, the Independent Directors will designate an Independent Director to be the “Lead Independent Director.” The Lead Independent Director shall coordinate the activities of the other Independent Directors and perform various other duties. Service of the Lead Independent Director shall not exceed five (5) years.

Attendance at Board Meetings

Directors are expected to attend Board meetings and meetings of committees on which they serve, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. Information and data that are important to the Board’s understanding of the business to be conducted at a Board or committee meeting generally should be distributed in writing to the directors before the meeting, and directors should review these materials in advance of the meeting. Sensitive subject matters may be discussed at the meeting without written materials being distributed in advance or at the meeting.

Attendance at Annual Meeting

Directors are expected to attend the Company’s annual meeting absent extraordinary circumstances.

Content of Board Meetings

The Chairman of the Board will establish the agenda for each Board meeting. Each Board member is free to suggest the inclusion of items on the agenda. Each Board member is free to raise at any Board meeting subjects that are not on the agenda for that meeting. The Board will review the Company’s long-term strategic plans and the principal issues that the Company will face in the future during at least one Board meeting each year.

Executive Session

The Company’s Independent Directors will usually meet in executive session during each regularly scheduled Board meeting.

Potential Conflicts of Interest

Board members are required to accurately and completely disclose to the Board (or any applicable committee) all financial interest or personal interest that he or she has in any contract or transaction that is being considered by the Board (or any committee) for approval. Disclosed conflicts of interest shall be included in the minutes of the meeting.

Board Interaction with Investors, Press, Customers, etc.

The Board believes that management speaks for the Company when dealing with the media, investors, rating agencies, stockholders, customers, regulators and other similar constituencies.

III.	Board Committees

General

The Board will have at all times an Audit Committee, a Compensation Committee and a Governance Committee. All of the members of these committees will meet the criteria for independence required by applicable listing standards of the NASDAQ and other applicable laws and regulations. Committee members will be appointed by the Board upon recommendation of the Governance Committee with consideration of the desires of individual directors. It is the belief of the Board that consideration should be given to rotating committee members periodically. It is expected that each committee Chair will have had previous service on the applicable committee.

Charters

Each committee will have its own charter, which is approved by the Board. The charters will establish the purposes, goals and responsibilities of the committees, as well as qualifications for committee membership, procedures for committee member appointment and removal, committee structure, operations and reporting to the Board.

Schedule and Timing of Meetings

The Chair of each committee, in consultation with the committee members, will determine the frequency and length of the committee meetings consistent with any requirements set forth in the committee’s charter. The Chair of each committee, in consultation with the appropriate members of the committee and management, will develop the committee’s agenda. At the beginning of the year, each committee will establish a schedule of agenda subjects to be discussed during the year (to the degree these can be foreseen). The schedule for each committee will be furnished to all directors. Board members are welcome to attend any Committee meeting, whether they are a member of the committee or not.

Additional Committees

The Board may, from time to time, establish or maintain additional committees as deemed necessary or appropriate.

IV.	Director Access To Officers and Employees

Directors have full and free access to officers and employees of the Company. Any meetings or contacts that a director wishes to initiate may be arranged through the Chief Executive Officer or the Secretary or directly by the director. The directors will use their judgment to ensure that any such contact is not disruptive to the business operations of the Company and will, to the extent deemed appropriate by the director, inform the Chief Executive Officer that such communications are taking place.

V.	Director Compensation

General

The Board believes that director compensation should include components that are designed to align the interests of the directors with the interests of stockholders and that the aggregate value of director compensation and perquisites should generally be at or near the median level of director compensation at peer companies. The form and amount of director compensation will be recommended to the Board by the Compensation Committee in accordance with the policies and principles set forth in its charter.

Expense Reimbursement

A director of the Company will be reimbursed for any ordinary and necessary business and professional expense incurred on behalf of the Company, if the following conditions are satisfied: (a) the expenses are reasonable in amount; (b) the director documents the amount, date, place (for transportation, travel and entertainment expenses), business purpose (and for entertainment expenses, the business relationship of the person or persons entertained) of each such expense with the same kind of documentary evidence as would be required to support a deduction of the expense on the director’s federal income tax return; and (c) the director substantiates such expenses by providing the Company with an accounting of such expenses no less frequently than monthly. Examples of reimbursable business expenses include local transportation, overnight travel (including lodging and meals), entertainment, education and professional dues. Under no circumstances will the Company reimburse a director for business or professional expenses incurred that are not properly substantiated according to this policy.

In no event will an expense be reimbursed if substantiated more than sixty (60) days after the expense is paid or incurred by the director. In addition, any reimbursement by the Company that exceeds the amount of business or professional expenses properly accounted for by a director pursuant to this policy must be returned to the Company within 120 days after the associated expenses are paid

It is the Company’s intent that this reimbursement policy be classified as an accountable plan. Accordingly, the Company will not include in a director’s form 1099 the amount of any business or professional expense properly substantiated and reimbursed according to this policy.

Charitable Contributions

Charitable contributions by the Company exceeding $10,000 in any calendar year to an organization in which an independent director is affiliated shall be subject to the approval of the Compensation Committee, which shall consider the impact of any such contributions on the applicable director’s independence.

VI.	Stock Ownership Guidelines

The Board has established stock ownership guidelines for our CEO, non-employee directors, and officers of the Company subject to the requirements of Section 16 of the Securities Exchange Act of 1934, to more closely link their interests with those of other Cirrus Logic stockholders. These guidelines will become effective as of the Company’s 2016 Annual Meeting (the “Effective Date”).

Specifically, within the later of five years from the Effective Date of these ownership guidelines or five years from his or her appointment as an executive officer or initial election to the Board (the “Phase-in Period”), each individual subject to the guidelines is expected to accumulate and maintain an ownership position in Cirrus Logic shares that is the lesser of the following:

CEO:	Either three times annual salary or 60,000 shares
Other Executive Officers:	Either one time annual salary or 10,000 shares
Non-employee Directors:	Either three times annual cash retainer or 4,500 shares

After the Phase-in Period, an individual will be deemed to continue to be meeting the guidelines notwithstanding a subsequent decline in the market price of Cirrus Logic shares. At any time after the Phase-in Period, if an individual’s ownership level is below the guideline due to a decline in the market price of Cirrus Logic shares, then he or she will be restricted from executing a disposition of any Cirrus Logic securities (unless pursuant to a previously entered into 10b5-1 trading program or for stock sales or share withholdings that reflect an amount equal to a good faith estimate of the taxes and transaction costs expected to be incurred in connection with the exercise of options and the vesting of stock awards). In addition, he or she may be restricted from entering into a new 10b5-1 trading program relating to any Cirrus Logic securities, until the ownership guideline can be satisfied based on the then current stock price and after giving effect to the proposed disposition. In the event the non-employee directors’ annual cash retainer or an executive officer’s salary increases, that individual shall have one year from the time of the increase to acquire any additional securities needed to meet his or her applicable guideline.

The following are considered shares held for purposes of determining satisfaction of the applicable ownership guideline: (1) common stock beneficially owned individually, either directly or indirectly; (2) common stock beneficially owned jointly with, or separately by spouse and/or minor children, either directly or indirectly; (3) shares held in an individual retirement account (including accounts of spouses); and (4) shares held in revocable trusts funded by the individual (or his or her spouse) and for which the individual or spouse serves as a trustee.

Exceptions

The stock ownership guidelines may be waived at the discretion of the Governance Committee, if compliance would create severe hardship or prevent an executive officer or non-employee director from complying with a court order, as in the case of a divorce settlement. It is expected that these instances will be rare. If an exception is granted in whole or in part, the Governance Committee will, in consultation with the affected executive officer or non-employee director, develop an alternative stock ownership guideline for such individual that reflects both the intent of these guidelines and such individual’s particular circumstances.

Administration

The stock ownership guidelines are administered, interpreted and construed by the Company’s General Counsel, who will have the authority to implement, interpret, and carry out these guidelines in accordance with their terms and conditions, subject to oversight by the Governance Committee. The Governance Committee has the authority to amend the stock ownership guidelines or approve exceptions, including as described herein.

VII.	Continuing Director Education

The Board believes that it is appropriate for directors, at their discretion, to attend continuing director education programs related to their duties as directors. Upon approval by the Chair of the Governance Committee, the Company will reimburse reasonable continuing education and travel expenses incurred by a director in attending such programs. The Company will provide a reasonable budget to each member of the Board for the purpose of attending director education programs of the director’s choosing.

VIII.	Management Evaluation, Compensation Review and Succession Planning

Review of CEO and Executive Officers

The Board of Directors will review the Chief Executive Officer’s, the Chief Financial Officer’s, and the Chief Legal Officer’s (or General Counsel) performance on an annual basis.

Compensation Review

At least once every three years, the Compensation Committee shall select and retain an independent consultant to conduct a comparative study of the Company’s executive compensation polices, practices, and procedures (including specifically with respect to options) relative to other public companies and prepare and submit to the Compensation Committee a report and recommendations.

Succession Planning

The Board of Directors will evaluate and nominate potential successors to the Chief Executive Officer. The Chief Executive Officer may make available his or her recommendations and evaluations of potential successors, along with a review of any development plans recommended for such individuals.

IX.	Option Granting Procedures

In addition to the standard controls and procedures with respect to the Company’s stock option granting procedures, The Company shall require the following:

a)	All stock option grants to directors and executive officers of the Company subject to the requirements of Section 16 of the Securities Exchange Act of 1934, shall be disclosed by or on behalf of the director or executive officer within two business days of such grants;

b)	All grants of options to executive officers and directors shall be made only at a meeting of the Company’s Board or Compensation Committee and not by unanimous written consent. The Company’s General Counsel and/or Corporate Counsel shall attend any and all meetings where options are granted; and

c)	Stock options granted to all officers, directors and employees shall be granted on predetermined dates. In setting these predetermined dates, the Company will not have any program, plan or practice to time option grants in coordination with the release of material non-public information. The Company shall complete all grant documentation required to approve the option grants and circulate that information to those approving the grants prior to the predetermined grant dates.

X.	Director Nominations Process

Annual Review

The Governance Committee will review annually the needs of the Board for various skills, experience, expected contributions and other characteristics in determining the director candidates to be nominated for election at the annual meeting of stockholders. The Governance Committee will evaluate candidates for directors proposed by directors, stockholders or management in light of the committee’s views of the current needs of the Board for certain skills, experience or other characteristics, the candidate’s background, skills, experience, other characteristics and expected contributions and the qualification standards established from time to time by the Governance Committee. If the committee believes that the Board requires additional candidates for nomination, the Committee may engage a third party search firm to assist in identifying qualified candidates. All directors and nominees will submit a completed form of directors’ and officers’ questionnaire as part of the nominating process. The process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of the Governance Committee. In making the determinations regarding nominations of directors, the Governance Committee may take into account the benefits of diverse viewpoints as well as the benefits of a constructive working relationship among directors.

Nominations Process

In considering candidates recommended by stockholders for the Company’s Board, the Governance Committee shall follow the following process:

a)	The Governance Committee shall consider all candidates as recommended by a stockholder (or group of stockholders) who own at least 5% of the Company’s outstanding common stock and who have held such shares for at least one year (an “Eligible Stockholder”);

b)	An Eligible Stockholder wishing to recommend a candidate must submit the following not less than 120 calendar days prior to the anniversary of the date the proxy was released to the shareholders in connection with the previous year’s annual meeting: (A) a recommendation that identifies the candidate and provides contact information; (B) the written consent of the candidate to serve as a director of the Company, if elected; and (C) documentation establishing that the shareholder making the recommendation is an Eligible Stockholder;

c)	Upon timely receipt of the required documents, the Corporate Secretary will determine if the shareholder submitting the recommendation is an Eligible Stockholder based on such documents. The Corporate Secretary will inform the stockholder of his or her determination;

d)	If the candidate is to be evaluated by the Governance Committee, the Corporate Secretary will request a resume, a completed director and officer questionnaire, a completed statement regarding conflicts of interest, and a waiver of liability for background check from the candidate. To evaluate the candidate and consider such candidate for nomination by the Board, such documents must be received from the candidate before the first day of March preceding the annual meeting; and

e)	If, in the exercise of its business judgment, the Governance Committee determines not to nominate the Eligible Stockholder’s initial candidate, the Governance Committee will inform the Eligible Stockholder of its decision and provide the stockholder the opportunity to submit one alternate candidate; provided, however, the Committee shall not be obligated to consider a candidate if the Committee does not receive within 30 calendar days of its notice of determination: (A) the written consent of the candidate to serve as a director of the Company, if elected; and (B) the documents required above. The Governance Committee will, in the exercise of its business judgment, determine whether to nominate the alternate candidate for election to the Board.

XI.	Shareholder Proposals

All shareholder proposals that are required to be included in the Company’s proxy statement shall be evaluated by a committee of at least three Independent Directors. Such committee shall determine, with the assistance of outside advisors, if necessary, whether the shareholder proposal is in the best interest of the Company. The committee shall recommend to the Board for or against such shareholder proposal and the reasons for such recommendation. The Board shall publish the recommendation for or against such proposal and the reason for such recommendation in a proxy statement.

XII.	Director Resignation Policy

Any nominee for director who receives a greater number of “withhold” votes than “for” votes in an uncontested election shall tender to the Board his or her resignation as a director promptly following the certification of the election results. For purposes of this policy, (i) an “uncontested” election is one in which the Secretary determines that the number of nominees does not exceed the number of directors to be elected as of the date seven days prior to the scheduled mailing date of the proxy statement for such meeting, and (ii) abstentions and broker non-votes will not be considered as either “withhold” votes or “for” votes. The Governance Committee will consider any resignation tendered under this policy and recommend to the Board whether to accept or reject it and the Board will act on such resignation, taking into account such Committee’s recommendation, within 90 days following the certification of the election results. The Committee in making its recommendation, and the Board in making its decision, may consider any information it deems appropriate including without limitation any reasons given by stockholders for their withhold votes, the qualifications of the Director, and his or her contributions to the Board and the Company. The Board will promptly disclose publicly its decision to accept or reject such a resignation and, if rejected, the reasons for doing so.

XIII.	Communications with the Board of Directors

The Corporate Secretary, or the Chair of the Governance Committee, as appropriate, shall review correspondence addressed to the Board and regularly forward to the Board a summary of all such correspondence and copies of all correspondence that, in the opinion of the Corporate Secretary and/or the Chair of the Governance Committee, deals with the functions of the Board or committees thereof. Directors may at any time review a log of all correspondence received by the Company that is addressed to the Board of Directors or individual members thereof. Concerns relating to accounting, internal controls, or auditing issues will be immediately brought to the attention of the Audit Committee Chair.

Exhibit A

Cirrus Logic Director Independence Standards

Cirrus Logic, Inc. provides that the following requirements should be met in order for a director to be considered “independent”:

a)	The director has not been employed by the Company or any of its affiliates (defined as any individual or business entity that owns at least 5% of the securities of the Company having ordinary voting power) at any time during the preceding three years;

b)	The director has not received, during the current calendar year or any of the three immediately preceding calendar years, remuneration, directly or indirectly, other than de minimus remuneration, as a result of service as, or compensation paid to an entity affiliated with the individual who serves as (1) an advisor, consultant, or legal counsel to the Company or to a member of the Company’s senior management; or (2) a significant customer or supplier of the Company;

c)	The director has no personal services contract with the Company;

d)	The director is not employed and compensated by a not-for-profit entity that receives from the Company significant contributions that are required to be disclosed in the Company’s proxy statement;

e)	The director is not a member of the immediate family of any person who fails to satisfy the Company’s Director Independence Standards, except that with respect to employment with the Company or its affiliates, employment of immediate family members will not negate independence unless such employment is in an executive officer or director position;

f)	The director has no interest in any investment that the director jointly acquired in conjunction with the Company;

g)	During the current fiscal year or any of the three immediately preceding fiscal years, a company of which the director is an executive officer or an employee has not had any business relationship with the Company for which the Company has been required to make disclosure under Regulation S-K of the Securities and Exchange Commission (“SEC”), other than for service as a director or for which relationship no more than de minimus remuneration was received in any one such year; provided, however, that the need to disclose any relationship that existed prior to a director joining the Board shall not in and of itself render the director non-independent; and

h)	The director shall not be employed by a public company at which an executive officer of the Company serves as a director.

i)	A director is deemed to have received remuneration (other than remuneration as a director including remuneration provided to a non-executive Chairman of the Board, Committee Chairman, or Lead Independent Director), directly or indirectly, if remuneration, other than de minimus remuneration, was paid by the Company, its subsidiaries or affiliates, to any entity in which the director has beneficial ownership interest of 5% or more, or to an entity by which the director is employed or self-employed other than as a director. Remuneration is deemed de minimus remuneration if such remuneration is $50,000 or less in any calendar year, or if such remuneration is paid to an entity, it (1) did not for the calendar year exceed 5% of the gross revenues of the entity, or $200,000, whichever is more; and (2) did not directly result in a material increase in the compensation received by the director from that entity.

EXHIBIT B:

CIRRUS LOGIC, INC.

2007 MANAGEMENT AND KEY INDIVIDUAL CONTRIBUTOR INCENTIVE PLAN

Effective September 30, 2007

(as amended and restated as of May 20, 2016)

1.	Purpose.

The purposes of the Cirrus Logic, Inc. Management and Key Individual Contributor Incentive Plan (the “Incentive Plan”) are to (1) provide Participants with incentives to improve the Company’s financial performance through the achievement of semi-annual goals relating to the Company’s Operating Profit Margin, Revenue Growth, or other performance criteria and (2) attract, retain, motivate and reward the Company’s management team and key individual contributors.

2.	Definitions.

As used herein, the following definitions shall apply:

(A)	“162(m) Award” means a conditional right to receive periodic cash incentive compensation intended to be “performance-based compensation” for purposes of Section 162(m) of the Code which is granted under the Incentive Plan to an Employee designated by the Committee as likely to be a Covered Employee.

(B)	“Base Salary” means an Employee’s annual rate of base salary, exclusive of bonuses, incentive pay, commissions, and all other forms of compensation. Base Salary for a given Plan Cycle shall be calculated based on Participants’ Base Salary in effect on the last day of a Plan Cycle.

(C)	“Board” means the Board of Directors of Cirrus Logic, Inc.

(D)	“Change in Control” means (i) the sale, lease, conveyance or other disposition of all or substantially all of the Company’s assets as an entirety or substantially as an entirety to any person, entity or group or persons acting in concert; (ii) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becoming the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities; or (iii) consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least 50% of the voting power represented by the voting securities of the Company or such surviving entity (or parent) outstanding immediately after such merger or consolidation.

(E)	“Code” means the Internal Revenue Code of 1986, as amended.

(F)	“Committee” means the Compensation Committee of the Board.

(G)	“Company” means Cirrus Logic, Inc. and its wholly owned subsidiaries and affiliates, and each of their respective successors.

(H)	“Continuously Employed” means the Employee’s continuous and uninterrupted full-time employment with the Company.

(I)	“Covered Employee” means an Employee who is a “Covered Employee” as specified in Section 7(H).

(J)	“Disability” means total and permanent disability as defined in accordance with the Company’s Long-Term Disability Plan.

(K)	“Effective Date” means September 30, 2007.

(L)	“Eligible Participant” means any Employee who is in a management or leadership position in the Company or who is a key individual contributor whose efforts potentially have a material impact on the Company’s performance.

(M)	“Employee” means a natural person who is employed by the Company and who is treated as an employee by the Company for tax purposes.

(N)	“Incentive Plan Pay-Out Percentage” means the multiplier derived from the formula set forth by the Committee before a Plan Cycle for determining the pay-out percentage based on the Company’s Operating Profit Margin and Revenue Growth. The Committee shall review and update the Operating Profit Margin and Revenue Growth performance goals and the associated Incentive Plan Pay-Out Percentages applicable to a Plan Cycle prior to the commencement of such Plan Cycle.

(O)	“Individual Incentive Payment” means the amount calculated for each Participant in Section 5 for each Plan Cycle and any 162(m) Award.

(P)	“Individual Performance Multiplier” means a performance multiplier of between 0% and 120% to be determined based on a Participant’s achievement of individual performance goals (“MBOs”) set for each Participant pursuant to Section 3(C).

(Q)	“Operating Profit Margin” will be measured as the Company’s consolidated GAAP operating income (revenue minus cost of goods sold (COGS) minus research and development (R&D) minus selling, general and administrative (SG&A), excluding Incentive Plan and VCP accruals, if any, and any Non-Recurring Items) as a percentage of revenue. The Company’s GAAP operating income shall be determined based on the Company’s financial results as approved by the Company’s Audit Committee and filed with the Securities and Exchange Commission on a Form 10Q or Form 10K.

(R)	“Non-Recurring Items” include any unusual or infrequent accounting items included in GAAP operating profits such as:

(i)	gains on sales of assets not otherwise included in revenue;

(ii)	losses on sales of assets, restructuring charges, merger-related costs including amortization or impairment of acquisition-related intangible assets, asset write-offs, write-downs, and impairments whether or not included in COGS, SG&A or R&D expenses;

(iii)	the events or occurrences listed in Section 7(B); and

(iv)	except with respect to any 162(m) Award, such other items as the Committee may determine at its sole discretion.

The Committee will determine, in its sole discretion, whether to include or exclude any or all of the above described Non-Recurring Items as part of Operating Profit Margin.

(S)	“Participant” means any Eligible Participant designated by the Committee to participate in the Incentive Plan for a Plan Cycle.

(T)	“Plan Administration Committee” means the Company’s Chief Executive Officer, Chief Financial Officer, and Vice President of Human Resources.

(U)	“Plan Cycle” means a period on or after the Effective Date beginning on the first day of the Company’s first fiscal quarter and ending on the last day of the Company’s second fiscal quarter, or the period beginning on the first day of the Company’s third fiscal quarter and ending on the last day of the Company’s fourth fiscal quarter.

(V)	“Revenue Growth” means the Company’s year-over-year revenue growth based on the Company’s GAAP revenue for a given Plan Cycle over the Company’s GAAP revenue for the corresponding period from the prior fiscal year. The Company’s GAAP revenue shall be determined based on the Company’s financial results as approved by the Company’s Audit Committee and filed with the Securities and Exchange Commission on a Form 10-Q or Form 10-K. For purposes of calculating Revenue Growth, the Committee shall exclude any non-recurring revenue as calculated by the Committee for purposes of determining the Operating Profit Margin. To preserve the intended incentives and benefits of the Incentive Plan, the Committee may adjust the Revenue Growth calculation to reflect any material corporate transaction (such as a reorganization, combination, separation, merger, acquisition, or any combination of the foregoing), or any complete or partial liquidation of the Company (or any material portion of the Company).

(W)	“Target Incentive Amount” means, for each Participant, the product of (i) the Participant’s Base Salary times (ii) the Participant’s Target Incentive Factor.

(X)	“Target Incentive Factor” means the applicable target award percentage for a Participant as set forth in Schedule A to this Incentive Plan.

(Y)	“VCP” means the Company’s Variable Compensation Plan, or any similar plan intended to compensate Employees based on the Company’s financial performance.

3.	Administration of the Incentive Plan.

(A)	Administration. The Incentive Plan shall be administered by the Committee.

(B)	Powers of the Committee. Subject to the provisions of the Incentive Plan and to the specific duties, if any, delegated by the Board, the Committee shall have the authority, in its discretion, to construe and interpret the terms of the Incentive Plan, to designate the Participants in the Incentive Plan, and to make all other determinations deemed necessary or advisable for administering the Incentive Plan. The Committee may delegate to the Plan Administration Committee the determination of the Participants in the Plan and the Target Incentive Amount for anyone other than Covered Employees and executive officers who are subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934.

(C)	Individual Performance Multipliers. In determining an Individual Incentive Payment, the Committee may include an Individual Performance Multiplier for any Participant that reflects a Participant’s achievement of MBOs during a Plan Cycle. If included, the Committee will set the MBOs for a Plan Cycle. For all Participants other than Covered Employees and executive officers who are subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, the Committee may delegate to the Plan Administration Committee the setting of MBOs for individual Participants. The specific MBOs must be established while the performance relating to the MBOs remains substantially uncertain with respect to achievement of such MBOs during a Plan Cycle. MBOs may vary based on the Company’s strategic initiatives and the responsibilities of each Participant.

(D)	Effect of Committee’s Decisions. The Committee’s decisions, determinations and interpretations shall be final and binding on all Participants.

4.	Eligibility.

Except as set forth in Sections 7 and 8 below, Participants must be Continuously Employed by the Company during a Plan Cycle to receive an Individual Incentive Payment. Participants who become employed during a Plan Cycle and remain Continuously Employed by the Company from the date of their employment through the remainder of the Plan Cycle will receive a pro-rata Individual Incentive Payment based upon the number of calendar days during a Plan Cycle that the Participant was an Employee. Subject to Section 7 below, a Participant’s Target Incentive Factor for a Plan Cycle will be based on the Target Incentive Factor for the Participant determined as of the last day of the Plan Cycle.

5.	Determination of Payments.

The Individual Incentive Payment to each Participant for each Plan Cycle shall be calculated by multiplying the Participant’s Target Incentive Amount by the Incentive Plan Pay-Out Percentage for that Plan Cycle. At its discretion and to the extent consistent with Section 7 in regard to any Covered Employee, the Committee or Plan Administration Committee may further include an Individual Performance Multiplier in the determination of Individual Incentive Payments during any Plan Cycle. In no event shall any Individual Incentive Payment exceed 250% of a Participant’s Target Incentive Amount and in no event will a Participant receive Individual Incentive Payments in any fiscal year in excess of $5,000,000.

6.	Payout Schedule.

(A)	Payout Timing. Individual Incentive Payments shall be paid in a cash lump sum to each Participant as soon as is reasonably practicable after the public disclosure of the Company’s financial results through the filing of a Form 10-Q or Form 10-K with the Securities and Exchange Commission for the relevant Plan Cycle; provided, however, that with respect to each Participant (or his or her estate, as applicable) who, pursuant to Section 8(A) below, is eligible to receive an Individual Incentive Payment for a given Plan Cycle without being Continuously Employed on the date such Individual Incentive Payment is paid, then:

(i)	With respect to an Individual Incentive Payment for a Plan Cycle composed of the Company’s first and second fiscal quarters, such Individual Incentive Payment shall be paid on or before the 15th day of the third month following the later of (a) the last day of the calendar year in which such Participant died or incurred a Disability, or (b) the last day of the Company’s taxable year in which such Participant died or incurred a Disability; and

(ii)	With respect to an Individual Incentive Payment for a Plan Cycle composed of the Company’s third and fourth fiscal quarters, such Individual Incentive Payment shall be paid in the calendar year during which such Plan Cycle ends, but no later than on or before the 15th day of the third month following the later of (a) the last day of the calendar year in which such Participant died or incurred a Disability, or (b) the last day of the Company’s taxable year in which such Participant died or incurred a Disability.

(B)

Continuous Status. Notwithstanding anything in the Incentive Plan to the contrary, except as provided in Section 8(A) below in the case of death or Disability, a Participant must be Continuously Employed between the last day of a Plan Cycle and on the date the Individual

Incentive Payment is paid in order to receive an Individual Incentive Payment for a given Plan Cycle. In the event a Participant’s Continuous Employment with the Company terminates between the last day of a Plan Cycle and on the date the Individual Incentive Payment is paid for any reason other than death or Disability, any unpaid portion of the Participant’s Individual Incentive Payment shall be forfeited.

(C)	Withholding. Any amounts payable hereunder shall be subject to applicable tax and other payroll withholding in accordance with the Company’s policies and programs and applicable law.

7.	Awards to Covered Employees.

(A)	Awards Granted to Designated Covered Employees. If the Committee determines that an award to be granted to an Employee who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, such award shall be a 162(m) Award subject to the terms set forth in this Section 7, notwithstanding any contrary term otherwise provided in this Incentive Plan; provided, however, that nothing in this Section 7 shall be interpreted as preventing the Committee from granting awards to Covered Employees that are not intended to constitute “performance-based compensation” within the meaning of Section 162(m) of the Code. 162(m) Awards may be granted with respect to a Plan Cycle, a calendar or fiscal year, or any other performance period designated by the Committee.

(B)

Performance Goals Generally. The performance goals for 162(m) Awards shall consist of one or more business criteria or individual performance criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 7(B). Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder (including Treasury Regulation §1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain” at the time the Committee actually establishes the performance goal or goals. The Committee may determine that 162(m) Awards shall be granted and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to the payment of such 162(m) Awards. Performance goals may differ for 162(m) Awards granted to any one Participant or to different Participants. In establishing or adjusting a performance goal, the Committee may exclude the impact of any of the following events or occurrences which the Committee determines should appropriately be excluded: (i) any amounts accrued by the Company or its subsidiaries pursuant to management bonus plans or cash profit sharing plans and related employer payroll taxes for the fiscal year; (ii) any discretionary or matching contributions made to a savings and deferred profit-sharing plan or deferred compensation plan for the fiscal year; (iii) asset write-downs; (iv) litigation, claims, judgments or settlements; (v) the effect of changes in tax law or other such laws or regulations affecting reported results; (vi) accruals for reorganization and restructuring programs; (vii) any extraordinary, unusual or nonrecurring items as described in the Accounting Standards Codification Topic 225, as the same may be amended or superseded from time to time; (viii) any change in accounting principle as defined in the Accounting Standards Codification Topic 250, as the same may be amended or superseded from time to time; (ix) any loss from a discontinued operation as described in the Accounting Standards Codification Topic 360, as the same may be amended or superseded from time to time; (x) goodwill impairment charges; (xi) operating results for any business acquired during a specified calendar year;

(xii) third party expenses associated with any acquisition by the Company or any subsidiary; (xiii) items that the Board has determined do not represent core operations of the Company, specifically including, but not limited to, interest expenses, taxes, depreciation and amortization charges; (xiv) marked-to-market adjustments for financial instruments; (xv) impairment to assets; and (xvi) any other extraordinary events or occurrences identified by the Committee, including, but not limited to, such items described in management’s discussion and analysis of financial condition and results of operations or the financial statements and notes thereto appearing in the Company’s annual report to shareholders for the applicable year.

(C)	Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries or business or geographical units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for 162(m) Awards: (i) stock price, (ii) earnings per share (diluted or basic), (iii) operating income, (iv) return on equity or assets, (v) cash flow, (vi) earnings before interest, taxes, depreciation and amortization (“EBITDA”), (vii) adjusted EBITDA, (viii) overall revenue or sales growth, (ix) expense reduction or management, (x) market share, (xi) total shareholder return, (xii) return on investment, (xiii) earnings before interest and taxes (“EBIT”), (xiv) net income, (xv) return on net assets, (xvi) economic value added, (xvii) shareholder value added, (xviii) cash flow return on investment, (xix) net operating profit, (xx) net operating profit after tax, (xxi) return on capital, (xxii) return on invested capital, (xxiii) achievement of savings from business improvement projects, (xxiv) capital project deliverables, (xxv) human resources management targets, including medical cost reductions and time to hire, (xxvi) leverage ratios including debt to equity and debt to total capital; (xxvii) debt reduction; (xxviii) new or expanded market penetration; (xxix) satisfactory internal or external audits; (xxx) revenues; (xxxi) Operating Profit Margin; (xxxii) Revenue Growth; and (xxxiii) any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Russell 2000 Index or a group of comparable companies.

(D)	Individual Performance Criteria. Payment of 162(m) Awards may also be contingent upon individual performance goals established by the Committee, including individual business objectives and criteria specific to an individual’s position and responsibility with the Company or its subsidiaries. If required for compliance with Section 162(m) of the Code, such criteria shall be approved by the stockholders of the Company.

(E)	Time for Establishing Performance Goals. Performance goals applicable to 162(m) Awards shall be established not later than the earliest to occur of (i) 90 days after the beginning of the calendar year applicable to such 162(m) Awards, (ii) after 25% of the period of service (as scheduled in good faith at the time the goal is established) related to such 162(m) Award has elapsed, or (iii) at such other date as may be required or permitted for “performance-based compensation” under Section 162(m) of the Code.

(F)

Payout of Awards. After the end of each applicable calendar year or Plan Cycle, the Committee shall determine the amount of any 162(m) Award payable to each Participant. The Committee may, in its discretion, reduce the amount of a payment otherwise to be made in connection with a 162(m) Award, and/or adjust the amount of a payment otherwise to be made in connection therewith to reflect the events or occurrences set forth in Section 7(B), but may not exercise discretion to increase any such amount in the case of any 162(m) Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code. For purposes of clarity, in the event that an adjustment made solely pursuant to Section 7(B) above results in the increase of a payment under a 162(m) Award that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee will not be deemed to have made an impermissible increase to the amount payable pursuant to that 162(m) Award. In addition to the provisions of Section 8(A), the Committee may specify the circumstances in which such a 162(m) Award shall be paid or forfeited in the event of termination of employment by an Employee prior to the end of the applicable calendar year or payment of such Award; provided, that, with respect to Awards intended to constitute “performance-based compensation” within the meaning of Section 162(m) of the Code, the Committee shall not take any action in this regard that would cause any such 162(m) Award to fail to so qualify.

(G)	Written Determinations. All determinations by the Committee as to the establishment of performance goals, the amount of any 162(m) Award, and the achievement of performance goals relating to and final payment of 162(m) Awards shall be made in writing in the case of any 162(m) Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code. The Committee may not delegate any responsibility relating to such 162(m) Awards.

(H)	Status of Awards under Section 162(m) of the Code. It is the intent of the Company that 162(m) Awards granted to Employees who are designated by the Committee as likely to be Covered Employees within the meaning of Section 162(m) of the Code and the regulations thereunder (including Treasury Regulation §1.162-27 and successor regulations thereto) shall, if so designated by the Committee, constitute “performance-based compensation” within the meaning of Section 162(m) of the Code and regulations thereunder. Accordingly, the terms of this Section 7, including the definitions of Covered Employee and other terms used herein, shall be interpreted in a manner consistent with Section 162(m) of the Code and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Employee will be a Covered Employee with respect to a calendar year that has not yet been completed, the term “Covered Employee” as used herein shall mean only an Employee designated by the Committee, at the time of grant of an award, who is likely to be a “covered employee” (as defined in Section 162(m) of the Code, Treasury Regulation §1.162-27 and successor regulations thereto) with respect to that calendar year. If any provision of this Incentive Plan as in effect on the date of adoption of any agreements relating to awards that are designated as intended to comply with Section 162(m) of the Code does not comply or is inconsistent with the requirements of Section 162(m) of the Code or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

8.	Miscellaneous Provisions.

(A)	Death or Disability. In the event of a Participant’s death or Disability, the Participant or his or her estate (as applicable) will receive a pro rata Individual Incentive Payment, based upon the Company’s performance during a Plan Cycle and the number of calendar days completed in the current Plan Cycle at the time of the death or Disability.

(B)	Unsecured Creditor. It is understood and agreed that the Company has only a contractual obligation to make payments of Individual Incentive Payments under this Incentive Plan and that such payments are to be satisfied out of general corporate funds that are subject to the claims of the Company’s creditors.

(C)	Change in Control. In the event of a Change in Control, the Incentive Plan will be assumed or comparably replaced by the Company’s successor. If the successor fails or refuses to assume or comparably replace the Incentive Plan, each Participant will receive a pro rata Individual Incentive Payment, based upon the number of calendar days completed in the current Plan Cycle multiplied by an Incentive Plan Pay-Out Percentage of 100%. Any such payment shall be a lump sum cash payment made within ten (10) days of a Change in Control; provided, however, that with respect to each Participant (or his or her estate, as applicable) who, pursuant to Section 8(A) above, is eligible to receive an Individual Incentive Payment for a given Plan Cycle without being Continuously Employed on the date such Individual Incentive Payment is paid, such Individual Incentive Payment shall be paid on or before the 15th day of the third month following the later of (a) the last day of the calendar year in which such Participant died or incurred a Disability, or (b) the last day of the Company’s taxable year in which such Participant died or incurred a Disability.

(D)	Reclassification. In the event that an Employee who is a Participant is reclassified or demoted to a position which would not then qualify such individual as a Participant, the Employee will nevertheless remain eligible to participate in the current Plan Cycle, provided that he or she remains in Continuous Employment. The Employee shall be ineligible, however, to participate in any new Plan Cycle, unless the Committee determines otherwise in its sole discretion.

(E)	Section 409A of the Code. Each Individual Incentive Payment under this Incentive Plan is intended to be exempt from Section 409A of the Code pursuant to the exception for short-term deferrals (within the meaning of the Treasury regulations issued under Section 409A of the Code), and the Incentive Plan shall be construed and interpreted in accordance with such intent to the maximum extent permitted by law.

(F)	Right to Offset. To the extent permitted by law, the Company shall have the right to offset against its obligation to deliver amounts under any Individual Incentive Payment any outstanding amounts of whatever nature that the Participant then owes to the Company.

9.	Limitations.

Neither the Incentive Plan nor any Individual Incentive Payment shall confer upon a Participant any right with respect to continuing the Participant’s employment relationship with the Company, nor shall it interfere in any way with the Participant’s right or the Company’s right to terminate such employment at any time, with or without cause.

10.	Amendment and Termination.

The Committee shall have the power to amend, suspend or terminate the Incentive Plan at any time, provided that no such amendment or termination shall adversely impair a Participant’s rights with respect to any Plan Cycle that has already commenced.

11.	Governing Law.

The Program shall be governed by the internal substantive laws, and not the choice of law rules, of the State of Delaware.

12.	No Right of Assignment.

No Participant shall have any right to assign, alienate, or otherwise transfer his or her rights, if any, under the Incentive Plan. Any purported assignment, alienation or transfer by a Participant of his or her rights under the Incentive Plan shall be null and void ab initio and of no force or effect.

Schedule A

TARGET INCENTIVE FACTORS FOR EACH PLAN CYCLE

Level	Target Incentive Factor
CEO	65%
Direct Reports to the CEO at the Vice President Level and above	32.5%
Other Management and Key Individual Contributors*	5 – 32.5%

*	As determined by the Plan Administrative Committee.

CIRRUS LOGIC, INC. 800 WEST SIXTH STREET AUSTIN, TX 78701

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on July 25, 2016. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/CRUS2016

You may attend the Meeting at noon Eastern Time on July 26, 2016 via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow on your proxy card and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on July 25, 2016. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	E11737-P80972 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CIRRUS LOGIC, INC.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following nominees:

1. Election of Directors		☐	☐	☐

Nominees:

01)	John C. Carter
02)	Alexander M. Davern
03)	Timothy R. Dehne
04)	Christine King
05)	Jason P. Rhode
06)	Alan R. Schuele
07)	William D. Sherman
08)	David J. Tupman

The Board of Directors recommends you vote FOR the following proposals:						For	Against	Abstain

2. Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 25, 2017.						☐	☐	☐

3. Advisory vote to approve compensation of the Company’s named executive officers.						☐	☐	☐

4. Approval of material terms of the amended 2007 Management and Key Individual Contributor Incentive Plan to comply with the requirements of Section 162(m) of the Internal Revenue Code.						☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.			☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Combined Form 10-K and Proxy Statement is available at www.proxyvote.com.

E11738-P80972

CIRRUS LOGIC, INC.

PROXY FOR 2016 ANNUAL MEETING OF STOCKHOLDERS

JULY 26, 2016 AT 11:00 A.M. (CENTRAL DAYLIGHT TIME)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of CIRRUS LOGIC, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated May 31, 2016, and the Company’s Annual Report on Form 10-K for the fiscal year ended March 26, 2016, and hereby appoints Thurman K. Case and Gregory Scott Thomas, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2016 Annual Meeting of Stockholders of CIRRUS LOGIC, INC., to be held on July 26, 2016 at 11:00 a.m. Central Daylight Time at www.virtualshareholdermeeting.com/CRUS2016, and at any adjournments or postponements thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote, if then and there personally present, on the matters set forth on the reverse side.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side